   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 30, 1999

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              ZAP.COM CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                 NEVADA                                 76-0571159                                  7319
    (STATE OF OTHER JURISDICTION OF                  (I.R.S. EMPLOYER                        (PRIMARY STANDARD
     INCORPORATION OR ORGANIZATION)               IDENTIFICATION NUMBER)             CLASSIFICATION CODE INCORPORATION)

                    ZAP.COM CORPORATION                                            AVRAM GLAZER
              100 MERIDIAN CENTRE, SUITE 350                           PRESIDENT AND CHIEF EXECUTIVE OFFICER
                 ROCHESTER, NEW YORK 14618                                      ZAP.COM CORPORATION
                      (716) 242-8600                                      100 MERIDIAN CENTRE, SUITE 350
         (ADDRESS, INCLUDING ZIP CODE OF PRINCIPAL                           ROCHESTER, NEW YORK 14618
          PLACE OF BUSINESS AND TELEPHONE NUMBER,                                 (716) 242-8600
            INCLUDING AREA CODE OF REGISTRANT'S                   (NAME, ADDRESS, INCLUDING ZIP CODE OF PRINCIPAL
               PRINCIPAL EXECUTIVE OFFICES)                           PLACE OF BUSINESS AND TELEPHONE NUMBER,
                                                                   INCLUDING AREA CODE OF REGISTRANT'S PRINCIPAL
                                                                                EXECUTIVE OFFICES)

                            ------------------------

                                   COPIES TO:

                             GORDON E. FORTH, ESQ.
      WOODS, OVIATT, GILMAN, STURMAN & CLARKE LLP 700 CROSSROADS BUILDING
                                TWO STATE STREET
                           ROCHESTER, NEW YORK 14614
                          TELEPHONE NO. (716) 987-2800
                          FACSIMILE NO. (716) 454-3968
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT DATE OR PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d)under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                                         PROPOSED
     TITLE OF EACH CLASS OF              AMOUNT TO           PROPOSED MAXIMUM        MAXIMUM AGGREGATE           AMOUNT OF
   SECURITIES TO BE REGISTERED         BE REGISTERED          OFFERING PRICE          OFFERING PRICE         REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value
per share........................      50,000,000(1)             $6.125(2)            $306,250,000(2)             $80,850
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a), the number of shares of common stock being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the last reported sales price on December 20, 1999 as quoted on the OTC Bulletin Board.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This registration statement covers the registration of 20,000,000 shares of common stock, $.001 par value per share, of Zap.Com Corporation ("Zap.Com") to be issued from time to time as payment for all or some portion of the purchase price for certain rights granted to Zap.Com with respect to one or more Web sites by Web site owners who join the ZapNetwork (the "Offering Registration"). This registration statement also covers the registration of up to an additional 30,000,000 shares of common stock, $0.001 par value per share, of Zap.Com to be issued from time to time as payment for all or some portion of the purchase price for one or more acquisitions of companies, businesses or assets complementary to Zap.Com's existing business (including future acquisitions of rights granted with respect to one or more Web sites) or which may be offered in connection with promotions or similar events or for sale or other distribution by persons who acquire such shares in the acquisitions or promotional events or by the donees of such persons or by other persons acquiring such shares (the "Shelf Registration"). The complete prospectus (the "Offering Prospectus") relating to the Offering Registration immediately follows this explanatory note. Following the Offering Prospectus are certain pages relating solely to the Shelf Registration (together with the remainder of the Offering Prospectus as modified as indicated below, including an alternate front and back cover page), (the "Shelf Prospectus"). The Shelf Prospectus will not include the information in the prospectus summary under the heading "Offering", or under the sections of the Offering Prospectus entitled "Use of Proceeds" and "Federal Income Tax Considerations", but includes a "Selling Stockholder" section. All other sections of the Offering Prospectus will be used in the Shelf Prospectus, except that a different Plan of Distribution section will be used. Each of the alternate or additional pages for the Shelf Prospectus included herein has been labeled "Alternate Page for Shelf Prospectus." If required, each of the prospectuses in the forms in which they are used after the registration statement becomes effective will be filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act of 1933, as amended.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED DECEMBER 30, 1999

PROSPECTUS

                                     [LOGO]

                               20,000,000 SHARES

                              ZAP.COM CORPORATION
                                  COMMON STOCK

     Zap.Com Corporation is a development stage company which seeks to build a branded global network of third party Web sites on which it will have the contractual right to deploy on a perpetual basis its multifunctional Internet banner, the ZapBox or other Internet properties it acquires or develops in the future. This prospectus relates to 20,000,000 shares of our common stock which we are offering to select owners of Web sites in exchange for these Web site rights. We are offering the shares of our common stock on a continuous basis pursuant to Rule 415 under the Securities Act of 1933 only during the period when the registration statement relating to this prospectus is effective.

     Our common stock is currently quoted on the OTC Bulletin Board under the symbol "ZPCM." As of December 20, 1999, we had 50,000,000 shares of common stock issued and outstanding. On December 20, 1999, the last reported sales price for our common stock(of which 16,500 shares traded) was $6.125

     AN INVESTMENT IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 6.

     Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               The date of this prospectus is             , 1999.

                               TABLE OF CONTENTS

Prospectus Summary..........................................    1
Risk Factors................................................    6
Special Note Regarding Forward-Looking Statements...........   21
Plan of Distribution........................................   22
Use of Proceeds.............................................   28
Dividend Policy.............................................   28
Price Range of Zap.Com Common Stock.........................   28
Capitalization..............................................   29
Selected Financial Data.....................................   31
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   32
Business....................................................   36
Management..................................................   47
Related Party Transactions..................................   50
Principal Stockholders......................................   53
Federal Income Tax Considerations...........................   53
Description of Securities...................................   54
Experts.....................................................   57
Legal Matters...............................................   57
Additional Information......................................   57
Index to Financial Statements...............................  F-1

                            ------------------------

     Our World Wide Web site is www.zap.com. Neither the information in this Web site, the ZapBox nor any of our other Internet properties nor any Web Site on the ZapNetwork is incorporated by reference into this prospectus.

     You should rely only on the information contained in this prospectus, the related registration statement and any documents incorporated by reference into the registration statement. Zap.Com has not authorized any person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it as having been authorized by Zap.Com. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus. This prospectus shall not constitute an offer to sell these securities, or solicitation of an offer to buy, in any jurisdiction where the offer or sale is not permitted.

     Zap.Com, ZapNetwork and ZapBox are some of our service marks.

                               PROSPECTUS SUMMARY

     You should read the following summary together with the more detailed information appearing elsewhere in this prospectus. The description of the ZapNetworks rights agreement and its various terms in this prospectus are based on the form of agreement we intend to seek from Web site owners as a condition to joining the ZapNetwork. Certain terms of the ZapNetwork rights agreement actually entered into with different web site owners may vary from our form of this agreement.

                              BUSINESS OF ZAP.COM

     Zap.Com Corporation was founded in April 1998 to create and operate a premier Internet network with a global market reach. Our goal is to make the ZapNetwork a leading advertising and e-commerce platform by offering a variety of services and benefits to users, Web site owners, advertisers and merchants. We plan to pursue this goal by building the ZapNetwork, which will be a network of third party Web sites that deploy on a perpetual basis our multifunctional Internet banner, the ZapBox or other Internet properties we acquire or develop in the future.

     Our business model involves the acquisition by us of contractual rights to space on third party Web sites, with each site's owner retaining the right to all other aspects of its Web site. We expect to deploy on a perpetual basis our ZapBox or other Internet properties in this space. We expect that the main form of consideration to be paid these owners will be our common stock.

     To date, our operations have consisted primarily of organizational and capital raising activities, research and analysis with respect to Internet industry opportunities, development of strategic relationships and the creation and launch of our homepage at www.zap.com and the first release of our multifunctional Internet banner, ZapBox 1.0. ZapBox 1.0 offers search, feedback e-mail, animated graphical links to ZapNetwork sites and the Zap.Com homepage. We are developing future releases of the ZapBox, which are expected to offer additional user functionality and ad serving and e-commerce capabilities. We have deployed ZapBox 1.0 on three Web sites owned and operated by our majority stockholder, Zapata Corporation, which include www.word.com, www.charged.com and www.pixeltime.com, and our homepage at www.Zap.Com. Zapata has agreed to continue this arrangement at its discretion and no legal or other financial obligations exist between the parties with respect to this arrangement. This initial network allows us to beta test ZapBox releases and the technology that will support the ZapNetwork. It also allows us to present a working model to prospective ZapNetwork participants.

     As of the date of this prospectus, we have not generated any, nor do we have any source of revenue. Therefore, to a significant extent, the description of our business in this prospectus is based on a business model and activities in the early execution stages.

     In the future, we may acquire or establish strategic relationships with Internet service organizations, electronic commerce companies and traditional companies that have attractive electronic commerce opportunities, including broadcasting, media, entertainment and communications companies. As of the date of this prospectus, we do not have any specific plans, proposals, arrangements or understandings with any Web site owner or anyone else for any acquisition, investment or similar transaction. At any given time, however, we may be in discussions or negotiations regarding any of these opportunities.

     Our business will be supported by a systems platform that is provided and maintained by third parties. We will also rely on third parties for facilities and hardware management, software programming and development and sales representation. We have entered into contracts with third parties for some of these services and plan to enter into additional contracts for the balance of these services.

     Our principal executive offices are located at 100 Meridian Centre, Suite 350, Rochester, New York 14618. Our telephone number is (716) 242-8600.

                                  RISK FACTORS

     We will be operating in a new industry and our business and securities involve a high degree of risk. The principal risks are described under "Risk Factors."

                                 RECENT EVENTS

     Prior to November 12, 1999, we were a wholly-owned subsidiary of Zapata. On November 12, 1999, Zapata distributed 477,742 shares of our common stock to its stockholders. In connection with the distribution, Zapata provided us with $9,000,000 as the capital contribution for 49,450,000 shares of our common stock. The contribution consisted of $8,000,000 in cash and the forgiveness of $1,000,000 of inter-company debt. In addition, in November 1999 our President and Chief Executive Officer, Avram Glazer, and his father, Malcolm Glazer, who owns approximately 44% of Zapata's outstanding common stock, contributed $1,100,000 to us in exchange for 550,000 shares of our common stock.

                    RELATIONSHIP BETWEEN ZAPATA AND ZAP.COM

     As of the date of this prospectus, Zapata holds 48,972,258 shares of our common stock, or 98% of our outstanding common stock. As a result, Zapata controls our management and policies and will be able to control substantially all matters submitted to our stockholders for consideration, including the election of directors and all proposals for merger, liquidation, sale of substantially all of our assets and charter amendments.

Officers and Directors

     Executive officers of Zapata also serve as executive officers of Zap.Com. In addition, Avram Glazer serves as a director of both corporations.

Contractual Arrangements

     On October 20, 1999, we entered into a services agreement with Zapata under which Zapata is required to provide us with general administrative services. The services agreement also provides that Zapata will bill Zap.Com for services based on an estimated cost basis for services provided. The services agreement may be terminated by either party on 120 days notice. On October 20, 1999, we also entered into an investment and distribution agreement, tax sharing and indemnity agreement and registration rights agreement with Zapata.

     On October 20, 1999, we entered into a consulting agreement with American Internetwork Sports Company, LLC to provide us with corporate, business and marketing advice on sports related aspects of Zap.Com's business. In exchange for these services, we entered into a warrant agreement with American Internetwork Sports that provides for the issuance of warrants to purchase in the aggregate up to 2,000,000 shares of Zap.Com common stock at an exercise price of $2.00 per share. These warrants will become exercisable on a cumulative basis in equal one-third amounts on each of the first three anniversary dates of the consummation of Zapata's distribution of our shares on November 12, 1999, unless earlier accelerated, and have a term of five years. The warrants will accelerate and become immediately exercisable if at any time Zap.Com terminates the consulting agreement without cause or there is a change in control of Zap.Com. American Internetwork Sports is owned and controlled by Avram Glazer's siblings.

                                  THE OFFERING

Eligible Subscribers             Web site owners who apply to become members of
                                 the ZapNetwork and offer to subscribe our shares in exchange for various rights with respect to their Web site as set forth in the ZapNetwork rights agreement which they must enter into with Zap.Com to join the network. We describe the ZapNetwork rights agreement on page 23 of this prospectus under the heading
                                 "Plan of Distribution -- ZapNetwork Rights
                                 Agreement." We will offer and sell our shares only to Web site owners located in those states where we have registered or qualified the shares being offered under this prospectus for sale or where an exemption is available for offering and selling these shares.

Common Stock Offered             20,000,000 shares.

Direct Offering                  This offering is being conducted by our
                                 officers without the use of any independent brokers. No underwriting discounts or commissions will be paid to our officers. We intend to solicit select Web site owners through various methods, including direct mail and appropriate online and off-line advertising.

Share Offering Price             We will pay each Web site owner a purchase
                                 price for the Web site rights granted to us.
                                 The purchase price will generally be payable only in shares of our common stock offered under this prospectus. Under the ZapNetwork rights agreement, the number of shares to be issued in payment of the purchase price will be based on a per share value to be determined on each of the six dates on which purchase price payments are due to the Web site owner. The rights agreement provides that the share price will be the higher of the average closing price of our common stock for the 20 days ending on the payment dates and the per share floor price in effect on the date the agreement is signed by the Web site owner. The per share floor price is established by our Board of Directors from time to time. As of the date of this prospectus, the per share floor price last established by our Board of Directors is $5.00.

Best Efforts and Continuous
Offering This offering is being made on a "best efforts" and continuous basis, with no minimum number of shares required to be sold. We may accept applications to our network and subscriptions for our shares at any time and from time to time until the offering expires or is withdrawn. In order to ensure that we have sufficient shares to satisfy our payment obligations under the ZapNetwork rights agreement that we enter into in connection with this offering, we will only accept subscriptions which have an aggregate purchase price equal to the number of shares offered multiplied by the applicable floor price.

Common Stock to be Outstanding
  After the Offering             Under the terms of the ZapNetwork rights
                                 agreement, the shares being offered under this prospectus generally will be issued over a seven year period. Until those shares are issued, we will reserve from our authorized but unissued shares the number of shares equal to the total purchase price due a Web site owner divided by the per share floor price in effect on the date that the Web site owner enters into a rights agreement with us. If all of the shares offered under this prospectus are subscribed and issued, we will have 70,000,000 shares outstanding if we issue no other shares prior to the last payment date. However, if the 20-day average closing price for our shares at one or more of the payment dates on which shares subscribed for in this offering are to be issued is greater than the applicable per share floor price, then we will issue fewer shares than we have reserved for issuance to those Web site owners. In addition, we have 5,000,000 shares reserved for options and warrants issued to or to be issued, including options and warrants for 2,578,000 shares previously granted at an exercise price of $2.00 per share.

Expiration Date                  The earlier of the date on which all of the
                                 shares offered by this prospectus have been subscribed based on the applicable per share floor price and July 1, 2000, unless withdrawn or extended by Zap.Com in its sole discretion.
                                 In no event will the offering end later than on December 31, 2000.

Joining the ZapNetwork           A Web site owner wishing to join the ZapNetwork
                                 by granting us various Web site rights and subscribing for shares in this offering in exchange for those rights can do so by following the procedures described under "Plan of Distribution -- How You Can Join the
                                 ZapNetwork."

Conditional Acceptance Into
the Network and Site
  Evaluation                     Each Web site owner whose ZapNetwork
                                 application we accept will initially be
                                 accepted into our network on a conditional basis for up to 120 business days after we sign the Web site owner's rights agreement. We will have the right to review and evaluate all aspects of the Web site during this period. As a result of this evaluation, we may elect not to continue the Web site owner in our network.
                                 If we elect not to continue as Web site owner in our network during the initial evaluation period, then neither party will have any legal or financial obligation to the offer in the absence of a breach of the ZapNework rights agreement by the Web site owner during this period.

                             SUMMARY FINANCIAL DATA

     The following tables set forth selected financial data derived from our audited financial statements. The audited balance sheets as of December 31, 1998 and September 30, 1999 and the related statements of operations, stockholder's deficit and cash flows for the periods then ended and the related notes are included elsewhere in this prospectus. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this prospectus.

                                                            FROM APRIL 2, 1998          FOR THE
                                                            (DATE OF INCEPTION)       NINE MONTHS
                                                                  THROUGH                ENDED
                                                             DECEMBER 31, 1998     SEPTEMBER 30, 1999
                                                            -------------------    ------------------
Revenues..................................................      $        --           $         --
Expenses
  General and administrative..............................              793              1,411,548(1)
Loss before income taxes..................................             (793)            (1,411,548)
                                                                -----------           ------------
Benefit from income taxes.................................               --                     --
                                                                -----------           ------------
Net loss..................................................      $      (793)          $ (1,411,548)
                                                                ===========           ============
Per share data (basic):
  Net loss per share......................................      $      (.00)          $       (.03)
                                                                ===========           ============
Average common shares and common share equivalents
  outstanding.............................................       49,450,000             49,450,000
                                                                ===========           ============

---------------
(1) Includes approximately $325,000 of costs incurred as of September 30, 1999 in connection with a rights offering abandoned by Zap.Com in September 1999.

     The following balance sheet data is presented:

     - On an actual basis;

     - On a pro forma basis to give effect as of September 30, 1999 to Zapata's contribution of $9,000,000, consisting of $8,000,000 in cash and $1,000,000 in inter-company debt forgiveness, and the Glazers' $1,100,000 cash contribution as payment for 550,000 shares; and

     - On a pro forma as adjusted basis to give effect as of September 30, 1999 to the issuance of the 20,000,000 shares offered by this prospectus at the assumed per share floor price of $5.00. We will capitalize the issuance of these shares at the purchase price due to the Web site owner who is entitled to receive them and ratably amortize this amount over the payment period. See "Place of Distribution -- ZapNetwork Rights Agreement."

                                                                                  AS OF SEPTEMBER 30, 1999
                                                         AS OF          ---------------------------------------------
                                                      DECEMBER 31,                          PRO           PRO FORMA
                                                          1998            ACTUAL           FORMA         AS ADJUSTED
                                                      ------------      -----------      ----------      ------------
Balance sheet data:
Cash and cash equivalents.......................         $  --          $    23,401      $9,123,401      $  9,123.401
  Total assets..................................            --               62,283       9,162,283       109,162,283(1)
  Total liabilities.............................           783            1,474,614         474,624           474,624
  Total stockholders' (deficit) equity..........          (783)          (1,412,331)      8,687,659       108,687,659(1)

---------------
(1) The actual amount of total assets and total stockholders' equity will be less than the presented pro forma as adjusted figures if the per share value of the shares issued to Web site owners under their respective ZapNetwork rights agreements is below the $5.00 per share floor price used for determining this figure. If this occurs, then the intangible assets acquired from the Web site owners in the form of Web site rights will be reduced and total assets and total stockholders' equity will decrease by the same amount. In addition, subsequent increases, if any, to the per share floor price by the Board of Directors would result in an increase to the actual amount of the total assets and total stockholders' equity from the presented pro forma as adjusted figures to the extent of Web site rights acquired after the floor price increase.

                                  RISK FACTORS

     You should be aware that an investment in our common stock involves a high degree of risk. The principal risks are described below. We urge you to carefully consider these risk factors together with all of the other information included in this prospectus, including our financial statements and the related notes, before investing in our common stock. Our business, prospects, operating results and financial condition could be adversely affected by any of these risks. Further, the trading price of our common stock could decline significantly due to any of these risks.

OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT TO EVALUATE OUR BUSINESS AND PROSPECTS

     We were founded in April 1998. To date, our activities have consisted primarily of organizational and capital raising activities, research and analysis with respect to Internet industry opportunities, development of strategic and commercial relationships and the creation and launch of our homepage, the ZapBox 1.0 and the ZapNetwork. As of the date of this prospectus, we have a limited operating history which makes it difficult to evaluate our business and its prospects.

WE FACE MANY RISKS IN ESTABLISHING A NEW BUSINESS ENTERPRISE

     As a recently formed company, we face all of the risks associated with establishing a new business enterprise in the Internet industry. In addition, our revenue model is evolving and is expected to rely substantially upon the use of our network by advertisers, direct marketers and merchants either by themselves or in a strategic relationship with us. Our prospects must be considered in light of the risks, expenses and problems frequently encountered by companies in their early stages of development, particularly companies in new and rapidly evolving markets like the Internet, using unproven business models. To address some of these risks we must successfully:

     - finalize development of future releases of our banner which incorporate additional functionality;

     - build and maintain the ZapNetwork by having Web site owners join our network;

     - develop and formalize strategic and commercial relationships with third parties for services in areas critical to the successful execution of our business model, including organizations that have sales, software, hardware, Web site traffic measurement and technical and Internet industry expertise;

     - attract, retain and motivate qualified personnel;

     - market the ZapNetwork to potential customers, including advertisers, direct marketers, merchants and others;

     - manage the expansion of our operations; and

     - anticipate and adapt to changes in our market and competitive developments.

     We cannot be certain that our business strategy will be successful or that we will successfully address any or all of these risks or any of the other risks described in this prospectus. Our failure to address these risks will present significant obstacles to our ability to achieve and sustain profitability.

WE HAVE NO PRESENT SOURCE OF REVENUES; TO GENERATE REVENUES, WE WILL NEED TO GROW OUR NETWORK WHICH WE CANNOT GUARANTEE WILL OCCUR.

     As of the date of this prospectus, we do not have any source of revenue. Our ability to generate revenues will depend on our ability to have Web sites owners join the ZapNetwork and to select sites that are attractive to potential customers. We do not expect to generate any revenues from the ZapNetwork until it has grown to a size which is attractive to potential advertising customers and e-commerce partners. As of the date of the prospectus we have no present plans, proposals, arrangements or understandings with any Web site owners to join our network. Further, we have not confirmed the interests of Web site owners in the ZapNetwork and, therefore, we cannot assure you that Web site owners will want to join our network. Please see "Business -- Web Site Owner Recruiting." If we are unable to attract a sufficient number of Web site owners to our network to commence sales, it would adversely effect our ability to generate revenues and would impede our growth. Further, we cannot assure you that our network will ever achieve the size necessary to attract customers or e-commerce partners, or, if we do, that we will ever achieve sufficient revenues to become profitable. Even if we do attract a sufficient number of Web site owners, we cannot assure you that we will be able to integrate these Web sites into our network without substantial unanticipated costs, delays or other problems. We also may be unable to anticipate all of the changing demands that successive admissions of Web sites to our network will impose on our management personnel, operational and management information systems and financial systems or those of Zapata with whom we have a services agreement. Please see "Business -- Web Site Owner Recruiting" and "Management's Discussion and Analysis of Financial Condition and Results of Operation."

WE ANTICIPATE SIGNIFICANT LOSSES AND NEGATIVE OPERATING CASH FLOW FOR THE FORESEEABLE FUTURE

     As of September 30, 1999, we had a deficit accumulated during the development stage of $1,412,341. We anticipate that, for the foreseeable future, we will incur substantial operating losses and negative operating cash flow as we execute our business model and obtain and integrate the necessary technology, systems and supporting infrastructure, increase the number of Web sites that belong to our network, develop our brands, hire additional employees and expand our business. We also anticipate significant charges arising from the consideration we plan to pay Web site owners who join the ZapNetwork and in connection with promotions or similar events. As a result, in order to achieve and maintain profitability, we will need to establish and grow our network and attract and retain customers which we cannot assure you will occur. Please see "Risk Factors -- We Have No Present Source of Revenue; To Generate Revenues We Will Need to Grow Our Network and We Cannot Guarantee That This Will Occur" and "Management's Discussion and Analysis of Financial Condition and Results of Operation." To the extent that revenue does not grow at anticipated rates, or that increases in operating expenses are not followed by commensurate increases in revenue, or if we are unable to adjust operating expense levels accordingly, our business, results of operations and financial condition will be materially and adversely affected. There can be no assurance that we will ever achieve profitability. If we do achieve profitability, we cannot be certain that we would be able to sustain or increase profitability on a quarterly or annual basis in the future.

OUR BUSINESS MODEL AND ITS POTENTIAL FOR PROFIT IS UNPROVEN

     Our business is based on an unproven model. As a result, the profit potential for our business model is also unproven. Even if our network is successfully developed, our success will largely depend on our ability to generate and substantially increase advertising and e-commerce related revenues. We cannot assure you that the market for our services will develop or become sustainable. Either of these situations could have a material adverse effect on our ability to generate revenues and would impede our growth. In addition, as our business model evolves, we may introduce new pricing models and new products and services which may adversely affect our margins, significantly increase our operating expenses and adversely affect our operating cash flow.

WE WILL ONLY BE ABLE TO EXECUTE OUR BUSINESS PLAN IF INTERNET USAGE GROWS

     Our future success is highly dependent on an increase in the use of the Internet as a medium for commercial activities, including advertising, direct marketing, for-fee content delivery and other commerce. The Internet market is at a very early stage of development, is rapidly evolving and is characterized by an increasing number of entrants that are introducing or developing competing products and services. As is typical in the case of a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services is uncertain and have a high level of risk. Because the Internet market is new and evolving, we cannot predict with any assurance the market's size, growth rate or durability.

     Most of our potential network customers will have only limited experience with the Web as a commercial medium and may not find it to be an effective way to carry-on business. Consequently, they may allocate only limited portions of their budget to Internet based advertising and transactions. Our ability to generate revenues will depend on these potential customers accepting and utilizing the Internet's new and novel emerging method of conducting business and exchanging information.

WE ARE IN THE PROCESS OF DEVELOPING FUTURE RELEASES OF THE ZAPBOX, AND IT MAY BE DIFFICULT TO FINALIZE DEVELOPMENT OF THESE RELEASES

     We have created ZapBox 1.0, which is a multifunctional banner that offers search, feedback e-mail, animated graphical links to ZapNetwork sites and the Zap.Com homepage. Our business model relies on the addition of ad serving and e-commerce capabilities to the ZapBox. We are currently in the process of developing future releases of the ZapBox with these and other functions. The timing and success of these versions of the ZapBox is unpredictable due to the uncertainty of several technical parameters, including bandwidth requirements and browser compatibility. We cannot guarantee that the development of these future versions our banner will be successfully finalized and introduced. In addition, the current or any future version of the ZapBox may contain undetected errors when first made available, which could result in additional expense to us and also result in a loss or delay of market acceptance of the banner or other Internet property and disruption to the operation of our network. Any of these events would have a material adverse affect on our ability to generate and grow revenues and could result in incurring additional expenses that may not be recovered.

IF BANNER PROGRAMMING BECOMES AN INEFFECTIVE BUSINESS METHOD, OUR BUSINESS, REVENUES, OPERATING RESULTS AND PROSPECTS WILL SUFFER

     Banner advertising, from which we expect to derive substantially all of our revenues, may not be an effective business model in the future. There are currently no widely accepted standards to measure the effectiveness of Internet banners and we cannot be sure that these standards will develop to sufficiently support the use of banners as a significant medium for delivery of advertising, e-commerce and other information. Potential ZapNetwork customers may not accept our (or third party) measurements of impressions on the ZapNetwork and these measurements may contain errors. This could adversely affect our business and our ability to generate revenues. Even if new methods of measuring effectiveness are developed, we may not be able to take advantage of them. Moreover, inexpensive "filter" software programs that limit or prevent banners from being delivered to a user's computer are currently available. The widespread adoption of this software or the actual or perceived ineffectiveness of a network of banners in general, could threaten the commercial viability of our business and limit our long-term growth.

WE MAY FAIL TO MEET MARKET EXPECTATIONS BECAUSE OF FLUCTUATIONS IN OUR QUARTERLY OPERATING RESULTS, WHICH COULD CAUSE OUR STOCK PRICE TO DECLINE

     Our limited operating history makes it difficult for us to assess the impact of seasonal factors of our business. We expect, however, that our revenues and operating results will fluctuate significantly quarter-to-quarter in the future due to a number of factors, some of which are beyond our control. These factors include:

     - the addition of new, or loss of, network customers or the addition to, or loss of Web sites from, the ZapNetwork;

     - the price paid to Web site owners for joining the ZapNetwork and related costs;

     - user traffic levels and the number of impressions on Web sites that belong to the ZapNetwork;

     - demand for advertising on the ZapNetwork by future customers and the success of any e-commerce opportunities for the ZapNetwork;

     - seasonal fluctuations in revenue;

     - changes in the growth rate of Internet usage;

     - changes in our pricing policies or those of our competitors for different uses of the ZapNetwork;

     - the commitment of budgets for businesses to Internet advertising and use;

     - the mix of revenues from different uses of the ZapNetwork by our future customers and e-commerce partners;

     - the timing and amount of costs relating to building our network and expanding our operations, including infrastructure technology and business systems, brand development and personal hiring and training;

     - the introduction of new solutions by us or our competitors; and

     - general economic and market conditions.

     Due to all of these factors you should not rely on quarter-to-quarter comparisons of our revenues and operating results as an indication of future performance. In addition, due to our limited operating history and our unproven business model, we cannot predict future revenues or operating results accurately. It is likely that in some future periods our revenues and operating results may be below the expectations of public market analysts and investors and this would almost certainly affect adversely the trading price of our common stock. Please see "Management's Discussion of Analysis of Financial Condition and Results of Operation".

A DECLINE IN TRAFFIC ON, OR LOSS OF WEB SITES BELONGING TO OUR NETWORK COULD RESULT IN REDUCED REVENUES

     Our near-term and long-term prospects will be significantly dependent upon the performance of the Web sites who join the ZapNetwork, including the quality of their content or other offerings and the level of traffic on their sites. Management's assessment of a particular Web site candidate for our network may not prove to be correct. Additionally, we will have no control over these factors and our ability to generate revenues and grow would be significantly impeded by declines in the quality or traffic levels of Web sites that belong to our network, or if one or more material Web sites discontinues its business or becomes bankrupt or insolvent.

     Each Web site owner who joins the ZapNetwork will enter into a contract with us providing for a perpetual right to deploy the ZapBox or any other Internet properties we develop or acquire in the future, throughout its Web sites. In the event that a Web site owner breaches its ZapNetwork rights agreement at any time and denies us access to its Web sites, one of our remedies will be to pursue a court order for specific performance. A court, however, may find that money damages are adequate and refuse to issue this type of order despite the irreparable harm that we believe will occur. If either a Web site owner whose site is material to the network or a material number of Web sites which belong to the network engage in that type of conduct and the presiding courts refuse to specifically enforce the participants' contracts with us, we might be unable to honor obligations to our customers and our ability to generate revenues and grow would be significantly impeded.

OUR DATABASE MAY CONTAIN INACCURACIES THAT COULD REDUCE THE VALUE OF OUR INFORMATION

     The effectiveness of targeting on our network will be largely dependent upon the accuracy of profile information contained in the databases we assemble. This data will initially be collected from those Web site owners who belong to our network and, therefore, the quality of this data will be dependent on those Web site owners. Thus, we cannot be sure that the information which will be developed from our database will be accurate or that network customers will be willing to rely on targeting based on our database which may contain these potential inaccuracies. This could adversely affect our ability to secure or continue customer relationships which could adversely affect our ability to generate and grow revenues. Please see "Business -- Intellectual Property".

WE WILL RELY ALMOST EXCLUSIVELY ON THIRD PARTY TECHNOLOGY AND SERVICE PROVIDERS THAT WE DO NOT CONTROL

     In order to support the ZapBox, we must develop and acquire the supporting infrastructure. For example, we currently expect to rely on EMC, Inc. to provide us with connectivity to the Internet and to provide us with the necessary software to address certain operational aspects of our network. We have entered into a letter of intent with EMC to provide us with those services. We expect to enter into a sublicense agreement with EMC for the Doubleclick Ad Server software platform. The Ad server software is being sublicensed to address the complex task of distributing the advertising banner on our network, managing banner space and measuring page views from the ZapNetwork. To the extent that material difficulties are encountered in bringing DoubleClick's systems on-line, we will need to acquire an alternative solution. Our loss of, or inability to maintain or obtain upgrades to the technology licenses or hardware solutions used in our operating infrastructure by us or third parties could result in delays, which would adversely effect our ability to operate our network. This would cause our business and operating results to suffer until equivalent technology and hardware solutions could be identified and implemented. If we are unable to maintain satisfactory relationships with third parties who provide services or products necessary to operate our network on acceptable commercial terms, or the quality of products and services provided by these third parties falls below a satisfactory standard, we could experience a disruption in the delivery of programming to our network, which could have a negative impact on our network and, hence, our business and operating results. A failure to complete the development of our infrastructure or to do so without substantial delay or cost will have a material adverse impact on our ability to generate revenue.

     We also expect to rely on third-party service providers for a number of operational aspects critical to our business plan. These providers include experienced media representation agencies, Web site traffic measurement firms, content providers, customer service providers and others. We currently have some of these arrangements in place and we cannot assure you that we will be able to secure all other arrangements necessary to operate our business. If we fail to secure additional necessary arrangements, or to do so in a timely manner and on commercially reasonable terms, it will have a material adverse effect on our ability to commence sales efforts and to generate revenues. The termination of any of these relationships in the future after they have been established could have the same effect and could impair our relationships with customers and have a negative impact on our revenues. Further, if any of the third-parties change their terms or terminate their relationships, we may need to incur additional costs to replace those service providers and to bring the new service providers up-to-date with our then current operations. Please see "Business -- Operating Infrastructure and Technology Platform," and "-- Sales, Marketing and Customer Service".

THE FAILURE OF COMPUTER SYSTEMS USED BY US OR THIRD PARTIES COULD HARM OUR OPERATIONS AND REVENUES

     The continuing and uninterrupted performance of computer systems used by us, third parties performing services for us and Web site participants in our network is critical to our success. Customers may become dissatisfied by any system failures that interrupt our ability to deliver programming over our network accurately to the targeted audience and without significant delay to the viewer. Sustained or repeated system failure would reduce the attractiveness of our solutions to our customers. Slower response time or significant disruptions may also result from straining the capacity of the software used in our network or the hardware connected to our network due to an increase in the volume of programming delivered to our network. If these circumstances arise, our efforts to rectify the situation may result in significant additional expenses. To the extent that any capacity constraints or system failures are not adequately addressed, it would adversely effect the delivery of programming to our network, the number of Zap.Box views received by our customers and our revenues and we may need to incur significant expenses to rectify the situation.

     Similar to all computer and communication systems, systems used in our business could be damaged by earthquake, fire, floods, power loss, telecommunications failures, break-ins and like events. In addition, interruptions in our network programming could result from the failure of our telecommunications providers to provide the necessary data communications capacity in the time frame we require. Despite precautions we have taken, unanticipated problems affecting systems supporting our network may at some point in the future
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

cause interruptions in the delivery of programming to our network. Despite security measures, our servers are also vulnerable to computer viruses, physical or electronic break-ins and other disruptive problems, which could lead to interruptions, delays, loss of data or cessation in service to our network. We do not now and will not for the foreseeable future maintain business interruption insurance. Any system failure that causes interruption or an increase in download time of our ZapBox or other Internet properties to Web sites could delay programming to the ZapNetwork and, if sustained or repeated, could reduce the attractiveness of the network to customers.

WE EXPECT TO INCUR SIGNIFICANT EXPENSES FOR COMPENSATION PAID TO WEB SITE OWNERS FOR JOINING OUR NETWORK

     We expect to incur significant charges for the consideration we plan to pay Web site owners for joining and belonging to the ZapNetwork in connection with this and future offerings. To the extent we pay this consideration in shares of our common stock, we will account for it at fair value on the date of issuance. We expect to amortize these charges over future periods and that the reduction in net income resulting from these charges will have a material and adverse impact on earnings.

IF WE ARE UNABLE TO RAISE NECESSARY CAPITAL IN THE FUTURE, WE MAY BE UNABLE TO MEET OUR FUTURE CAPITAL NEEDS

     Our business model is dependent on a significant number of Web Site owners joining our network as a result of being paid for the right to deploy the ZapBox, or other Internet properties we develop or acquire in the future, throughout their Web sites. We expect that the main form of consideration to be paid these Web site owners will be our common stock. Since our common stock started trading on November 30, 1999, our common stock has been thinly traded. If a more active trading market does not develop in, or develops and is not maintained in our common stock, Web site owners considering joining the ZapNetwork may be unwilling to accept our common stock as consideration for joining and belonging to the network. Under these circumstances, we may be required to use cash to initiate and possibly maintain the growth of our network.

     We have limited cash resources available for payment to potential ZapNetwork participants and Zapata does not have an obligation to contribute additional funds to us. Although we are not prohibited from raising additional capital by any of the arrangements between Zapata and us, Zapata's control of approximately 98% of our outstanding common stock and the significant potential for percentage dilution of a potential investor's percentage ownership in our common stock presented by our business model may make it difficult for us to raise additional capital in the future or to raise capital on terms favorable to us. Zapata's control may deter potential investors from investing in Zap.Com because Zapata's voting control over Zap.Com will make it more difficult for a third party to acquire us even if a change of control could benefit our stockholders by providing them with a premium over the then current market price of their shares. This may also adversely affect the market value and liquidity of our common stock and our ability to issue additional common stock.

     If we raise additional funds in the future through the issuance of equity, equity-related or debt securities any or all of those securities may have rights, preferences or privileges senior to those of the rights of our common stock and our stockholders may also experience significant dilution.

OUR BRAND MAY NOT ACHIEVE THE BROAD RECOGNITION NECESSARY TO SUCCEED AND BUILDING BRAND IDENTITY IS LIKELY TO BE EXPENSIVE

     We believe that quality recognition and perception of the Zap.Com brands is vital to our success. Development and continued awareness of our brands will depend largely on our success in establishing and maintaining a position as a leading Internet business that operates a high quality network which is valuable to both potential customers, like advertisers and e-commerce partners, and Web site owners who are potential ZapNetwork participants. We cannot assure you that we will be able to establish and maintain this position. In order to promote and maintain our brands, we expect to incur significant expenses. In addition, the development of our brand names depends, to a significant degree, on the protection of our trademarks and trade names, which cannot be assured. Please see "Risk Factors -- Our Intellectual Property Rights May Be

Difficult to Protect". If our brand enhancement strategy is unsuccessful, these expenses may never be recovered and we may be unable to realize significant revenue and our ability to succeed will be seriously impeded.

OUR INTELLECTUAL PROPERTY RIGHTS MAY BE DIFFICULT TO PROTECT

     We protect our proprietary rights through a combination of patent, copyright, trade secret and trademark law. A provisional patent application has been filed in the United States Patent and Trademark office that is directed at three different aspects of the business processes we plan to employ in our business. A provisional patent application is a type of application under which a patent will not issue, but which will provide a priority date for a regular patent application that is filed within a one year period following the filing of the provisional patent application. We also currently have pending in the United States Patent and Trademark Office application for the registration of the "Zap.Com," service mark. In addition, in the future we intend to file additional applications with the United States Patent and Trademark Office, and where appropriate, in foreign jurisdictions, to attempt to register trademarks/service marks that we adopt. We also generally enter into confidentiality agreements with our employees, consultants and corporate partners to control access to, and distribution of, proprietary information.

     We cannot assure you that a patent will ever be issued on our pending provisional patent application or that our pending trademark application will be approved. Further, we can not assure you that if issued or approved, the patent or registered marks will not be successfully challenged by others or invalidated through administrative process or litigation. We also do not know if the pending or future applications will be issued within the scope of the claims sought.

     If a patent is issued on the final application, it is possible that:

     - if there are variations in the application of the business model claimed in the patent to the products and services we offer in the future, the patent, if issued, may not be effective in preventing one or more third parties from utilizing a copycat business model to offer the same product or service in one or more categories; and

     - a competitor may develop and utilize a business model that appears similar to the system described in the final patent application, but which has sufficient distinctions that it does not fall within the scope of any patent which may arise from this type of application.

     We plan to collect and utilize data derived from user activity on the ZapBox, the ZapNetwork and the Web sites on our network. We plan to use this data for ad targeting and delivery of other programming on, and predicting performance of, our network. We cannot assure you that any trade secret, copyright or other protection will be available to protect this information.

     The validity, enforceability and scope of protection of proprietary rights in Internet-related businesses is uncertain and still evolving. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as they do in the United States. Our means of protecting our proprietary rights in the United States or abroad may not be adequate and competitors and third parties may infringe or misappropriate our proprietary rights.

     In addition, claims may be asserted against us in the ordinary course of our business, including claims of unfair competition, dilution or alleged infringement of the trademark/service marks and other intellectual property rights of third parties by us, the Web site owners who belong to the ZapNetwork or strategic partners. For example, Zapata and an affiliated entity were named in a trademark infringement and dilution action last year for use of the "ZAP" mark. Please see "Business -- Intellectual Property." Further, because patent applications in the United States are not publicly disclosed until the patent is issued, an application may have been filed which relates to our proposed services and processes. Infringement and similar claims and any resulting litigation could subject us to significant liability for damages and could result in the invalidation of our proprietary rights. In addition, even if we prevail, this type of litigation could be time consuming and expensive to defend, and could result in the diversion of our time and attention. Any claims or litigation commenced by third parties may also result in limitations on our ability to use the trademarks/service marks and other intellectual property unless we enter into arrangements with the third parties responsible for those claims or suits which may be unavailable on commercially reasonable terms.

     In addition, inasmuch as we expect to license a substantial portion of our content from third parties, our exposure to copyright infringement actions, trademark/service mark infringement actions and dilution actions may increase because we must rely upon those third parties for information as to the origin and ownership of the licensed content. We plan to obtain appropriate representations and indemnities to cover these risks; however, we cannot assure you that the representations will be accurate or the indemnities sufficient to compensate for the breach of any of those representations.

IT MAY BE DIFFICULT TO PROTECT OUR DOMAIN NAMES AND ASSOCIATED GOODWILL

     Domain names are Internet addresses for accessing Web sites that are registered with Network Solutions, Inc. ZAP.COM is currently the registered holder of 60 Internet domain names. The most important of these domain names is our home page at www.zap.com. The purpose of registering domain names other than www.zap.com is to provide a medium through which Zap.Com can execute marketing activities. As of the date of this prospectus, we have not developed operational sites for most of these 59 other domain names. If developed, these sites are expected to support and compliment the content of ZapNetwork sites.

     Third parties may submit false registration data to Network Solutions, Inc. attempting to transfer one or more of our domain names to their control. Third parties have challenged our rights to use some of our domain names, and we expect that they will continue to do so. We cannot guarantee you that third parties will not in the future be successful in having transferred to them, or challenging our right to use, domain names which we have registered.

     There is also a possibility of the enactment of laws and/or regulations regarding domain names which could have an adverse effect on our registered domain names. Further, regulatory bodies could make changes to the existing registration system for domain names. Therefore, our domain names may lose their value, or we may have to obtain entirely new domain names in addition to or in lieu of our registered domain names if reform efforts result in a restructuring in the current system. Therefore, we could lose our domain names or be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names, trademarks/service marks and other proprietary rights.

WE MAY HAVE DIFFICULTY INTEGRATING ACQUIRED BUSINESSES OR GENERATING ACCEPTABLE RETURNS FROM FUTURE ACQUISITIONS OR INVESTMENTS

     We may in the future make selective acquisitions or strategic investments in complementary businesses, products, services or technologies. If we buy a company, we could have difficulty in integrating and assimilating that company's operations, technologies, products and personnel. In addition, the key personnel of the acquired company may decide not to work for us, leaving us without any experience in a new market. These difficulties could disrupt our ongoing business and distract our management and employees. We may not successfully overcome these and other problems encountered in connection with potential acquisitions or strategic investments. In addition, an acquisition could materially impair our operating results by diluting our stockholders' equity, causing us to incur additional debt or requiring us to amortize acquisition expenses and acquired assets.

WE MAY BE UNABLE TO MANAGE OUR GROWTH EFFECTIVELY WHICH COULD CAUSE OUR BUSINESS AND OPERATING RESULTS TO SUFFER

     To meet our growth strategy, our operations must rapidly and significantly expand. This growth will place a substantial strain on our limited management, operational and financial resources and systems. To integrate all Web sites which join our network and to manage the growth of our operations will require the development and implementation of our operational and financial systems, procedures and controls and training, managing and expansion of our employee base. Our management will also be required to establish and maintain relationships with customers, Web site owners participating in the ZapNetwork and strategic and commercial partners and to maintain control over our strategic direction in a rapidly changing environment. We cannot provide any assurance that we will be able to effectively manage the expansion of our operations or that the systems we develop and implement or procedures or controls that we adopt will be adequate to support the rapid execution necessary to fully exploit the market opportunity we have identified. If we do not manage our growth effectively, our business and operating results may suffer.

OUR MANAGEMENT DOES NOT HAVE EXPERIENCE IN ACQUIRING, BUILDING OR
MANAGING AN INTERNET NETWORK

     Our senior management's only experience in managing an Internet related business has been their oversight of Zapata's Word and Charged Webzines. They have not had any previous experience managing a network based Internet company. We cannot guarantee you that our management will be able to effectively implement our business model. To address this, we may add key personnel in the near future. Competition for personnel with Internet experience is intense due to the competitive nature of the job market. If we do not succeed in attracting new employees with the appropriate experience and skills or retaining and motivating our current and future employees, our business could suffer significantly. Please see "Management".

INTERNATIONAL EXPANSION MAY IMPOSE ADDITIONAL COSTS ON US THAT WE MAY NOT BE ABLE TO RECOVER

     We may pursue in the future international operations and international sales and marketing efforts. International operations have inherent risks, including:

     - changes in regulatory requirements;

     - reduced protection for intellectual property rights in some countries;

     - potentially adverse tax consequences;

     - general import/export restrictions relating to encryption technology and/or privacy;

     - difficulties and costs of staffing and managing foreign operations;

     - political and economic instability either domestically or internationally;

     - fluctuations in currency exchange rates; and

     - seasonal reductions in business activity during the summer months in Europe and in other parts of the world.

Each of these risks may impose additional costs on our business which we may not be able to recover.

MANY OF OUR COMPETITORS HAVE SUBSTANTIALLY GREATER RESOURCES, LONGER OPERATING HISTORIES, ESTABLISHED CUSTOMER BASES AND BROADER PRODUCT OFFERINGS

     Our initial competitors include DoubleClick, 24/7 Media, Flycast Communications, TeknoSurf and ClickAgents and other Internet advertising networks and providers of advertising inventory management products and services, such as AdForce, Accipiter and Valueclick. Other competitors include large and established companies like Microsoft, America Online, CNET, CNN/Time Warner, Excite@Home, Yahoo!, Disney (which owns the GO Network) and Lycos. We also compete for advertising with other Web site publishers as well as traditional media like television, radio, print and outdoor advertising.

     We expect our competition to be intense and to continue to increase because there are no substantial barriers to entry. The level of competition is also likely to increase as current competitors increase the sophistication of their offerings and as new participants enter the market. In the future, as we expand our service offerings, we expect to encounter increased competition in the development and delivery of our services. In addition, new technologies and the expansion of existing technologies may increase competitive pressures on us. Increased competition is likely to put downward pressure on pricing and gross margins. Further, many of our existing and potential competitors have substantially greater financial, technical and marketing resources than we do, longer operating histories, greater name recognition, established customer bases and broader product and service offerings than we do. As a result, we may be unable to secure and grow a customer base which would adversely affect our ability to generate and grow revenues. Please see "Business -- Competition".

OUR COMPUTER SYSTEMS, AND THE SYSTEMS OF OTHERS WE DEPEND ON, MAY NOT OPERATE PROPERLY BECAUSE OF THE YEAR 2000 PROBLEMS

     Many currently installed computer systems and software products are coded to accept or recognize only two digit entries in the date code field. These systems and software products will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, computer systems and/or software used by many companies and governmental agencies may need to be upgraded to comply with the Year 2000 requirements or risk system failure or miscalculations causing disruptions of normal business activities. Significant uncertainty exists in the software industry concerning the potential effects associated with these compliance issues. Additionally, the Internet could face service disruptions arising from the Year 2000 problem.

     We are taking actions to ensure that external suppliers and service providers who we engage use systems that will be able to support our needs and, where necessary, interoperate with hardware and software infrastructure that we are acquiring in preparation for the Year 2000. We do not anticipate that any these external suppliers or service providers will experience Year 2000 problems which may result in unanticipated material costs to us. In addition, the ZapNetwork site participants may also be impacted by Year 2000 complications. Any failure by Web sites that belong to our network to make their sites Year 2000 compliant could disrupt delivery of programming to the site and the operation of the site and the ZapNetwork. If a material number of sites in our network experience this type of trouble, it could effect our ability to deliver programming to our network which could adversely affect our ability to fulfill obligations to customers and to generate revenues. Please see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Year 2000".

     Zap.Com has no contingency plan to address situations that may result if it is unable to achieve Year 2000 compliance. The failure to have a contingency plan in place could have a material effect on our business, prospects, results of operations and financial condition. Please see "Management's Discussion and Analysis of Financial Condition and Results of Operation -- Year 2000".

IF THE WEB INFRASTRUCTURE WERE TO FAIL, WE WOULD NOT BE ABLE TO DELIVER PROGRAMMING TO OUR NETWORK

     Our future success substantially depends, among other things, upon the continued expansion and maintenance of the Web infrastructure as a reliable network backbone on which we can transmit programming to our network. This requires the necessary speed, capacity and security and timely development of enabling products like high speed modems, for providing reliable Web access and services. We can provide no assurance that the Web infrastructure will continue to be able to support the growing demands placed upon it as the Web continues to grow in terms of the number of users, the frequency of users and the increased bandwidth requirements so that the performance or reliability of the Web will not be adversely affected by these demands. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity or due to increased governmental regulation. Changes in, or insufficient availability of, telecommunications services to support the Internet could also result in slower response times and adversely affect usage of the Web and the effectiveness of our network. In fact, the Web has experienced a variety of outages and other delays due to damage to a portion of its Web infrastructure. Any future outages or delays could adversely impact the Web sites participating in the ZapNetwork. Any outages of this nature or any other failure of the Internet infrastructure to effectively support the expected growth in the Web, could delay the growth of the Internet and adversely affect our revenues and cause us to incur additional operating expenses.

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ON-LINE SECURITY BREACHES COULD HARM OUR REPUTATION, OUR ABILITY TO
PURSUE E-COMMERCE OPPORTUNITIES AND EXPOSE US TO LIABILITY

     A significant barrier to electronic commerce and communications is the secure transmission of confidential information over public networks. As we establish e-commerce relationships, we plan to rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information over our network. It is possible that advances in computer capabilities, new discoveries or other developments will result in a compromise or breach of the algorithms that we select for this purpose. This could have a material adverse effect on our business, including our reputation, and our ability to secure and continue e-commerce relationships.

     We may be required to expend significant capital and other resources to protect against the threat of security breaches like this or to alleviate problems caused by these breaches. The public's concern over the security of Internet transactions and the privacy of users may also inhibit the growth of the Web, especially as a means of conducting commercial transactions. To the extent that our activities or those of third party contractors involve the storage and transmission of proprietary information, like credit card numbers, security breaches could expose us to a risk of loss or litigation and possible liability. We can provide no assurance that our security measures will prevent security breaches or that failure to prevent these types of security breaches will not significantly limit our ability to pursue e-commerce opportunities or expose us to third party liability.

IF WE ARE NOT ABLE TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGE, OUR SERVICE WILL BECOME LESS DESIRABLE

     The Internet industry and its markets for commercial activities are characterized by rapidly changing customer and user requirements, frequent new service or product announcements, introductions and enhancements and evolving industry standards and practices. In addition, these market characteristics are heightened by the inclination of companies from many industries to offer Internet-based products and services. As a result, our future success will depend on our ability to adapt to rapidly changing technologies, to adapt our service offerings to evolving industry standards and to continually improve the performance, features and reliability of our services in response to competitive service offerings and the evolving demands of the marketplace on a timely and cost-effective basis. In addition, the widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require us to incur substantial expenditures to modify or adapt our services or infrastructure. We cannot assure you that we will be successful in using new technologies effectively or adapting the ZapNetwork to customers, network site participants or emerging industry standards. If we are unable to adapt in a timely manner in response to changing market conditions or customer requirements, our services may become less desirable, which could adversely affect our ability to generate and grow revenues.

REGULATORY AND LEGAL UNCERTAINTIES COULD INCREASE OUR COSTS AND
DECREASE THE DEMAND FOR OUR SERVICES

     Although there are currently few laws or regulations that specifically regulate activity on the Internet, the number of these laws and regulations is increasing. A number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governments and agencies. Laws or regulations may be adopted with respect to the Internet relating to liability for information retrieved from or transmitted over the Internet, online content regulation, user privacy, pricing, taxation and quality of products and services.

     Moreover, the applicability to the Internet of existing laws governing issues like intellectual property ownership and infringement, copyright, trademark, trade secret, obscenity, libel, employment and personal privacy is uncertain and developing. The extent to which existing laws relating to issues like property ownership, pornography, libel and personal privacy are applicable to the Internet is uncertain. Some foreign governments, like Germany, have enforced laws and regulations related to content distributed over the Internet that are more strict than those currently in place in the United States. Any new legislation or regulation, or the application or interpretation of existing laws, may decrease the growth in the use of the Internet, which could in turn decrease the demand for Zap.Com's service, increase Zap.Com's cost of doing

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

business or otherwise have a material adverse effect on our business and operating results. Please see "Business -- Government Regulation and Legal Uncertainties".

IT IS DIFFICULT TO PREDICT WHETHER A MARKET FOR OUR STOCK WILL DEVELOP, AND IF A MARKET DEVELOPS, THE MARKET PRICE OF OUR STOCK WILL LIKELY BE VOLATILE

     Our common stock has been thinly-traded on the OTC Electronic Bulletin Board since November 30, 1999 with the volume in our shares ranging from 200 shares to 19,800 shares as of December 28, 1999. We cannot assure you that investors will develop an interest in our common stock so that an active trading market develops or, if this occurs, how active that trading market will be or whether it will be sustained. In addition, the market for our securities is highly volatile. As of December 28, 1999, the trading price of our common stock has fluctuated between $0.25 and $12.00 per share since trading commenced on November 30, 1999. It is likely that the price of our common stock will continue to fluctuate widely in the future. A number of specific factors that may affect the price, liquidity and volatility of our securities, include:

     - the minimal supply of shares eligible for public resale as of the date of this prospectus;

     - actual or anticipated fluctuations in our quarterly operating results;

     - operating results that vary from expectations as to our future financial performance or changes in financial estimates for us by securities analysts and investors;

     - announcements of technological innovations or new services by us or our competitors;

     - announcements by us or our competitors of significant contracts, acquisitions, strategic relationships, joint ventures, capital commitments and the status of the growth of our network;

     - announcements by third parties of significant claims or proceedings against us;

     - future sales or issuances of equity by us;

     - change in the status of our intellectual property rights; and

     - the operating and stock price performance of other comparable companies.

     In addition, our common stock is not followed by any market analysts. Any of these factors could adversely affect the trading price and liquidity of our stock. Also, the stock market in general has experienced extreme price and volume volatility that has especially affected the market prices of securities of many Internet-related and small capitalization companies. Stock prices for Internet-related companies are often influenced by rapidly changing perceptions about the future of the Internet or the results of other Internet or technology companies, rather than specific developments relating to the issuer of that particular stock. If our stock price is volatile, a securities class action may be brought against us. Class action litigation could result in substantial costs and divert our management's attention and resources. Any adverse determination in this litigation could also subject us to significant liabilities.

ZAPATA'S CONTROL AND THE PRESENCE OF INTERLOCKING DIRECTORS AND OFFICERS CREATES POTENTIAL CONFLICTS OF INTEREST AND COULD PREVENT A CHANGE OF CONTROL

     As of the date of this prospectus Zapata owns approximately 98% of our outstanding common stock. As a result, Zapata's directors and officers will be able to control the outcome of substantially all matters submitted to the stockholders for approval, including the election of directors and any proposed merger, liquidation, transfer or encumbrance of a substantial portion of its assets, or amendment to our charter to change our authorized capitalization. This concentration of ownership may also have the effect of delaying or preventing a change in control of Zap.Com even if it would be beneficial to our stockholders. Please see "Principal Stockholders".

     In addition, our executive officers also are directors, officers or employees of Zapata and, in most cases, either own, or hold an option to purchase, equity securities of Zapata. In addition, Malcolm Glazer, who is the

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

father of our President and Chief Executive Officer, Avram Glazer, controls and beneficially owns approximately 44% of Zapata's outstanding common stock. As a result, these executive officers have inherent potential conflicts of interest when making decisions related to transactions between us and Zapata. Zapata's ability to control matters listed above together with the potential conflicts of interest of its executive officers who also serve as executive officers of Zap.Com and our initial Chairman of the Board could adversely affect the trading price and liquidity of our common stock. These factors could limit the price that investors might be willing to pay for our common stock in the future.

     In addition, those persons serving as both our officers and key employees and those of Zapata have not committed to devote any specific percentage of his business time to us. The competing claims upon each officer's time and energies could divert his attention from our affairs, placing additional demands on our resources. The efforts of all or any of these individuals may not be sufficient to meet both our needs and those of Zapata. If we were deprived of access to any key members of our management team, or other personnel, or lost access to these type of services altogether, our business, prospects, results of operations and financial condition could be materially adversely affected.

     On October 20, 1999, we entered into agreements with Zapata, including an investment and distribution agreement, a tax sharing and indemnity agreement, a services agreement and a registration rights agreement for the purpose of defining our on-going relationship with Zapata following Zapata's distribution of our shares on November 12, 1999. Please see "Related Party
Transactions -- Zapata Corporation." We cannot assure you that the terms of these agreements, or the related transactions, are on terms as favorable to us as could have been obtained from unaffiliated third parties.

WE HAVE LIABILITIES AS A MEMBER OF ZAPATA'S CONSOLIDATED TAX GROUP

     We have been, and expect to continue to be, for the foreseeable future, a member of Zapata's consolidated tax group under federal income tax law until the Zap.Com securities held by Zapata do not constitute either 80% of the voting power or the market value of Zap.Com's outstanding stock. Each member of a consolidated group for federal income tax purposes is jointly and severally liable for the federal income tax liability of each other member of the consolidated group. Similar rules may apply under state income tax laws. Although we have entered into a tax sharing and indemnity agreement with Zapata, if Zapata or members of its consolidated tax group (other than us and our subsidiaries) fail to pay tax liabilities arising prior to the time that we are no longer a member of Zapata's consolidated tax group, we could be required to make payments in respect of these tax liabilities and these payments could materially adversely affect our financial condition. Please see "Related Party Transactions -- Tax Sharing and Indemnity Agreement."

BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, HOLDERS OF OUR COMMON STOCK WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEIR SHARES

     We have paid no dividends on our common stock and we cannot assure you that we will achieve sufficient earnings to pay cash dividends on our common stock in the near future. Further, we intend to retain any future earnings to fund the development and expansion of our operations. Therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, holders of our common stock will not be able to receive a return on their shares unless they sell them, which could be difficult unless a more active market develops in our stock. Please see "Dividends" and "Risk Factors -- It is Difficult to Predict Whether a Market For Our Stock Will Develop, and if a Market Develops, the Market Price For Our Stock Will Likely Be Volatile."

THE ANTI-TAKEOVER PROVISIONS IN OUR CORPORATE DOCUMENTS MAY HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF OUR COMMON STOCK

     If Zapata were ever to lose voting control over us, provisions within our charter and by-laws could make it more difficult for a third party to gain control of us. This would be true even if a change in control might be

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

beneficial to our stockholders. This could adversely affect the market price of our common stock. These provisions include:

     - the elimination of the right to act by written consent by stockholders after Zapata no longer holds a controlling interest in us;

     - the elimination of the right to call special meetings of the stockholders by stockholders except that Zapata may do so as long as it holds a controlling interest in us;

     - the creation of a staggered board of directors; and,

     - the ability of the board of directors to designate, determine the rights and preferences of, and to issue preferred stock, without stockholder consent, which could adversely affect the rights of our common stockholders.

     Please see "Description of Securities -- Antitakeover Effects of Nevada Law, Charter and By-Law Provisions".

A SUBSTANTIAL AMOUNT OF OUR COMMON STOCK WILL BE ELIGIBLE FOR SALE INTO THE MARKET IN THE FUTURE, AND THIS COULD DEPRESS OUR STOCK PRICE

     Sales of a substantial number of shares of our common stock in the future could cause the market price of our common stock to decline. As of the date of this prospectus, we have outstanding 50,000,000 shares of common stock, of which Zapata owns 48,972,258 shares, Malcolm Glazer owns 707,908 shares, Avram Glazer owns 50,020 shares and the public owns 269,814 shares. In addition, we have 3,000,000 shares of common stock reserved for issuance under our 1999 Long-Term Incentive Plan and 2,000,000 shares of our common stock reserved for issuance of shares purchased under the warrants granted to American Internetwork Sports.

     All of our shares distributed by Zapata to its stockholders on November 12, 1999 are freely tradable without restriction or further registration under the federal securities laws unless acquired by our "affiliates," as that term is defined in Rule 144 under the Securities Act of 1933. All of the shares held by Zapata (other than 1,000,000 shares available for sale by Zapata under a separate prospectus), acquired by "affiliates" in the distribution by Zapata or by the Glazers in connection with their November 1999 investment are "restricted securities" under the Securities Act and available for resale upon compliance with Rule 144, including the timing, manner and volume of sales of these shares. In the absence of Rule 144's availability, these shares may only be publicly resold if they are registered or another exemption is available.

     We have registered 1,000,000 shares of Zap.Com common stock for resale by Zapata from time to time under a separate registration statement. We have also granted Zapata registration rights with respect to all of its shares. These registration rights effectively allow Zapata to register and publicly sell all of its shares at any time and to participate as a selling stockholder in future public offerings by Zap.Com.

     The warrants issued to American Internetwork Sports generally vest over three years and expire in November 2004; however, the warrants will accelerate and immediately vest and become exercisable if Zap.Com terminates its consulting agreement with American Internetwork Sports without cause or there is a change in control of Zap.Com. Please see "Related Party Transactions -- American Internetwork Sports Company, LLC." All of the shares issued to American Internetwork Sports upon exercise of the warrants, will be available for public resale under Rule 144 following the expiration of a one year holding period commencing upon the issuance of shares after the exercise of the warrants and compliance with the other requirements of Rule 144. Further, prior to the first anniversary of the issuance of the warrants, Zap.Com is required to register the shares issued upon exercise of the warrants on a registration statement on Form S-8. This registration statement will automatically become effective upon filing and permit unrestricted public resale of these shares.

     In addition, we also intend to file a registration statement on Form S-8 under the Securities Act covering the shares reserved for issuance under the 1999 Long-Term Incentive Plan. This registration statement will also automatically become effective upon filing and permit unrestricted public resale of these shares. In addition to shares covered by this prospectus, we have registered on a shelf basis under the registration
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

statement of which this prospectus forms a part 30,000,000 shares of our common stock for issuance from time to time in the future in connection with acquisitions, mergers, other business combinations, future offerings to Web site owners who apply to join our network, to strategic and commercial partners and in connection with future promotions and other events. All of the shares which are issued to Web site owners or pursuant to these other transaction will be freely tradable. The sale of these shares into the market could adversely affect the price of our stock.

INVESTORS WILL EXPERIENCE DILUTION WITH FUTURE STOCK ISSUANCES

     We currently intend to finance a significant amount of the growth in the ZapNetwork with shares of our common stock. Under the pricing formula we expect to use under the ZapNetwork rights agreement to be entered into with Web site owners who join our network, the number of shares of our common stock to be issued to potential network members will be a function of trading prices prior to each of the payment dates under the rights agreement and the applicable floor price, subject to any purchase price adjustment resulting from a decrease in a Web site's traffic. Accordingly, we cannot predict the number of shares of common stock to be issued or the dilutive effects of those issuances.

     In addition, we may from time to time issue additional shares in the future in connection with promotions and other events. Please see "Business -- Building the ZapNetwork". We currently have 1,500,000,000 authorized shares of common stock. As of the date of this prospectus, we have 50,000,000 shares of common stock outstanding and 5,000,000 shares of common stock reserved for options and warrants. We will be able to finance our growth, future acquisitions and promotional or other events by issuing significant amounts of additional shares of common stock without obtaining stockholder approval of these issuances, provided we comply with the rules and regulations of any exchange or national market system on which our shares are then listed. As of the date of this prospectus, we have registered under the registration statement of which this prospectus forms a part 30,000,000 shares on a shelf basis for offer and issuance from time to time in connection with future acquisitions (including additional Web site rights) and promotions or similar events. To the extent we use our common stock in this manner in the future, dilution in percentage ownership will be experienced by existing stockholders.

     As of the date of this prospectus, we have reserved 5,000,000 shares of common stock for issuance on the exercise of outstanding warrants and options issued pursuant to our 1999 Long-Term Incentive Stock Option Plan. The warrants and options all have an exercise price of $2.00 per share and become exercisable in equal one third amounts between October 2000 and November 2002. The options expire in October 2004 and the warrants expire in November 2004. The issuance of shares upon the exercise or conversion of the above securities will have a dilutive effect on our common stock, which may adversely effect the price of our common stock.

WE CANNOT ASSURE YOU THAT WEBSITE OWNERS WILL NOT BE TERMINATED FROM THE ZAPNETWORK

     While certain Web site owners may be conditionally admitted to the ZapNetwork, there can be no assurance that we will continue those Web sites in the network after conducting our evaluation of their Web sites or that they will not be terminated in the future under the terms of the ZapNetwork rights agreement that they enter into with us. If one or more of the Web site owners accepted into our network is terminated, then any shares registered in this offering allocated to these Web site owners may be used for the acquisition of Web site rights from other Web site owners. There is no assurance that we will be able to use those shares to acquire other Web site rights on acceptable terms.

WE INTEND TO RELY ON REPRESENTATIONS, WARRANTIES AND INDEMNITIES IN CONNECTION WITH THE ACQUISITION OF WEB SITE RIGHTS RATHER THAN DUE DILIGENCE, AND MISREPRESENTATIONS AND BREACHES OF WARRANTIES BY WEB SITE OWNERS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION OR RESULTS OF OPERATION.

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

     In accepting a Web site owner into the ZapNetwork, we expect to rely upon certain representations, warranties and indemnities made by the Web site owner in their ZapNetwork rights agreement with respect to their Web sites and related matters. We do not intend to perform any due diligence investigation in connection with these transactions. There can be no assurance that such representations and warranties will be true and correct and material adverse facts relating to the Web sites and related matters may exist that we are unaware of and which could cause harm to us or our network. In addition, any material misrepresentations could have a material adverse effect on our financial condition and results of operations.

THE ZAPNETWORK RIGHTS AGREEMENT MAY VARY AMONG WEB SITE OWNERS WHO JOIN OUR NETWORK AND ANY MODIFICATIONS MAY PRESENT ADDITIONAL RISKS TO THE WEB SITE OWNER TO WHICH THOSE TERMS APPLY

     We reserve the right to negotiate the final terms of the ZapNetwork Agreement for Web Site Owners who desire to join the ZapNetwork and these terms may vary from our form of the agreement discussed and summarized in this prospectus. Specific terms negotiated with a particular Web Site owner may present risks to that Web Site owner not disclosed in their prospectus.

WEB SITE OWNERS WHO JOIN THE ZAPNETWORK WILL NOT KNOW THE EXACT PURCHASE PRICE AT THE TIME THAT THEY SIGN THE ZAPNETWORK AGREEMENT, NOR WILL THEY KNOW THE NUMBER OF SHARES THEY WILL RECEIVE UNTIL AFTER THEIR LAST PAYMENT.

     At the time the enter a Web Site Owner enters into a ZapNetwork rights agreement with us, they will only be able to estimate the purchase price they will receive based on their estimation of their Web site's unique user traffic. They will not know the exact purchase price they will receive for the Web site rights they grant to us until after we deliver to them a purchase price certificate. Under the ZapNetwork agreement which we intend to enter into with Web site owners, this purchase price is subject to reduction if the unique user traffic on their Web site, as determined by us, decreases on an average monthly basis during the 12 months prior to a payment date. In addition, under our form of ZapNetwork rights agreement, a Web site owner will not know the number of shares of common stock to be issued to the Web site owner at the time it enters into the ZapNetwork rights agreement and it will not know this until the final purchase price payment has been made

               SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

     This prospectus contains forward-looking statements. These statements can be identified by the use of forward-looking terminology like "may," "will," "expect," "anticipate," "estimate," "plan," "intend," "continue" or other similar or comparable terminology. These statements discuss future expectations and predictions and other forward-looking information. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot assure you that our expectations will be correct. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. These factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus. When considering forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this prospectus. Neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

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

                              PLAN OF DISTRIBUTION

SOLICITATION OF WEB SITE OWNERS

     We are offering to Web site owners who apply to join our network the shares of common stock covered by this prospectus in exchange for the right to, among other things, deploy our Internet properties on their Web sites. We have not retained an independent broker-dealer to solicit Web sites and assist us in this offering. We intend to solicit Web site owners only through our officers and various other methods, including direct mail and appropriate on-line and off-line advertising. Solicited Web site owners will be provided with a ZapNetwork application package, generally consisting of a copy of this prospectus cover letter, a brochure, an application, a ZapNetwork rights agreement, and form resolutions and a copy of this prospectus or comparable materials. The cover letter will direct the Web site owners to http://www.zap.com/prospectussupplement, which will display any supplements to this prospectus. We may at any time make presentations to, or otherwise be engaged in discussions with one or more ZapNetwork candidates.

     None of the officers participating in the offering being made with this prospectus are registered or licensed as a broker or dealer or an agent of a broker or dealer under Section 15 of the Securities Exchange Act of 1934. We will not pay commissions or additional compensation in connection with sales of shares by our officers. Further, we intend to satisfy the safe harbor provisions of Rule 3a4-1 of the Exchange Act to ensure that our officers will not be deemed "brokers," as defined in the Exchange Act, because of their actions in conducting the offering.

     Our officers have registered as brokers in certain states and intend to register in additional states if required to offer and sell securities in those states. We will, however, offer and sell our shares only to Web site owners located in those states where we have registered or qualified the shares being offered under this prospectus for sale or where an exemption is available for offering and issuing the shares.

TERMS OF OFFER

     The terms of this offering are contained in this prospectus and in the ZapNetwork rights agreement provided to the Web site owner by Zap.Com. See "Plan of Distribution -- ZapNetwork Rights Agreement". We will be conducting this offering on a "best efforts" basis. There is no minimum number of shares that must be issued to consummate this offering. We may accept applications and subscriptions at any time and from time to time during the offering. There is no guarantee that any Web site owners will join our network or that any shares will be issued.

     Zap.Com is offering 20,000,000 shares under this prospectus. In order to ensure that we have sufficient shares to satisfy our payment obligations under the ZapNetwork rights agreements we enter into in connection with this offering, we will only accept subscriptions which in the aggregate have a purchase price equal to the number of shares offered multiplied by the applicable per share floor price. Fewer shares may be issued to Web site owners than originally reserved for issuance under their rights agreement if at any of the annual payment dates, the average closing price for our common stock during the 20 days ending on the payment dates is greater than the per share floor price that applies to them. If one or more Web site owners accepted into the ZapNetwork is terminated, then any shares registered in this offering allocated to those Web site owners may be used for the acquisition of Web site rights from other Web site owners.

     We will begin the offering as soon as practical after the registration statement, of which this prospectus forms a part, becomes effective. We will end the offering at 5:00 p.m., Eastern Standard Time, on July 1, 2000 or, if earlier, the date on which all of the shares offered by this prospectus have been subscribed based on the applicable per share floor price. We reserve the right to extend or withdraw this offering at any time and to end this offering at any time during its pendency for any reason whatsoever. In no event, however, will this offering end later than 5:00 p.m., Eastern Standard Time, on December 31, 2000.

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

ZAPNETWORK RIGHTS AGREEMENT

     The ZapNetwork rights agreement is the instrument in which a Web site owner will grant us perpetual rights that entitle us to, among other things, deploy our Internet properties, including the ZapBox on its Web site. A copy of the agreement may be obtained from us by contacting us at the phone number provided below. We reserve the right to change any terms of the ZapNetwork rights agreement for any Web site owner prior to execution by way of addendum and we do not intend to provide a supplement to the prospectus of any change made to the form of agreement initially presented to the Web site owner. The following summary description of the ZapNetwork rights agreement is of the form agreement which we intend to seek to from Web site owners who want to join our network. This description is qualified in its entirety by reference to the ZapNetwork rights agreement provided to you with this prospectus as it may be modified by addendum.

Acquisition of Web Site Rights By Zap.Com

     Under the ZapNetwork rights agreement, each Web site owner that joins the ZapNetwork will grant us the irrevocable and perpetual right to have at all times the ZapBox, or any other Internet properties we acquire or develop, appear and be immediately and fully apparent and prominently displayed without scrolling on each and every page of it's Web site. This deployment must be accomplished when the page is viewed in 640 x 480 pixel (or higher) resolution. Our Internet property, however, will not exceed twenty five percent (25%) of the initial viewing area of each and every page of the Web site based on the greater of a 640 x 480 pixel resolution or the industry's then current standard resolution as determined by Zap.Com. There is, however, no limitation on the size of any Internet properties emanating from our Internet properties that are invoked by user initiated functionality. The agreement provides that we will have sole control and discretion over all aspects of the Internet property deployed on the Web site, including functionality, content, ad serving and "look and feel".

     The Web site owner may elect in its application to join our network to grant us these Web site rights with respect to its Web site on an exclusive or non-exclusive basis. If the Web site owner grants the rights on an exclusive basis, the Web site owner will not be permitted to:

     - place on its Web site anything other than the Web site's content (which may not be similar to any of our Internet properties) or engage in any third party advertising of any kind,

     - have on its Web site any third party e-commerce opportunities which are conducted through a hyperlink or other technology that directs a user away from its Web site, or

     - enter into any agreement that conflicts with the rights agreement.

If the Web site owner grants us non-exclusive rights, then the only limitation that will apply is a prohibition on the placement on its Web site of a multifunctional banner or any other Internet property similar to any of our Internet properties.

Purchase Price

     In return for the Web site rights granted to us under the ZapNetwork rights agreement, we will pay the Web site owner a purchase price based on a formula which takes into account the number of monthly unique users estimated to visit its Web site in the course of a month selected by us during the evaluation period following our execution of the agreement. The formula, which will be established by Zap.Com and included in exhibit A to the ZapNetwork rights agreement may vary among the individual ZapNetwork rights agreements. The estimation of a Web site's monthly unique users will be done by a third party chosen by Zap.Com through an analysis of log files created within the Zap.Com Internet property placed on the Web site or through such other method as determined by Zap.Com.

Conditional Acceptance Into ZapNetwork and Web Site Evaluation

     Each Web site owner whose ZapNetwork application we accept will initially be accepted into our network on a conditional basis for up to 120 business days after we sign a Web site owner's rights agreement. During this period we will have the right to review and evaluate all aspects of the Web site and to have the ZapBox deployed on the Web site. During this conditional acceptance period the Web site owner will be bound by all of the terms of the ZapNetwork rights agreement which it executes. As a result of this evaluation we may elect not to continue the Web site owner in our network for any reason.

     During the 120 business day evaluation period, we will notify the Web site owner of the purchase price due it by delivery of a purchase price certificate unless we elect not to continue a Web site owner in our network. If we do not provide the Web site owner with a purchase price certificate during the 120 business day evaluation period, the rights agreement and the Web site owner's participation in the network will automatically terminate and, in the absence of a breach of the rights agreement by the Web site owner, neither party will have any liability to the other.

  Payment of Purchase Price

     Under the ZapNetwork rights agreement, the purchase price will be payable in six payments, which shall be due and payable on the last day of each of the following calendar months:

                NUMBER OF MONTHS
                 AFTER DELIVERY
                OF PURCHASE PRICE                      PERCENTAGE OF
             CERTIFICATE BY ZAP.COM                    PURCHASE PRICE
             ----------------------                ----------------------
1 (24 months)....................................          15.0%
2 (36 months)....................................          15.0%
3 (48 months)....................................          17.5%
4 (60 months)....................................          17.5%
5 (72 months)....................................          17.5%
6 (84 months)....................................          17.5%

     The payment of the purchase price due a Web site owner will be made with shares of common stock offered by this prospectus. The number of shares of Zap.Com common stock that will be issued for any purchase price dollar amount will be determined at the six payment dates by dividing the purchase price dollar amount due on each payment date by the higher of the average closing price of our stock during the 20 days ending on the payment date and the per share floor price last set by the Zap.Com Board prior to the execution of the rights agreement by the Web site owner. As of the date of this prospectus, the per share floor price last set by the Board is $5.00.

     Within 30 days following each payment date, we will deliver the shares due on that date either via electronic transfer to the Web site owner's brokerage account or by mailing a stock certificate to the Web site owner. Until the certificates are issued or the electronic transfer is made, the Web site owner will be only a subscriber of the shares to be issued and shall not be a record or beneficial holder of the shares. We will not issue fractional shares, but instead will pay the Web site owner a cash amount equal to the corresponding fractional amount of the 20-day average closing stock price used for that payment. Because the market price of Zap.Com's common stock is subject to fluctuation, the number of Zap.Com common shares that a Web site owner will receive on each payment date may fluctuate before the Web site owner receives control over the shares.

     We have included below a table to illustrate the total payment and number of Zap.Com common shares that a Web site owner would receive under the rights agreement for a $500,000 purchase price, given the stated assumptions. For the purposes of the following table, we have assumed that the 20-day average closing stock price of Zap.Com common stock at the six payment dates is $15.00, $20.00, $31.00, $42.00, $70.00, and $90.00, respectively, and the per share floor price is $5.00. We have also assumed that the Web site maintains or increases its unique user traffic level throughout the purchase price payment period.

                  ILLUSTRATIVE PURCHASE PRICE PAYMENT SCHEDULE

                                       24        36        48        60        72        84
PAYMENT DATE                         MONTHS    MONTHS    MONTHS    MONTHS    MONTHS    MONTHS     TOTALS
------------                         -------   -------   -------   -------   -------   -------   --------
Percentage of Purchase Price.......    15.0%     15.0%     17.5%     17.5%     17.5%     17.5%       100%
                                     -------   -------   -------   -------   -------   -------   --------
Payment Dollar Amount..............  $75,000   $75,000   $87,500   $87,500   $87,500   $87,500   $500,000
                                     -------   -------   -------   -------   -------   -------   --------
20-Day Average Closing Stock
  Price............................  $ 15.00   $ 20.00   $ 31.00   $ 42.00   $ 70.00   $ 90.00         na
                                     -------   -------   -------   -------   -------   -------   --------
Number of Common Shares............    5,000     3,750     2,822     2,083     1,250       972     15,877
                                     -------   -------   -------   -------   -------   -------   --------

     We have included below a second table to illustrate the effects of the per share floor price on the total number of Zap.Com common shares that a Web site owner would receive for a $500,000 purchase price. In particular, this table illustrates that if the 20-day average closing price of Zap.Com's common stock falls below the applicable per share floor price at any of the six payment dates, then the aggregate total dollar payment amount by Zap.Com as of the dates the payments are made will be lower than the purchase price dollar amount stated in the ZapNetwork rights agreement. For the purposes of this table, we have assumed that the 20-day average closing price of Zap.Com common stock at the six payment dates is $5.00, $4.00, $5.00, $10.00, $15.00, and $20.00, respectively, and that the per share floor price is $5.00. We have also assumed that the site maintains or increases its unique user traffic levels throughout the purchase price payment period.

                  ILLUSTRATIVE PURCHASE PRICE PAYMENT SCHEDULE

                                       24        36        48        60        72        84
PAYMENT DATE                         MONTHS    MONTHS    MONTHS    MONTHS    MONTHS    MONTHS     TOTALS
------------                         -------   -------   -------   -------   -------   -------   --------
Percentage of Purchase Price.......    15.0%     15.0%     17.5%     17.5%     17.5%     17.5%       100%
                                     -------   -------   -------   -------   -------   -------   --------
Payment Dollar Amount..............  $75,000   $60,000   $87,500   $87,500   $87,500   $87,500   $485,000
                                     -------   -------   -------   -------   -------   -------   --------
20-day Average Closing Stock
  Price............................  $  5.00   $  4.00   $  5.00   $ 10.00   $ 15.00   $ 20.00         na
                                     -------   -------   -------   -------   -------   -------   --------

Number of Common Shares............   15,000    15,000    17,500     8,750     5,833     4,375     66,458
                                     -------   -------   -------   -------   -------   -------   --------

     These tables are included for illustrative purposes only. The actual 20-day average closing stock prices will not be known until the close of trading on each of the payment dates. We cannot predict what the Zap.Com stock closing price will be during the applicable measurement period prior to any payment date. There may be significant fluctuations in Zap.Com' stock price after the effective date of the ZapNetwork rights agreement, and any change in Zap.Com's' stock price after that date and prior to the time that you receive your Zap.Com shares should not be viewed as representative of what the stock price will be when you receive your shares.

     The ZapNetwork rights agreements provide that, during the payment period, the purchase price may be reduced if during the three calendar months prior to any payment date, the average monthly number of unique users who are estimated to visit the Web site is 10% or more below the monthly unique user number used to determine the purchase price. Under those circumstances the purchase price will be lowered by reducing the dollar amount of that annual payment by the percentage decrease experienced in the Web site's unique user traffic.

  Other Terms

     The ZapNetwork rights agreement also includes, among other terms and conditions:

     - Representations and warranties by the Web site owner as to its form of organization, its ownership and use rights with respect to the Web site and its content and related materials, the lack of third party infringement and Web site traffic.

     - Covenants by the Web site owner to: continue to operate the Web site consistent with its historic operations and content quality; improve the Web site's traffic to exclude objectionable material from its Web site; update the Web site's content; maintain Zap.Com's confidential information; and make available reports and information to Zap.Com and permit Zap.Com to use this information for a variety of purposes.

     - A covenant by the Web site owner that at its own expense, via the Internet (through use of password or otherwise) or through any other means as determined by Zap.Com, to provide Zap.Com with access to its log files for its Web site and any reports generated from them and to furnish Zap.Com with any and all reports of subscribership, viewership, advertisement inventory and usage, reviews and audience studies, deliveries, census requirements, and other information regarding the Web sites available to the Web site owner that may be useful to Zap.Com for any purposes, including promoting the ZapNetwork.

     - A covenant by the Web site owner to include in all of its advertising and promotional materials (i.e., sales literature, off-line or on-line promotional materials, print, TV, radio, etc.) a graphic or text to be spoken, indicating that the Web site is a part of the ZapNetwork.

     - A covenant by the Web site owner to not artificially inflate its traffic counts using a device, program or other means and to not place any Zap.Com Internet properties on pages that are unrelated to the Web site.

     - If the Web site owner's site ceases to fully operate or be functional for more than 24 hours, a right in favor of Zap.Com to take actions on behalf of the Web site owner to the extent necessary to ensure that the Web site becomes operational and functional or, if the Web site ceases to be fully operational and functional for more than seven consecutive days other than due to natural disasters, a right in favor of Zap.Com to purchase from the Web site owner the assets necessary to operate the Web site for $1.00.

     - An indemnity by the Web site owner in favor of Zap.Com regarding the representations and warranties contained in the rights agreement and third-party claims arising from the operation of the Web site by the Web site owner with a right, at Zap.Com's election, to offset the amounts due Zap.Com under the indemnity against purchase price payments due the Web site owner under the rights agreement.

     - A covenant by the Web site owner who has granted Zap.Com exclusive Web site rights to refrain from the placement of any Internet properties similar to our Internet properties and engaging in e-commerce activities via a hyperlink or other technology which draws users away from the Web site for 24 months following termination of the rights agreement by Zap.Com due to a breach of the agreement by the Web site owner or from entering into an agreement similar to the rights agreement or participating in an Internet network that competes with Zap.Com, which if violated would entitle Zap.Com to liquidated damages equal to the greater of 25% of the present value of the consideration payable to the Web site currently under that agreement or $25,000.

     - A right of first refusal in favor of Zap.Com for the sale of the Web site and its assets by the Web site owner for 24 months following termination of the rights agreement by Zap.Com due to a breach of the rights agreement by the Web site owner.

     - A prohibition on an assignment of the Web site owner's right under the rights agreement or the sale of its value unless the acquirer expressly assumes all obligations under the rights agreement and Zap.Com is given at least 10 days advance notice of the transaction and copies of all agreements and instruments under which the transaction is to be effected.

  Termination

     The Web site owner may terminate the rights agreements during the first 30 days after Zap.Com delivers a purchase price certificate to the Web site owner if the unique user number estimated by Zap.Com for purposes of determining the purchase price is 40% or more below the unique user number set forth in the network application originally submitted to Zap.Com by the Web site owner. To do so, the Web site owner must deliver written notice of the termination to Zap.Com within the 30 day period which must be accompanied by an administration fee of $2,500 unless Zap.Com waives the fee.

     Zap.Com may terminate the rights agreement for any reason prior to the delivery of the purchase price certificate by written notice to the Web site owner. Zap.Com shall be deemed to have terminated the rights agreement if Zap.Com has not delivered a purchase price certificate to the Web site owner within 120 business days after Zap.Com delivers a signed copy of the agreement to the Web site owner. After delivery of the purchase price certificate, Zap.Com may terminate the rights agreement at any time by notice to the Web site owner if the Web site owner breaches any representations, warranties, or covenants under the ZapNetwork rights agreement, becomes subject to bankruptcy or insolvency, or sues Zap.Com.

Miscellaneous

     The Zap Network rights agreement is governed by New York law and any dispute involving the parties must be adjudicated in a New York state or federal court located in Monroe county New York. The agreement may not be assigned by the Web site owner unless it complies with the required procedures. Zap.Com may transfer or assign any and all of its rights under the agreement. Zap.Com's liability under the rights agreement is limited to the purchase price due the Web site owner under the agreement. The rights agreement provides that in the event that the Web site owner breaches its covenants, Zap.Com will be entitled to enforce its rights through specific performance. The rights agreement may only be modified by a written instrument signed by both parties.

HOW YOU CAN JOIN THE ZAPNETWORK

     In order to join the ZapNetwork and subscribe for shares offered under this prospectus, you must:

     - read this prospectus and any prospectus supplement appearing at http:/www.zap.com
      /prospectussupplement; and

     - complete, sign and have notarized the ZapNetwork application and the ZapNetwork rights agreement and if you are an entity, have the appropriate resolutions duly adopted and deliver or mail to Zap.Com the application, rights agreement and certified copies of the resolutions.

     We will only consider a Web site owner's application and subscription for our shares if:

     - all required items have been submitted to us;

     - all blanks in those items have been properly filled in, properly signed, dated and, where necessary, notarized; and

     - all of those items are received before the expiration of the offering.

     The application and subscription for shares will be irrevocable and cannot be withdrawn for a period of 60 days after being submitted to Zap.Com. No application or subscription to purchase shares shall be deemed accepted and no rights agreement shall be binding unless and until it is accepted by Zap.Com. Zap.Com may only accept a Web site owner's application by having an officer of Zap.Com sign and return one of the rights agreements to the Web site owner. We will provide a copy of the fully executed rights agreement to the Web site owner promptly following its execution by Zap.Com.

     Zap.Com may, in its sole discretion, refuse to admit any Web site owner to the ZapNetwork and reject any subscription for shares for any reason. Zap.Com may be required to reject a subscription if the Offering is not registered in the state in which the subscribing Web site owner resides or the Web site owner does not otherwise meet a state imposed requirement. If Zap.Com has not notified a Web site owner that it has been conditionally admitted to the network within 60 days after the Web site owner first submits the required items to us, then it's application and subscription will be deemed rejected by Zap.Com and will be null and void and not capable of acceptance.

     In determining which Web site owner applications and subscriptions to accept, we may take into account the quality, traffic, technological compatibility and potential of the Web site applying to our network and any other factors we deem in our sole discretion to be relevant. We will notify you if your application and subscription have been accepted and arrange with you our evaluation of your Web site. We will determine the purchase price due you during this evaluation and will notify you of it prior to expiration of the 120 business day period allotted to our review under the rights agreement unless we terminate your rights agreement prior to that time.

     If you have any questions regarding joining the ZapNetwork, please call the ZapCenter at (887) 3-zapcom.

                                USE OF PROCEEDS

     Zap.Com will not receive any cash proceeds from the offerings made in this prospectus.

                                DIVIDEND POLICY

     Zap.Com has not declared or paid any cash dividends on its common stock since its inception and does not expect to pay any cash dividends on its common stock in the foreseeable future. Zap.Com currently intends to retain future earnings, if any, to finance the expansion of its business.

                     PRICE RANGE OF ZAP.COM'S COMMON STOCK

     Our common stock has traded on the OTC Bulletin Board under the symbol "ZPCM" since November 30, 1999. We believe that approximately six dealers are engaged in making a market in our common stock. The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter equity securities. The OTC Bulletin Board market quotations reflect inter-dealer prices, without retail mark up, mark down or commission and may not necessarily represent actual transactions. Prior to November 30, 1999, no active trading market existed for the common stock. The market for our common stock is highly volatile. Our common stock has traded at prices ranging from $0.25 per share to $12.00 per share during the period commencing on November 30, 1999, to December 20, 1999. As of December 20, 1999, there were 1,592 holders of record of our common stock.

                                 CAPITALIZATION

     The following table presents the capitalization of Zap.Com as of September 30, 1999. The data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operation" and the financial statements and the notes included elsewhere in this prospectus.

     The following capitalization data is presented:

     - On an actual basis;

     - On a pro forma basis as of September 30, 1999 to give effect to Zapata's contribution of $9,000,000, consisting of $8,000,000 in cash and forgiveness of $1,000,000 in inter-company debt, and the Glazers' $1,100,000 cash contribution in exchange for 550,000 shares; and

     - On a pro forma as adjusted basis as of September 30, 1999 to give effect to the issuance of 20,000,000 shares at a per share floor price of $5.00. We will capitalize the issuance of these shares at the purchase price paid to the Web site owner receiving them and ratably amortize this amount over seven years, commencing on the continuation of the Web site owner's rights agreement. See "Plan of Distribution -- ZapNetwork Rights Agreement."

                                                                SEPTEMBER 30, 1999
                                                     ----------------------------------------
                                                                                  PRO FORMA
                                                       ACTUAL       PRO FORMA    AS ADJUSTED
                                                     -----------   -----------   ------------
Stockholders' equity (deficit):
Common stock, no par value; 1,500,000,000 shares
authorized and 49,450,000 issued and outstanding
actual; $.001 par value; 50,000,000 shares issued
and outstanding pro forma; $.001 par value;
70,000,000 shares issued and outstanding pro forma
as adjusted(1).....................................  $        10   $    50,000   $     50,000
  Common stock subscribed(2).......................           --            --    100,000,000
  Common stock warrants(1).........................           --            --             --
  Additional paid in capital.......................           --    10,050,000     10,050,000
  Deficit accumulated during the development
     stage(3)......................................   (1,412,341)   (1,412,341)    (1,412,341)
     Total stockholders (deficit) equity and
       capitalization..............................   (1,412,331)    8,687,659    108,687,659(3)

---------------

(1) Excludes 3,000,000 shares of common stock, which are reserved for issuance under the 1999 Long-Term Incentive Plan, of which 578,000 shares are reserved for options outstanding as of the date of this prospectus with an exercise price of $2.00 per share. Please see "Management -- 1999 Long-Term Incentive Plan." Also excludes 2,000,000 shares of common stock issuable under warrants granted to American Internetwork Sports at an exercise price of $2.00 per share. Please see "Related Party Transactions -- American Internetwork Sports Company, LLC". These options and warrants were issued in October 1999. To the extent that any of these options or warrants are exercised, there may be further dilution to new investors.

(2) The fair value of the shares to be issued under each ZapNetwork rights agreement will be recorded as subscribed shares until the date of issuance, at which time the amounts will be reclassified into common stock and additional paid in capital at the then current fair value of the shares issued. Please see "Plan of Distribution -- ZapNetwork Rights Agreement."

(3) The actual amount of total assets and total stockholders' equity will be less than the presented pro forma as adjusted figures if the per share value of the shares issued to Web site owners under their respective ZapNetwork rights agreements based on the 20-day average closing price for our shares ending on each of the six payment dates under those agreements is below the applicable per share floor price. If this occurs, then the intangible assets acquired from the Web site owners in the form of Web site rights will be reduced and total assets and total stockholders' equity will decrease by the same amount. In addition, subsequent increases, if any, to the per share floor price by the Board of Directors would result in an increase to the actual amount of total assets and total stockholders' equity from the presented pro forma as adjusted figures to the extent of Web site rights acquired after the floor price increase.

                            SELECTED FINANCIAL DATA

     The following table sets forth selected financial data derived from our audited financial statements. The audited balance sheets as of December 31, 1998 and September 30, 1999 and the related statements of operations, stockholder's deficit and cash flows for the periods then ended and the related notes are included elsewhere in this prospectus. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this prospectus.

                                                          FROM APRIL 2, 1998          FOR THE
                                                          (DATE OF INCEPTION)       NINE MONTHS
                                                                THROUGH                ENDED
                                                           DECEMBER 31, 1998     SEPTEMBER 30, 1999
                                                          -------------------    ------------------
Revenues................................................     $         --            $       --
Expenses general and administrative.....................              793             1,411,548(1)
                                                             ------------            ----------
Loss before income taxes................................             (793)           (1,411,548)
                                                             ------------            ----------
Benefit from income taxes...............................               --                    --
                                                             ------------            ----------
Net loss................................................     $       (793)           $(1,411,548)
                                                             ============            ==========
Per share data (basic):
  Net loss per share....................................     $       (.00)           $     (.03)
                                                             ============            ==========
Average common shares and common share equivalents
  outstanding...........................................       49,450,000            49,450,000
                                                             ============            ==========

---------------
(1) Includes approximately $325,000 of costs as incurred as of September 30, 1999 in connection with a rights offering abandoned by Zap.Com in September 1999.

     The following balance sheet data is presented:

     - On an actual basis;

     - On a pro forma basis to give effect as of September 30, 1999 to the Zapata's contribution of $9,000,000, consisting of $8,000,000 in cash and forgiveness of $1,000,000 in inter-company debt, and the Glazers' $1,100,000 cash contribution in exchange for 550,000 shares; and

     - On a pro forma as adjusted basis to give effect as of September 30, 1999 to the issuance of 20,000,000 shares at the assumed per share floor price of $5.00 per share. We will capitalize the issuance of these shares at the purchase price due the Web site owner who is entitled to receive them and ratably amortize this amount over the payment period. See "Plan of Distribution -- ZapNetwork Rights Agreement."

                                                                            AS OF
                                                                     SEPTEMBER 30, 1999
                                                          -----------------------------------------
                                           AS OF                                        PRO FORMA
                                     DECEMBER 31, 1998      ACTUAL       PRO FORMA     AS ADJUSTED
                                     -----------------    -----------    ----------    ------------
Balance sheet data:
Cash and cash equivalents..........        $  --          $    23,401    $9,123,401    $  9,123,401
  Total assets(1)..................           --               62,283     9,162,283     109,162,283(1)
  Total liabilities................          783            1,474,614       474,624         474,624
  Total stockholders' (deficit)
     equity(1).....................         (783)          (1,412,331)    8,687,659     108,687,659(1)

---------------
(1) The actual amount of total assets and total stockholders' equity will be less than the presented pro forma as adjusted figures if the per share value of the shares issued to Web site owners under their respective ZapNetwork rights agreements based on the 20-day average closing price for our shares ending on each of the six payment dates under those agreements is below the applicable per share floor price. If this occurs, then the intangible assets acquired from the Web site owners in the form of Web site rights will be reduced and total assets and total stockholders' equity will decrease by the same amount. In addition, subsequent increases, if any, to the per share floor price by the Board of Directors would result in an increase to the actual amount of total assets and total stockholders' equity from the presented pro forma as adjusted figures to the extent of the Web site rights acquired after the floor price increase.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATION

OVERVIEW AND RESULTS OF OPERATIONS

     Zap.Com is a development stage company that intends to grow the ZapNetwork, which is a network of third party Web sites that deploy, on a perpetual basis, our multifunctional banner, the ZapBox or other Internet properties that we may acquire or develop. Currently, the ZapNetwork currently consists of three Web sites owned and operated by Zapata, www.charged.com, www.word.com and www.pixeltime.com. and Zap.Com's home page, www.zap.com. Zapata has agreed to continue this arrangement at its discretion and no legal or other financial obligations exist between the parties with respect to this arrangement. We intend to distribute advertising and e-commerce opportunities over the ZapNetwork.

     From inception on April 2, 1998 through November 12, 1999, Zap.Com operated as a wholly-owned subsidiary of Zapata. On November 12, 1999, Zap.Com became a public company when Zapata distributed 477,742 shares of our common stock to its stockholders.

     Since its inception, Zap.Com's operations have consisted primarily of organizational and capital raising activities, research and analysis with respect to Internet industry opportunities, the development of strategic and commercial relationships and the creation of our home page at www.zap.com and ZapBox 1.0. Our limited operating history makes it difficult to evaluate our business and prospects. You must consider our prospects in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, operating within the relatively new and rapidly evolving Internet environment. Our risks include, but are not limited to, an evolving and unpredictable business model, proper management of our growth, the implementation of an Internet banner, the establishment of strategic and commercial relationships, increasing our employee base, growing and maintaining the ZapNetwork, attracting and retaining customers, and the anticipation of and adaptation to changes in our market and competitive developments. Please see "Risk Factors". We cannot assure anyone that we will be successful in addressing these or any other risks, and our failure to do so could have a material adverse effect on our business, financial condition and results of operations.

     As of September 30, 1999 Zap.Com had generated no revenues and had incurred expenses and a cumulative operating loss of approximately $1,412,000 from date of inception, consisting primarily of payroll, legal, accounting and consulting fees. Of this amount, approximately $325,000 is attributable to the rights offering that Zap.Com abandoned during September 1999. Since its inception, Zapata has provided Zap.Com with all of the administrative personnel and services which it has required on an estimated cost basis.

     Zap.Com does not presently have any source of revenue. Zap.Com's ability to generate revenue will depend on its ability to contract with Web sites to join the ZapNetwork and to successfully market the ZapBox to potential customers. Zap.Com cannot predict whether Web site owners will want to join the ZapNetwork. If Zap.Com is unable to attract a sufficient number of Web site owners to its network, it will not be able to commence sales or generate sufficient revenues to become profitable. Please see "Risk Factors -- We Have No Present Source of Revenues; To Generate Revenues, We Will Need to Grow Our Network and We Cannot Guarantee That This Will Occur".

     In November 1999, Zapata contributed to Zap.Com $8,000,000 in cash and forgave $1,000,000 in inter-company debt. The entire contribution was allocated to the Zap.Com common stock held by Zapata. Also in November 1999, Malcolm Glazer and Avram Glazer contributed $1,100,000 in cash as payment for 550,000 shares of Zap.Com common stock.

     Zap.Com expects that during the year 2000 it will significantly increase the levels of its expenditures in connection with the development of a supporting infrastructure and network, the hiring of additional employees and the expansion of its business. Further, during this period, Zap.Com also anticipates that it will have significant charges against earnings from the amortization of consideration to be paid Web site owners who join the ZapNetwork and from stock issued in connection with promotions or other events. Please see "Risk Factors -- We Expect to Incur Significant Expenses For Compensation Paid to Web site owners For

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

Participating In Our Network." As of the date of this prospectus, Zap.Com does not have any agreement, understanding or arrangement with any Web site owners to join the network. At any given time, however, we may be in discussions or negotiations regarding any of these opportunities.

     On October 20, 1999, Zap.Com granted to persons who are Zap.Com executives or key employees options to purchase up to 578,000 shares of Zap.Com common stock at $2.00 per share exercise price. In addition, on October 20, 1999 Zap.Com granted American Internetwork Sports stock warrants for the purchase of up to 2,000,000 shares of Zap.Com common stock at a $2.00 per share exercise price in consideration for a three year commitment to provide sports related consulting services. These options will generally vest ratably on an annual basis on the first three anniversaries of their issuance and will have five year terms. The warrants will vest on annual basis on the first three anniversaries of Zapata's November 12, 1999 distribution of Zap.Com shares to its stockholders. The options and the warrants both have five year terms from the date of their issuance. Zap.Com will account for these options pursuant to the provisions of APB Option No. 25 "Accounting for Stock Issued to Employees" and will comply with the pro-forma disclosure provisions prescribed by Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation". In management's opinion, the exercise price of the options is equal to or below the fair value of Zap.Com's common stock on the date of grant and, accordingly, no compensation charge will be recorded by the Company. However, Zap.Com will report a pro-forma compensation cost of approximately $300,000 ratably over the vesting period determined by using an option pricing model prescribed for non-public entities and the following assumptions: the fair value of Zap.Com's stock at date of grant was less than $2.00, the expected life of the options is 5 years, and the risk-free interest rate is 6.00%.

     In the case of the warrants granted to American Internetwork Sports, Zap.Com will record expense in accordance with FASB Emerging Issues Task Force 96-18. Accordingly, Zap.Com will record expense based on the then current fair value of the warrants at the end of each reporting period with adjustment of prior period expense to actual expense at each vesting date. Due to the variable nature of this method, Zap.Com cannot predict the cost that it will ultimately record in connection with these warrants.

     Until Zap.Com begins to recognize revenue from operations, it will continue to be considered in the development stage. Zap.Com anticipates that, for the foreseeable future, it will incur substantial operating losses and negative cash flow as it executes its business model and acquires and integrates the necessary technology, systems and supporting infrastructure, increases the number of Web sites joining its network, develops its brand name and expands its business. The extent of these losses will depend, in part, on the amount and rates of growth in our revenue from advertisers, e-commerce relationships and other customers. As a result, we will need to generate significant revenue if profitability is to be achieved. To the extent that revenue does not grow at anticipated rates or that increases in our operating expenses precede or are not subsequently followed by commensurate increases in revenue, if we are unable to adjust operating expense levels accordingly, our business, results of operations and financial condition will be materially adversely affected. There can be no assurance that our operating losses will not increase in the future or that we will ever achieve or sustain profitability. See "Risk Factors -- Our Lack Of An Operating History Makes It Difficult To Evaluate Our Business And Prospects" and "-- We Anticipate Significant Losses and Negative Cash Flow for the Foreseeable Future."

     We believe that our revenue will be influenced by seasonal fluctuations because advertisers, who we expect to initially comprise most of our customers, generally place fewer advertisements during the first and third calendar quarters of each year. In addition, expenditures by advertisers tend to be cyclical, reflecting overall economic conditions as well as budgeting and buying patterns. In addition, our operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are beyond our control. Please see "We May Fail to Meet Market Expectations Because of Fluctuation In Our Quarterly Operating Results" and "Risk Factors -- Which Could Cause Our Stock Price to Decline".

LIQUIDITY AND CAPITAL RESOURCES

     As of September 30, 1999, Zap.Com had approximately $23,000 in cash and cash equivalents. In November 1999, Zapata contributed to Zap.Com $8,000,000 in cash forgave $1,000,000 in inter-company

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

debt, the proceeds of which Zap.Com used in connection with start-up and capital raising activities. Also in November 1999, Malcolm Glazer and Avram Glazer contributed $1,100,000 in cash as payment for 550,000 shares of Zap.Com common stock. Zap.Com expects to use the proceeds from these contributions to fund development of the ZapNetwork and anticipated operating losses and for general corporate purposes.

     As of the date of this prospectus Zap.Com does not have a source of revenues and it does not expect to begin recognizing revenues until the ZapNetwork has grown to a size which makes sales commercially feasible. We cannot predict when Zap.Com will commence sales or begin to recognize revenues. Please see "Risk Factors -- We Have No Present Source of Revenue; To Generate Revenues We Will Need to Grow Our Network and We Cannot Guarantee That This Will Occur."

     Zap.Com expects to incur significant negative cash flow from operations for at least the first 12 months following the date of this prospectus. Zap.Com, however, currently expects that the proceeds from the investments made by Zapata and the Glazers will be sufficient to support its growth and operations during at least this 12 month period. However, additional capital could be required in the next 12 months if unexpected costs arise or if we pursue ventures that enhance or accelerate our business development. If additional capital requirements arise, we may need to raise additional funds.

     As part of its business strategy, Zap.Com plans to make payments of common stock to Web site owners who join the ZapNetwork. Please see
"Business -- Building The ZapNetwork". Our common stock has been trading since November 30, 1999 in the over-the-counter market. It is currently quoted in the OTC Electronic Bulletin Board under the symbol "ZPCM". Since November 30, 1999 trading in our common stock has been thin. We cannot assure you that a more active trading market for our common stock will develop or if it does develop, that it will be sustained. Please see "Risk Factors -- It is Difficult to Predict Whether a Market For Our Stock Will Develop and If a Market Develops, the Market Price of Our Stock Will Likely be Volatile." We believe that the willingness of Web site owners to accept our common stock will depend upon the development of an active trading market in our stock, prevailing market conditions, the market price of our common stock and other factors over which we have no control, as well as our financial condition and results of operation. If Web site owners are unwilling to accept Zap.Com common stock, Zap.Com may need to raise additional funds.

     We cannot guarantee that Zap.Com will be able to raise sufficient capital if additional funds are necessary, or, if it can, that it will be able to do so on terms that it deems acceptable. In particular, potential investors may be unwilling to invest in Zap.Com due to Zapata's voting control over Zap.Com and the significant potential for percentage dilution of a potential investor's percentage ownership in our common stock presented by our business model. Zapata's voting control may be unattractive because it makes it more difficult for a third party to acquire us even if a change of control could benefit our stockholders by providing them with a premium over the then current market price for their shares. Please see "Risk Factors -- Zapata's Control and the Presence of Interlocking Directors and Officers Will Create a Potential Conflict of Interest and Could Prevent a Change of Control". Failure of Zap.Com to raise funds required to support the growth of its network would have a material adverse effect on Zap.Com's business and its ability to generate and grow revenues and could result in a complete loss in the value of Zap.Com common stock being offered with this prospectus. If we raise additional funds through the issuance of equity, equity-related or debt securities, these securities may have rights, preferences or privileges senior to those of the rights of our common stockholders, who would then experience dilution.

YEAR 2000

     Many currently installed computer systems and software products are coded to accept or recognize only two digit entries in the date code field. These systems and software products will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, computer systems and/or software used by many companies and governmental agencies may need to be upgraded to comply with Year 2000 requirements or risk system failure or miscalculations causing disruptions of normal business activities.

     State of Readiness. The only software and hardware currently employed by Zap.Com consist of a financial accounting package and two servers, all of which are Year 2000 compliant. Zap.Com's business, however, will be largely dependent on software and computer technology potentially subject to Year 2000 issues. Zap.Com has, and will continue to, assess the Year 2000 readiness of the information technology ("IT") systems that it will be acquiring or that will be employed by third party service providers, including the hardware and software that enable delivery of data and programming to the ZapNetwork, and its non-IT systems. Prior to purchasing any hardware or software or engaging a third party, Zap.Com has, and will continue to, assess, with the help of consultants, whether components which it proposes to purchase or which are to be employed by third party service providers will properly recognize dates beyond December 31, 1999. Zap.Com does not anticipate that any hardware or software that it has, or will purchase or license will have material problems in this regard as it intends to only purchase or license current versions of hardware and software provided by major vendors. Moreover, Zap.Com has, and will continue to, secure appropriate contractual assurances from its software and hardware vendors and third party service providers that their software and hardware solutions are Year 2000 compliant. However, future guarantees of Year 2000 compliance may be impossible or too costly to obtain and we may find it necessary to obtain software or hardware which could experience a failure due to Year 2000 issues.

     Web sites that belong to the ZapNetwork may also be impacted by Year 2000 complications. Any failure by our network participants to make their sites Year 2000 compliant could result in an inability to deliver programming to the participant's sites. Zap.Com will obtain a representation and warranty from the Web site owner of its Year 2000 compliance; however, this will not assure Zap.Com that the Web sites will have no Year 2000 issues. If a material number of network participants experience that trouble, it could have a material adverse effect on Zap.Com's business and operations.

     Costs. To date, Zap.Com has minimal expenditures in connection with identifying or evaluating Year 2000 compliance issues.

     Risks. Zap.Com is not currently aware of any Year 2000 compliance problems relating to the IT or non-IT systems which it or third party service providers plan to employ that would have a material adverse effect on its business, prospects, results of operations and financial condition. We cannot guarantee that Zap.Com will not discover Year 2000 compliance problems in hardware or software that it acquires or that is used by third party service providers which will require substantial revisions or replacements, all of which could be time consuming and expensive. The failure of Zap.Com to fix or replace third party software, hardware or services on a timely basis could result in lost revenues, increased operating costs, the loss of customers and other business interruptions, any of which could have a material adverse effect on Zap.Com's business and results of operations and financial condition. Moreover, the failure to adequately address Year 2000 compliance issues in its IT and non-IT systems could result in claims of mismanagement, misrepresentation or breach of contract and related litigation, which could be costly and time consuming to defend.

     In addition, there can be no assurance that governmental agencies, utility companies, Internet access companies, third party service providers and others outside Zap.Com's control will be Year 2000 compliant. The failure by these entities to be Year 2000 compliant could result in a systemic failure beyond the control of Zap.Com, like a prolonged Internet, telecommunications or electrical failure, which could also prevent Zap.Com from delivering its services to its customers, decrease the use of the Internet or prevent users from accessing ZapNetwork sites, which could have a material adverse effect on Zap.Com's business, prospects, results of operations and financial condition.

     Contingency Plan. Zap.Com does not have any Year 2000 contingency plans. Our failure to develop and implement, if necessary, an appropriate contingency plan could materially adversely affect our business, results of operations and financial condition.

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

                                    BUSINESS

INDUSTRY

     The Internet's rapid growth since its first commercialization in the late 1980's, is expected to continue for the foreseeable future. We believe that the number of Web users will grow from 78 million in the United States and over 159 million world wide in March 1999 to over 132 million in the United States and over 325 million world wide by the end of 2000. In addition, due in part to the Web's open nature, the number of Web sites has been proliferating at a rapid pace. Zap.Com believes that as of December 1998, the number of Internet domains (.com, .net, .edu and .org) had grown to approximately 4.5 million.

     With the explosion in both the number of users and Web sites, the Internet has emerged as a significant communications medium. This has resulted in more and more businesses using the Internet as a sales and distribution channel for commercial activities and as an information resource. To date, commercial applications on the Internet have involved mostly commerce, advertising and direct marketing.

     E-commerce has grown as a result of the increase in traffic, user's willingness to conduct on-line transactions and the types of products and service being distributed over the Internet. Consumers now trade securities, pay bills and purchase airline tickets and consumer goods over the Internet. Zap.Com believes that this growth will continue with a projected increase in e-commerce sales from an estimated $3.7 billion in 1998 to $10.0 billion in 2000.

     Dissemination of content, like newspapers, magazines and journals, through the Web has also experienced significant growth because of both the growing popularity of the medium and the attractiveness of Web-based advertising to the customers of content publishers. On-line advertising provides advertisers with the ability to target their messages to select audiences with specific interests and characteristics and to quickly modify a program's cost effectively in response to information received from dialogue with customers. The Web also allows the measurement of the effectiveness and response rates of advertisements and the tracking of the demographic characteristics of Web users, which tend to have attractive profiles. These valuable tools have not been lost on traditional advertisers, like consumer product companies and automobile manufacturers, who are increasing their use of on-line advertising. Zap.Com believes that the dollar value of Internet advertising in the United States will increase from an estimated $2.1 billion in 1998 to $7.1 billion in 2002.

     Internet-based direct marketing has also experienced rapid growth. The Internet allows point-of-sale promotions to be targeted to consumers and better evaluated based on the response rate of consumers (e.g., number of leads, number of sales or transactions as a percentage of promotions viewed, etc.). Direct marketers have the opportunity through the Internet to increase consumer response rates and decrease costs-per-transaction by high impact targeting and delivering of their campaigns. This can be much more cost efficient to the direct marketer than traditional mediums. Zap.Com believes that approximately $163 billion was spent on direct marketing initiatives in the United States in 1998.

     While the Web offers numerous opportunities, potential advertisers and e-commerce companies face a number of significant challenges to realizing this potential. These challenges arise from the fact that there are millions of Web sites (only a fraction of which are of significant size), the significant breadth of content available on the Web and the costs of transacting individually with a number of smaller, but desirable sites in order to reach a larger on-line audience. In addition, small Web sites do not typically maintain the special analytical tools that are necessary to evaluate and optimize the effectiveness of information delivery and to target appropriate users. Many of these Web sites also lack the technology to deliver information to a broad reach of Internet users. Potential advertisers and e-commerce companies seek to overcome these challenges by outsourcing their on-line needs to media representative firms whose business is to coordinate the sale of the on-line inventory of a number of related or unrelated Web sites.

     Web site owners face equally daunting challenges in capitalizing on the economic opportunities presented by the Web. Typically, Web site owners attempt to support, or profit from, their Web sites by selling Internet advertising or other commercial uses of their inventory. Many Web site owners who are too small or lack brand name value to justify an internal sales force or to attract the attention of a media representative firm, however, find this difficult because they do not have the resources necessary to employ, train and manage a sales force or to compete for experienced personnel in this highly competitive environment. Further, many Web site owners cannot afford, or do not have the ability to operate and maintain, the servers and technology necessary for targeted information delivery. Many Web site owners are unable to secure advertising from, or to service those persons who purchase on-line inventory. As a result, many Web site owners seek to outsource sales of their on-line inventory.

     Several business models have evolved to address the challenges faced by both Internet advertisers and others wishing to engage in Internet-based commercial activities and Web site owners. These models generally focus on centralizing the point of sale to the Web sites in one entity, which creates synergies for, and streamlines distribution and marketing operations of, Web sites belonging to the network and provides for more effective placement of advertisement.

     One business model involves organizations that act as advertising representatives for sites. These firms coordinate and facilitate the distribution of a customer's advertising on-line inventory over a large network of third party sites with high brand value, including premium Web sites. Some Internet search and navigational sites as well as Web site owners who offer a significant amount of content through their sites employ a model, which involves the distribution of advertising banners over a family of Web sites owned by them. Also, Web advertising companies are available which focus on technologies or services that allow companies to track and manage their own advertising campaigns or inventory. Another model is the "associate program" in which any Web publisher receives a referral fee for purchases originating from the publisher's Web site from a button that hyperlinks to the Web publisher's e-commerce site.

THE ZAP.COM SOLUTION

     Zap.Com plans to employ a business model that it believes addresses, in a unique and effective manner, both the challenges faced by Web site owners and advertising and e-commerce companies who desire to benefit from the Internet. This model is similar to existing business models in that it involves the creation of a network, however, it differs in that Zap.Com plans to acquire perpetual rights (subject to payment obligations) to space on third party Web sites, while the site's publisher retains the rights to all other aspects of the Web site.

     Zap.Com believes that its network structure will provide it with the benefits of both a potentially large and wide reaching network while retaining the individual creative talents of the Web site owners who belong to our network. Zap.Com further believes that this network structure will be attractive to Web site owners because, among other things, they will receive a direct economic benefit while retaining ownership and control of all aspects of their Web site not involving the ZapBox and have the potential to enhance their traffic as a result of belonging to the network.

BUSINESS STRATEGY

     To implement its business model, Zap.Com plans to pursue the following key elements:

     Build the ZapNetwork. In order to reach a substantial audience, Zap.Com will seek to aggregate a significant number of third party Web sites for its network. Zap.Com intends to pursue Web sites that have appealing and diverse content, have an attractive base of unique users and meet other criteria established by Zap.Com.

     Deploy the ZapBox. Zap.Com intends to deploy it's multifunctional banner, the ZapBox, that can deliver content, advertising and e-commerce opportunities across the ZapNetwork of Web sites.

     Build Multiple Revenue Streams. Zap.Com intends to seek revenue from multiple sources, including advertising, commerce and other commercial activities. Zap.Com intends to achieve its revenue objectives by: (1) establishing and expanding a user base; (2) establishing the ability to target advertising, e-commerce and other commercial programming to demographically distinct user groups; (3) creating revenue-sharing commerce relationships; and
(4) entering into relationships with third-party content providers that pay Zap.Com for access to its users.

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

     Establish and Build Brand Loyalty. Zap.Com intends to advertise and promote its brands to potential advertising and e-commerce customers. Zap.Com plans to pursue this strategy through a variety of marketing and promotional techniques, which may include on-line and off-line advertising, conducting a public relations campaign and developing business alliances and relationships.

     Develop Strategic and Commercial Relationships. Zap.Com intends to develop strategic and commercial relationships with third parties that will facilitate the execution of its business plan, like a media representation firm, an on-line inventory management company, Web site developers, Web site hosts, content providers, e-commerce and traditional businesses and other organizations. While Zap.Com may develop the ability to render some of these services internally, it also intends to continue developing strategic and commercial relationships to assure itself of adequate access to these services for the foreseeable future.

     Create a Superior Economic Model. Zap.Com believes that the business model which it plans to use has inherent economic advantages over other Internet networks. The Web site rights structure reduces the risk of network participant turnover, maximizes the flexibility of the ZapBox for promotional and commercial activities and creates a potentially favorable cash flow model due to Zap.Com's right to retain all network generated revenues less a sales commission while alleviating it of the expenses and organizational complexities of operating and supporting a network of company-owned Web sites. Zap.Com believes that this strategy will result in a highly scalable business platform, from which it expects to be able to generate multiple revenue sources.

BUILDING THE ZAPNETWORK

     Zap.Com's goal is to build a large network of third party Web sites that will deploy the ZapBox and be known as the ZapNetwork. Zap.Com will seek to attract Web sites to its network primarily through the issuance of equity.

     Zap.Com intends to take a variety of information into account in developing the price which it will pay for the rights it seeks to acquire with respect to these third party Web sites. One source is information Zapata provided to Zap.Com which was compiled during Zapata's previous efforts to enter the Internet market. This information includes prices which various private Web sites were willing to be bought relative to various site performance measures. The second source is the market valuation of public companies that operate Web sites relative to their reported traffic.

     Zap.Com's ability to pay Web site owners for joining the ZapNetwork will largely depend upon the development of an orderly trading market in Zap.Com's common stock. Since November 30, 1999, the trading in Zap.Com's common stock has been thin. If an orderly trading market does not develop in Zap.Com's common stock, then Web site owners may be reluctant to accept stock as payment for joining the ZapNetwork and Zap.Com will have to raise additional capital in order to fund the growth of its network. Zap.Com cannot guarantee that an orderly trading market will develop in its stock or that, if necessary, it will be able to raise any, or a significant amount of additional capital. Please see "Risk Factors -- It is Difficult to Predict Whether a Market for Our Stock Will Develop, and the Market Price of Our Securities Will Likely Be Volatile," and "-- If We Are Unable to Raise The Necessary Capital in The Future, We May be Unable to Meet Our Future Capital Needs." If either of these events occur, Zap.Com may be unable to grow the ZapNetwork.

     If and when Zap.Com issues stock in connection with the acquisition of Web site rights, the percentage of common stock owned by existing stockholders will experience dilution. Please see "Risk Factors -- Investors Will Experience Dilution with Future Stock Issuances." These acquisitions will also negatively impact net income due to non-cash charges which Zap.Com expects to record against earnings following their consummation. Please see "Risk Factors -- We Expect to Incur Significant Expenses For Compensation Paid to Web site owners For Joining Our Network."

     The ZapNetwork currently consists of four Web sites, including Zapata's www.word.com, www.charged.com and www.pixeltime.com and Zap.Com's home page, www.zap.com. Zapata has agreed to continue this arrangement until it is terminated by Zapata at its discretion. No legal or other financial obligations exist between Zapata and Zap.Com with respect to this arrangement. We are currently using this network as a beta testing center for the development of the ZapBox and its underlying technologies. As future releases of ZapBox are developed and deployed, these sites are expected to continue as beta sites for our network.

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WEB SITE OWNER RECRUITING

     Zap.Com believes that as of December 1998 over 4.5 million Internet domains existed. As a result, Zap.Com believes there are a number of Web sites that are viable candidates for the ZapNetwork. Although some highly desirable sites have already entered into network arrangements with third parties which commits their on-line advertising inventory, Zap.Com believes that many of these arrangements are non-exclusive or are terminable by Web site owners, making these sites candidates for the ZapNetwork.

     Zap.Com anticipates that the ZapNetwork will be attractive to Web site owners because it may, among other things, allow them to:

     - recognize direct value for their audience without giving up ownership or editorial control of their Web sites other than the space occupied by the ZapBox or another Zap.Com Internet property;

     - increase the value of their remaining rights to their Web sites to potential customers and acquirers as a result of increased traffic through cross-promoting and cross-linking with the ZapNetwork;

     - have the opportunity to participate in Zap.Com's potential future appreciation after receiving Zap.Com common stock as part of the consideration for joining the ZapNetwork.

     Zap.Com also believes that its network will be attractive to a number of Web site owners because many small and medium-sized Web sites do not have, or have limited, internal sales, billing, tracking and reporting capabilities. By joining the ZapNetwork, these sites will not need these capabilities because Zap.Com will have responsibility for placement and reporting of the use of the banner space.

     Zap.Com does not initially intend to recruit or limit participation in its network to any particular type of Web site. In order to be eligible to join the ZapNetwork, an applicant must, among other things, own and maintain Web sites, which meet minimum unique user requirements and do not, in Zap.Com's opinion, display objectionable content. Zap.Com, however, will have sole discretion to determine whether a Web site may join its network.

     Zap.Com expects a significant number of Web site owners to apply to join the ZapNetwork. Zap.Com, however, has not confirmed this assumption. Zap.Com cannot guarantee you that any Web sites will want to join the ZapNetwork or that if any do, that a sufficient number would join the ZapNetwork so that Zap.Com can generate revenues, or do so at a level necessary to become profitable or generate a positive cash flow.

PRODUCTS AND SERVICES

     Zap.Com's main product will initially be the ZapBox, which will be deployed on Web sites that have joined the ZapNetwork. Zap.Com plans to provide a variety of content on the ZapBox. The content on Zap.Com's banner may be available in various forms of media, including graphics, animations, sound, text and user prompted interactions and is expected to offer search capabilities, channel-based content and community features, like chat rooms and e-mail, etc. and display advertisement, e-commerce and other commercial opportunities. The ZapBox is expected to permit users to click back to the Zap.Com home page or to other sites in the ZapNetwork. ZapBox 1.0, which was launched September 27, 1999, lets users: search, send us feedback through e-mail, link to the Zap.Com home page and to other sites in the ZapNetwork. The links in the ZapBox will provide users numerous access points to the ZapNetwork which should enhance the traffic of Web sites that belong to our network. Zap.Com has entered into an arrangement with Auragen Communications to develop the banner, with iSyndicate, Inc. to deliver content and functionality and with Direct Hit Technologies for search capabilities. Although ZapBox 1.0 has been created and launched, we cannot predict when other releases, offering enhanced functionality, will be available or whether we will encounter difficulties in deploying the ZapBox across the ZapNetwork. Please see "Risk Factors -- We Are In The Process Of Developing Future Releases Of Our Banner, And It May Be Difficult To Finalize Development Of These Releases."

     Zap.Com will also seek to design its network so that customers can benefit from the dynamic matching, targeting and delivering functionality available on the technology which will serve its network. If successful, customers should be able to customize their delivery on the ZapNetwork through the ZapBox within specific
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

categories of interest, on specific Web sites, or by targeting based on a variety of factors, including user interest, organization type, keyword choice and user geographical location.

     Zap.Com will be responsible for of all Zap.Com Internet properties, including displayed content and advertising and e-commerce opportunities. Thus, Zap.Com will have the responsibility for programming and sales and marketing of the banner, while ownership of, and responsibility for, all other aspects of ZapNetwork Web sites will continue with the Web site owners.

     Zap.Com maintains a home page at www.zap.com that links to what Zap.Com believes to be some of the Internet's most popular Web properties. These links are categorized into interest specific categories like news, sports, entertainment, weather, finance, current events and travel. As the ZapNetwork grows, it will act as a directory to the sites in the network. Zap.Com plans to divide the Web sites that belong to the ZapNetwork into channels that segregate sites according to topic or audience groups. The home page is also expected to continue to display the then most recent release of the ZapBox.

  Domain Names

     Domain names are Internet "addresses." Zap.Com is currently the registered holder of 60 Internet domain names. The most important of these domain names is www.zap.com, which is the URL for our home page. The purpose to registering the domain names other than www.zap.com is to provide a medium through which Zap.Com can execute marketing activities. As of the date of this prospectus, we have not developed operational sites for most of these other 59 domain names. These sites would support and compliment the content of ZapNetwork sites.

     Third parties have in the past and Zap.Com expects that third parties will in the future challenge Zap.Com's right to domain names registered in its name. Zap.Com cannot guarantee that it will succeed on these claims.

     The allocation and governance of domain names is generally regulated by Internet regulatory bodies like Network Solutions, Inc. These Internet regulatory bodies promulgate rules and regulations regarding domain names, which may change from time to time. The relationship between Internet regulatory bodies, the allocation and governance of domain names and laws protecting trademarks/service marks and similar proprietary rights is unclear and is in flux. The current system for registering, allocating and managing domain names has been the subject of much litigation, including trademark/service mark litigation, unfair competition and dilution litigation. Therefore, we cannot guarantee that Zap.Com's domain names will not lose their value, or that Zap.Com will not have to obtain entirely new domain names in addition to or in lieu of its current domain names if reform efforts result in a restructuring in the current system. Therefore, Zap.Com could lose its domain names or be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names, trademarks/service marks and other proprietary rights.

OPERATING INFRASTRUCTURE AND TECHNOLOGY PLATFORM

     Zap.Com's business will be supported by a systems platform that is provided and maintained by third parties. For Zap.Com's ad servicing technology platform, we have chosen DoubleClick's Ad Server technology solution. This platform will enable Zap.Com to manage the ZapBox and measure page views on the ZapNetwork. This technology will allow us to rotate, change or target banner advertising on the ZapBox.

     Zap.Com currently owns two servers that are hosted by Qwest Communications International Corporation. To support the expansion and functionality of the ZapBox and other ZAP.COM Internet properties, Zap.Com has contracted with EMC, Inc. to provide scalable hosting, Internet connectivity and database management services and to support the expansion of the functionality of the ZapBox and the ZapNetwork. Any disruption of Internet access provided to Zap.Com could prevent Zap.Com from operating or serving the ZapBox and could cause Zap.Com not to honor customer obligations and would harm Zap.Com's reputation. This would have a material adverse affect on Zap.Com's prospects, revenues and operating results.

     Our success will depend on the continuing and uninterrupted performance of our systems and those of third parties. Customers may become dissatisfied by any system failures that interrupt our ability to deliver
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

programming on the ZapBox, including any failure to provide content, advertisements, e-commerce opportunities, etc. accurately to the targeted audience and without significant delay to the viewer. Sustained or repeated system failure would reduce the attractiveness of our network to potential customers and Web site owners who are potential network participants. Slower response time or system failures may also result from straining the capacity of software deployed for our network due to an increase in the volume of programming delivered to our network through its servers. To the extent that we do not effectively address any capacity constraints or system failures, our prospects revenues and operating results would be materially and adversely affected.

     The ZapNetwork will depend on Internet service providers, online service providers and the operators of ZapNetwork Web sites for points of access to the network. Internet service providers have experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures unrelated to Zap.Com's systems. Moreover, the Internet infrastructure may not be able to support continued growth in its use. Any of these problems could prevent Zap.Com from operating its network which would have a material adverse affect on its prospects, revenues and operating results.

SALES, MARKETING AND CUSTOMER SERVICE

     Zap.Com plans to conduct a marketing program that is aimed at attracting and retaining customers who use its network for advertising, e-commerce and other commercial activities. Zap.Com may use on-line or traditional media in conducting these programs. Zap.Com will also explore co-marketing agreements, where links to the Zap.Com home page will be featured on Web sites which are not a part of the ZapNetwork.

     Zap.Com plans to use a third party service provider to solicit potential advertising customers. We have selected CKG Media.Com, Inc. d/b/a Phase2Media to act as our exclusive sales agent in the solicitation of advertising sales for the ZapNetwork. We are currently negotiating a contract with Phase2Media and expect to enter into an agreement with that organization although we cannot guarantee that this will occur. If we are unable to reach an agreement with Phase 2 Media, we will need to locate a new sales agency and negotiate an acceptable arrangement.

     Zap.Com believes that its ability to establish and maintain long-term relationships with its customers and to encourage repeat use of its network by customers will depend, in part, on the strength of its support and service operations and staff. Furthermore, Zap.Com believes that frequent communication with and feedback from its customers and Web site owners who belong to its network will allow it to continually improve the ZapNetwork and related services. Zap.Com plans to offer an e-mail address to enable its constituents to request information and to encourage feedback and suggestions.

STRATEGIC PARTNERSHIPS & RELATIONSHIPS

     Zap.Com anticipates entering into a number of strategic and commercial relationships and partnerships with third parties in order to implement its business plan. As of the date of this prospectus, we have contracted with DoubleClick, iSyndicate, Direct Hit Technologies, Auragen Communications, and EMC. While Zap.Com may develop internally the ability to render all of the outsourced services provided by these entities, Zap.Com intends to continue developing strategic relationships and partnerships so that it can have adequate access to those services for the foreseeable future.

EMPLOYEES

     As of the date of this prospectus, Zap.Com has seven employees. Avram Glazer, our President and CEO, and Leonard DiSalvo, our VP-Finance and Chief Financial Officer, currently devote a portion of their business time and attention to Zapata and a portion to Zap.Com. We expect to hire additional employees to assist in the operation of our business. Although the competition for skilled employees in the Internet industry is intense, Zap.Com does not now foresee problems in hiring qualified employees to meet its needs.

     Our senior management does not possess experience in acquiring or managing an Internet network business. Therefore, Zap.Com has relied, and expects to continue to rely, on consultants, service organizations

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

and other professionals with Internet experience to assist it in executing its business model. Zap.Com will compensate those consultants, service organizations and other professionals at competitive rates. Presently there is no way to estimate the term of their service.

INTELLECTUAL PROPERTY

     Zap.Com regards its service marks, trademarks, trade dress, trade secrets and other intellectual property as critical to its success, and will rely on trademark law, patent law, trade secret protection and confidentiality and/or license agreements with its employees, customers, Web site owners who belong to the ZapNetwork and others to protect its proprietary rights. A provisional patent application has been filed with the United States Patent and Trademark Office for a business process patent which is directed to a unique Internet-based commerce method and system underlying Zap.Com's business model. A provisional patent application is a type of application under which a patent will not issue, but which provides a priority date for a regular patent application that is filed within a one year period following the filing of the provisional patent application. Zap.Com has also filed applications seeking registration of its service marks in the United States, including Zap.Com. Zap.Com plans to file additional service mark applications in the future as it adopts and uses additional marks. Zap.Com cannot guarantee that any patent applications or trademark registrations will be approved. Even if they are approved, these patents or service marks might be successfully challenged or invalidated by others. Zap.Com also does not know if its current or future applications will be issued with the scope of claims it seeks. If a patent is issued on our pending application, it is possible that:

     - if there are variations in the application of the business model claimed in the patent to the products and services we offer in the future, the patent, if issued, may not be effective in preventing one or more third parties from utilizing a copycat business model to offer the same product or service in one or more categories; and

     - a competitor may develop and utilize a business model that appears similar to the system described in our patent application, but which has sufficient distinctions that it does not fall within the scope of any patent which may arise from that application.

     In the future we intend to file applications in appropriate foreign jurisdictions for trademarks/service marks that we adopt. Effective trademark, service mark, and trade secret protection may not be available in every country in which Zap.Com's products and services are made available electronically.

     We also generally enter into confidentiality agreements with our employees, consultants and corporate partners to control access to and distribution of proprietary information. We cannot guarantee that any of these persons will observe their confidentiality obligations or will not attempt to disclose, obtain or misappropriate Zap.Com solutions or technologies.

     Zap.Com may license to third parties in the future some of its proprietary rights, like trademarks/service marks. While Zap.Com will attempt to ensure that the quality of its brands are maintained by those licensees, licensees may take actions that materially adversely affect the value of Zap.Com's proprietary rights or reputation. We cannot guarantee you that the steps taken by Zap.Com to protect its proprietary rights will be adequate or that third parties will not infringe or misappropriate Zap.Com's trademarks, trade dress and other proprietary rights.

     The contracts that Zap.Com will seek with Web site owners who join the ZapNetwork will entitle Zap.Com to receive data derived from user activity on the owner's Web sites. This information will be collected and analyzed for targeting advertising, e-commerce and direct marketing programs as well as predicting performance of these programs. Although Zap.Com believes it has rights to use this information in its database, trade secret, copyright or other protections may not be available for this information.

     On August 17, 1998, LFG, Inc. d/b/a Zap Futures commenced an action against Zapata and another of its wholly-owned subsidiaries, Zap Corporation, in the United States District Court for the Northern District of Illinois. LFG alleged that Zapata and Zap were guilty of trademark infringement, trademark dilution and unfair competition under the federal Lanham Act and various Illinois statutes. The action arose out of the use by Zapata and Zap of the Zap trade name and the Internet domain name "Zap.Com" for its Internet Web site
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

and its linking of that Web site to other Web sites owned by LFG competitors. LFG uses the domain name "zapfutures.com" for its Web site. LFG sought injunctive relief, unspecified compensatory damages, punitive damages and an award of attorneys' fees. The parties reached settlement of this action on April 9, 1999. Under the settlement, Zapata is obligated to provide two years of advertising and listing to ZAP Futures on any Web pages within its proprietary Web sites which lists financial information sources or futures traders. Zap.Com plans to make any propriety Web page meeting these requirements and which it establishes available to the plaintiff to fulfill this obligation on behalf of Zapata and Zap Corporation. In addition, LFG has agreed not to sue or otherwise oppose the use by Zapata or its subsidiaries and successors and assigns of the use of the Zap mark in connection with specified activities, including the use of the Zap mark in connection with our network.

     Zap.Com may be a party to legal proceedings and claims from time to time in the ordinary course of its business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties by Zap.Com and its licensees. These claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources. Even if Zap.Com prevails, this litigation could materially and adversely affect its prospects, operating results and financial condition. Any claims of litigation from third parties may also result in limitations on Zap.Com's ability to use the intellectual property unless Zap.Com enters into arrangements with third parties responsible for these claims or litigation, which may be unavailable on commercially reasonable terms.

COMPETITION

     The market for Internet advertising, e-commerce opportunities and other commercial uses of the Internet as well as the market for Web site owners who are candidates for joining our network are new and rapidly evolving and competition is expected to increase significantly in these markets. Barriers to entry are relatively insubstantial. Competition may also increase as a result of industry consolidation. Zap.Com believes that the principal competitive factors for companies seeking to create a network on the Internet are critical mass, functionality, brand name, the Web sites that belong to the network, loyalty, broad demographic profile and strategic relationships.

     Zap.Com believes that its ability to compete depends on many factors both within and beyond its control, including the following:

     - the timing and market acceptance of Zap.Com's business model;

     - the ability to recruit high quality Web sites with required levels of traffic to the ZapNetwork;

     - the effectiveness of the ZapNetwork in terms of viewer traffic and reach, targeting and measuring performance of the ZapBox;

     - the number and types of strategic and commercial relationships established by Zap.Com, including e-commerce partnerships;

     - the effectiveness of its sales and marketing efforts;

     - the effectiveness of its customer service and support efforts;

     - the ease of use, performance, price and reliability of solutions developed by Zap.Com or its competitions.

     Several companies offer competitive products or services through Web advertising networks, including those that focus on the traditional cost per thousand model, such as DoubleClick, 24/7 Media and Flycast Communications, and those use a performance based model, such as TeknoSurf and ClickAgents. Zap.Com's business competition is also expected from providers of advertising inventory management products and related services, including Accipiter, Adforce and Valueclick. Current and future suppliers of Internet navigational, Web search engine companies and information services, high traffic Web sites and Internet service providers will also compete with Zap.Com. These competitors include free information, search and content sites or services, like America Online, CNET, CNN/Time Warner, Excite@Home, Infoseek, Lycos,

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Microsoft, Yahoo! and Disney. Zap.Com. also expectes to compete with traditional forms of media, like newspapers, magazines, radio and television, for advertisers and advertising revenues.

     Zap.Com believes that this competition could have a significant and adverse impact on prices and terms of advertising and e-commerce relationships. The nature and number of Zap.Com's competitors is expected to increase and change as Zap.Com expands the scope of its services and product offerings. Many of Zap.Com's potential competitors, including Web directories and search engines and large traditional media companies, have operating histories in the Web industry, established brand names and customer relationships and significantly greater financial, technical and marketing resources than Zap.Com. Those competitors are able to adopt more aggressive pricing policies and make more attractive offers to potential employees, distribution partners, commerce companies, advertisers, third-party content providers and Web site owners. They may also be able to respond more quickly than Zap.Com can to new or emerging technologies or changes in customer requirements. We cannot guarantee you that potential ZapNetwork customers will not view our competitors as being more desirable for the distribution of their information over the Web. In addition, Zap.Com's potential customers and strategic partners may have established collaborative relationships with one or more Zap.Com competitors or potential competitors, and high-traffic Web sites. Accordingly, we cannot guarantee you that Zap.Com will be able to grow its network, traffic levels and customer base, or that competitors will not experience greater growth in traffic than Zap.Com as a result of those relationships which could have the effect of making their networks and Web sites more attractive to advertisers, or that Zap.Com's future strategic partners will not sever or will elect not to renew their agreements with Zap.Com. As a result, it is possible that new competitors may emerge and rapidly acquire significant market share. We do not know whether Zap.Com will be able to compete successfully and competitive pressures may have a material adverse effect on Zap.Com's prospects and revenues.

GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES

     There are an increasing number of laws and regulations pertaining to the Internet. In addition, a number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governments and agencies. Recently, the United States Congress enacted Internet legislation regarding children's privacy, copyrights and taxation. Other laws or regulations may be adopted with respect to online content regulation, user privacy, pricing, taxation and quality of products and services. Any new legislation or regulation, or the application or interpretation of existing laws, may decrease the growth in the use of the Internet, which could in turn decrease the demand for Zap.Com's service, increase Zap.Com's cost of doing business or otherwise have a material adverse effect on Zap.Com's prospects and revenues.

     Liability For Information Retrieved From Zap.Com Web Sites Belonging to the ZapNetwork and From Other Internet Sites. Content may be accessed on Web sites that belong to the ZapNetwork or on other Internet sites that are linked to the ZapNetwork or the Zap.Com home page. This content may be downloaded by users and subsequently transmitted to others over the Internet. By providing those links, Zap.Com is exposed to claims that it is liable for wrongful actions by the owners of these sites. Claims of this nature have been brought, sometimes successfully, against providers of Internet services. Zap.Com could also be exposed to liability with respect to third-party content that may be posted by users in chat rooms or bulletin boards which may be offered by Web sites which belong to the ZapNetwork or which are otherwise linked to the ZapNetwork. Also, there may be claims, alleging that Zap.Com, by directly or indirectly providing links to other Web sites, is liable for copyright or trademark infringement or the wrongful actions of third parties through their respective Web sites. The Digital Millennium Copyright Act of 1998, however, has established limited liability for online copyright infringement by online service providers for listing or linking to third party Web sites that include copyright-infringing materials, provided certain conditions are met.

     Zap.Com's general liability insurance may not cover all potential claims to which Zap.Com is exposed and may not be adequate to indemnify Zap.Com for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could result in significant expense and cash demands which would adversely affect operating results and financial condition. Even to the extent that these claims do not result in liability to Zap.Com, Zap.Com could incur significant costs in investigating

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and defending against these claims which would also adversely affect prospects, operating results and financial condition.

     Online Content Regulations. Several federal and state statutes prohibit the transmission of indecent, obscene or offensive content over the Internet to particular groups of persons. In addition, pending legislation seeks to ban Internet gambling and federal and state officials have taken action against businesses that operate Internet gambling activities. The enforcement of these statutes and initiatives, and any future enforcement activities, statutes and initiatives, may result in limitations on the type of content and advertisements available on Web sites that belong to the ZapNetwork. To the extent that one or more Web sites that belong to the ZapNetwork is adversely affected by such legislation and regulations, this could have a material adverse effect on Zap.Com's attractiveness to customers and could adversely affect revenues and operating results. Further, legislation regulating online content could dampen the growth in use of the Internet generally and decrease the acceptance of the Internet as an advertising and electronic commerce medium, which could adversely affect and impede the growth of our revenues.

     Privacy Concerns. The Children's Online Privacy Protection Act of 1998 makes it unlawful for an operator of a Web site or online service directed to children under 13 to collect, use or distribute personal information from a child under 13 in a manner which violates regulations to be promulgated by the Federal Trade Commission. The FTC is in the process of issuing final regulations, which concern the scope of the Act's parental consent requirements.

     The FTC is also considering adopting regulations regarding the collection and use of personal identifying information obtained from individuals when accessing Web sites. Further, the FTC has begun investigations into the privacy practices of companies that collect information on the Internet. One investigation resulted in a consent decree in which an Internet company agreed to establish programs to implement the principles contemplated in the FTC regulations that are under consideration. The FTC may conduct a similar investigation of Web site owners who belong to the ZapNetwork or Zap.Com, or the FTC's regulatory and enforcement efforts may adversely affect the ability of Web sites who belong to the ZapNetwork from collecting and providing us with demographic and personal information from users. This could have an adverse effect on Zap.Com's ability to provide highly targeted opportunities to our customers. Any of these developments would have a material adverse effect on Zap.Com's revenues and growth prospects.

     It is also possible that cookies, or information keyed to a specific server, file pathway or directory location that is stored on a user's hard drive, possibly without the user's knowledge, which are used to track demographic information and to target advertising, may become regulated by laws limiting or prohibiting their use. The passage of laws limiting or abolishing the use of cookies has been advocated by a number of authorities in the United States and other countries. Limitations on or elimination of the use of cookies by Web site owners who belong to the ZapNetwork or Zap.Com could limit the effectiveness of Zap.Com's targeting of advertising and other programming delivered to its network. This could have a material adverse effect on Zap.Com's revenues and growth prospects.

     The European Union recently enacted its own privacy regulations that may result in limits on the collection and use of user information. The laws governing the Internet, however, remain largely unsettled, even in areas where there has been some legislative action. Zap.Com cannot be sure that violations of local laws or new laws will not be alleged by one or more governments, Zap.Com will not violate those laws or laws will not be modified or ones enacted in the future. Any of these events could materially adversely effect our revenues and growth prospects.

     Internet Taxation. A number of legislative proposals have been made at the federal, state and local level, and by various foreign governments, that would impose additional taxes on the sale of goods and services over the Internet and some states have taken measures to tax Internet-related activities. Although Congress recently placed a three-year moratorium on state and local taxes on Internet access or on discriminatory taxes on electronic commerce, existing state or local laws were expressly excepted from this moratorium. Further, once this moratorium is lifted, some type of federal and/or state taxes may be imposed upon Internet commerce. This legislation, or other attempts at regulating commerce over the Internet, may substantially

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impede the growth of commerce on the Internet and, as a result, adversely affect
Zap.Com's opportunity to derive financial benefit from those activities.

     Jurisdictions. It is possible that, although transmissions by Zap.Com over the Internet originate primarily in New York, the governments of other states and foreign countries might attempt to regulate Zap.Com's transmissions or prosecute Zap.Com for violations of their laws. These laws may be modified, or new laws enacted, in the future. Any of these developments could have a material adverse effect on Zap.Com's prospects, operating results and financial condition. In addition, as Zap.Com expects its service to be available over the Internet in multiple states and foreign countries, these jurisdictions may claim that Zap.Com is required to qualify to do business as a foreign corporation in each of these states or foreign countries. As of the date of this prospectus, Zap.Com is not qualified to do business in any state other than New York, and failure by Zap.Com to qualify as a foreign corporation in a jurisdiction where it is required to do so could subject Zap.Com to taxes and penalties and could result in the inability of Zap.Com to enforce contracts in these jurisdictions. Any new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to Zap.Com's business, or the application of existing laws and regulations to the Internet and other online services could have a material adverse effect on Zap.Com's prospects, operating results and financial condition.

LEGAL PROCEEDINGS

     Since the date of its organization through the date of this prospectus, Zap.Com has not been involved in any legal proceedings. Zapata and its wholly-owned subsidiaries, Zap Corporation, however have been sued for use of the Zap tradename and the Zap.Com domain in connection with Web sites providing financial information. This suit has been settled. Please see "Business -- Intellectual Property." We cannot guarantee you that Zap.Com will not in the future be involved in litigation incidental to the conduct of its business.

FACILITIES

     Zap.Com's headquarters are located in Rochester, New York, in space subleased to it by Zapata. Under the sublease arrangement, annual rental payments are allocated on a cost basis. Zap.Com expects to expand its facilities as its operations grow. Zap.Com believes that additional space will be available on commercially acceptable terms.

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                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth information concerning officers of Zap.Com:

NAME                                   AGE    POSITION
----                                   ---    --------
Avram A. Glazer......................  39     President, Chief Executive Officer and Chairman of the
                                              Board
Leonard DiSalvo......................  41     Vice President -- Finance and Chief Financial Officer
Marisa Bowe..........................  40     Vice President -- Network Content
Gordon E. Forth......................  38     Secretary
Gaetano Guglielmino..................  30     Director of Marketing and Sales
Phil Jones...........................  31     Director of Finance
Therese Stone........................  32     Marketing Manager, ZapNetwork

     Avram A. Glazer, age 39, has served as the sole director and President and Chief Executive Officer of Zap.Com since its formation in April 1998. Mr. Glazer also serves as Zapata's President and Chief Executive Officer. He has held these positions since 1995. For more than five years prior to becoming Zapata's President and Chief Executive Officer, Mr. Glazer was employed by, and worked on behalf of, Malcolm I. Glazer and a number of entities owned and controlled by Malcolm I. Glazer. He also serves as a director of Zapata, Specialty Equipment Companies, Inc. (a food equipment manufacturer) and Viskase Corporation (f/k/a Envirodyne Corporation) (a food packaging company) and is chairman of the board and a director of Omega Protein Corporation (a marine protein company).

     Leonard DiSalvo, age 41, has served as Zap.Com's Vice President-Finance and Chief Financial Officer since April 1999. Mr. DiSalvo also serves as Zapata's Vice President -- Finance and Chief Financial Officer, a position he has held since joining Zapata in September 1998. Mr. DiSalvo has 18 years of experience in the areas of finance and accounting. For the past two years, Mr. DiSalvo served as a finance manager for Canandaigua Brands, Inc., a national manufacturer and distributor of wine, spirits and beer. Prior to that position, Mr. DiSalvo held various management positions in the areas of finance and accounting in the Contact Lens Division of Bausch & Lomb Incorporated. Mr. DiSalvo received his B.S. from St. John Fisher College and is a Certified Public Accountant.

     Marisa Bowe, age 40, has served as Zap.Com's Vice President -- Network Content since April 1999. Ms. Bowe is the founding Editor-in-Chief and Publisher of Word, which is Zapata's Web-based magazine, where she has been employed since February 1995. Before becoming Editor of Word, Ms. Bowe was Conference Manager of the Echo virtual community in New York City for approximately one year. Prior to joining the Echo virtual community, Ms. Bowe was a freelance writer and television producer for three years. Ms. Bowe is a member of the Advisory Committee of the Web Development Fund and a member of the Silicon Alley Reporter's "Silicon Alley 100" list.

     Gordon E. Forth, age 38, has served as Zap.Com's Corporate Secretary since April 1999. Mr. Forth also serves as Zapata's corporate secretary. Mr. Forth is a partner of Woods, Oviatt, Gilman, Sturman & Clarke LLP, a Rochester, New York based law firm, which provides legal services to both Zapata and Zap.Com. Mr. Forth has practiced law at the Woods, Oviatt firm since 1987. Mr. Forth received his B.A. from Hope College and his law degree and M.B.A. from Vanderbilt University.

     Gaetano Guglielmino, age 30, has served as Zap.Com's Director of Marketing and Sales since June 1999. From January 1998 until joining Zap.Com, Mr. Guglielmino was employed by Bausch & Lomb Incorporated, where he was the Strategy Manager -- Disposable Contact Lenses for the Vision Care Division. From 1994 until 1998, Mr. Guglielmino served as the Business Manager for Bausch & Lomb's Thin Film Technology Division. Mr. Guglielmino received his B.S. and M.B.A. from Rochester Institute of Technology.

     Phil Jones, age 31, has served as Zap.Com's Director of Finance since October 1999. Mr. Jones has served as Zapata's Accounting Manager since January 1999. From 1995 to 1998, Mr. Jones' engaged in public accounting, most recently at Arthur Andersen, LLP. From 1992 to 1995, Mr. Jones was a financial analyst at

Citibank, N.A.. Mr. Jones received his B.A. in Economics at SUNY Geneseo and his MBA from Rochester Institute of Technology. He is also a Certified Public Accountant.

     Therese F. Stone, age 32, has served as Zap.Com's Marketing Manager, ZapNetwork since October 1999. From July 1996 until joining ZAP.COM, Ms. Stone was employed by Nalge Nunc International where she launched and managed that company's corporate and branded web sites. From 1990 to 1996 she held various marketing and communications positions at Nalge Nunc International. Ms. Stone received her B.A. from Geneseo State University of New York.

                    BOARD OF DIRECTORS AND BOARD COMMITTEES

     The authorized number of directors of Zap.Com is presently fixed at one. Avram Glazer is the sole director. Mr. Glazer anticipates expanding the board to three or more directors at some point in the future.

     Upon expansion of the size of the board to three or more directors, the by-laws require that two standing committees of the board of directors be activated: the audit committee and the compensation committee, each comprised of two or more directors. The members of these committees will be appointed following the expansion of the board to three or more directors.

     The primary purpose of the audit committee will be to (1) select the firm of independent accountants that will audit Zap.Com's financial statements, (2) discuss the scope and the results of the audit with the accountants and (3) review Zap.Com's financial accounting and reporting principles. The audit committee will also examine and discuss the adequacy of Zap.Com's financial controls with the independent accountants and with management.

     The functions of the compensation committee will be to review, approve and recommend to the board of directors the terms and conditions of incentive bonus plans applicable to corporate officers and key management personnel, to review and approve the annual salary of the chief executive officer, and to administer Zap.Com's 1999 Long-term Incentive Plan.

DIRECTOR COMPENSATION

     Each director who is not an employee of Zap.Com will be compensated at a set dollar amount to be determined for serving as a director. In addition, each new non-employee director will, upon joining the board, be granted options under Zap.Com 1999 Long Term Incentive Plan to purchase shares of Zap.Com common stock at the fair market value for the shares. These options will vest ratably over three years from the date of the grant. Please see "Management-1999 Long-term Incentive Plan". There are no family relationships, or other arrangements or understandings between or among any of the directors, executive officers or other persons under which that person was selected to serve as a director or officer.

EXECUTIVE COMPENSATION

     Zap.Com presently has no employment agreements with its officers or other key employees. The compensation of Zap.Com's executives who are also employed by Zapata will be paid by Zapata and a portion of that cost will be allocated to Zap.Com under the services agreement between Zapata and Zap.Com. Please see "Related Party Transactions -- Services Agreement". Zap.Com will reimburse Zapata for those costs. The costs will be based upon an estimate of the amount of time devoted by those employees to the operation and affairs of each corporation.

1999 LONG-TERM INCENTIVE PLAN

     The 1999 Long-Term Incentive Plan was approved by Zap.Com's board and Zapata as Zap.Com's sole stockholder in April 1999 and amended in October 1999. Pursuant to the plan, awards may be made to existing and future officers, other employees, consultants and directors of Zap.Com from time to time. The 1999 Incentive Plan is intended to promote the long-term financial interests and growth of Zap.Com by providing employees, officers, directors and consultants of Zap.Com with appropriate incentives and rewards to enter into and continue in the employ of, or their relationship with, Zap.Com and to acquire a proprietary interest in the long-term success of Zap.Com; and to reward the performance of individual officers, other employees, consultants and directors in fulfilling their responsibilities for long-range achievements.

     Zap.Com's board, or upon formation, the compensation committee (both of which are referred to below as the "committee"), will make recommendations for grants under the 1999 Incentive Plan from among those eligible persons who hold positions of responsibility and whose performance, in the judgment of the committee, has a significant effect on Zap.Com's success.

     Under the 1999 Incentive Plan 3,000,000 shares of common stock are available for awards. The 1999 Incentive Plan provides for the grant of any or all of the following types of awards: stock options, stock appreciation rights, stock awards and cash awards. Stock options may be incentive stock options that comply with Section 422 of the Code. Future allocation of awards under the 1999 Incentive Plan is not currently determinable as the allocation is dependent upon future decisions to be made by the committee in its sole discretion, and the applicable provisions of the 1999 Incentive Plan.

     The exercise price of any stock option may, at the discretion of the committee, be paid in cash or by surrendering shares or another award under the 1999 Incentive Plan, valued at fair market value on the date of exercise or any combination of cash or stock.

     Stock appreciation rights are rights to receive, without payment to Zap.Com, cash or shares of Zap.Com common stock with a value determined by reference to the difference between the exercise or strike price of the stock appreciation rights and the fair market value or other specified valuation of the shares at the time of exercise. Stock appreciation rights may be granted in tandem with stock options or separately.

     Stock awards may consist of shares of Zap.Com common stock or be denominated in units of shares of common stock. A stock award may provide for voting rights and dividend equivalent rights.

     The committee may specify conditions for awards, including vesting service and performance conditions. Vesting conditions may include, without limitation, provision for acceleration in the case of a change-in-control of Zap.Com, vesting conditions and performance conditions, including, without limitation, performance conditions based on achievement of specific business objectives, increases in specified indices and attaining specified growth measures or rates.

     An award may provide for the granting or issuance of additional, replacement or alternative awards upon the occurrence of specified events, including the exercise of the original award.

     An award may provide for a tax gross-up payment to a participant if a change in control of Zap.Com results in the participant owing an excise tax or other tax above the rate ordinarily applicable, due to the parachute tax provisions of Section 280G of the Code or otherwise. The gross-up payment would be in an amount so that the net amount received by the participant, after paying the increased tax and any additional taxes on the additional amount, would be equal to that receivable by the participant if the increased tax were not applicable.

     Under the 1999 Incentive Plan, in April, 1999, Zap.Com granted options to purchase shares at an exercise price of $5.00 per share to the following persons for the indicated number of shares: Mr. A. Glazer -- 365,000; Mr.
DiSalvo -- 100,000; Ms. Bowe -- 60,000; Mr. Forth -- 10,000; and other key employees to be designated -- 200,000. In June 1999, Zap.Com granted options to Mr. Guglielmino to purchase 20,000 shares at an exercise price of $5.00 per share. All of these grants were made contingent upon the successful completion of a previously planned rights offering. Zap.Com abandoned the rights offering in September 1999, thereby terminating these options. On October 20, 1999, the Zap.Com Board approved the same amounts of options under the 1999 Incentive Plan to the same persons, (except that options for 20,000 shares were granted to Mr. Jones, options for 2,000 shares were granted to Ms. Stone and options for 1,000 shares were granted to a key person and the remaining options were not regranted), but at an exercise price of $2.00 per share. All of these options will generally vest ratably on an annual basis over the three year period following the grant and are for a term of five years.

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

                           RELATED PARTY TRANSACTIONS

ZAPATA CORPORATION

     Prior to the distribution by Zapata of 477,742 shares of Zap.Com common stock to its stockholders on November 12, 1999, Zapata provided Zap.Com with administrative and management services, including payroll, consulting and legal. Zapata billed Zap.Com for these services on a cost basis. These services totaled approximately $261,000 from inception through September 30, 1999. The costs of these services were directly charged and/or allocated using methods that Zap.Com's management believe were reasonable.

     On October 20, 1999, Zapata and Zap.Com entered into a number of agreements for the purpose of defining their continuing relationship. These agreements are summarized below.

     Investment and Distribution Agreement. Under the investment and distribution agreement, Zapata contributed $9,000,000 to Zap.Com in connection with the 49,450-for-one stock split of Zap.Com's common stock consummated immediately prior to Zapata's distribution of Zap.Com common stock to its stockholders. The contribution consisted of $8,000,000 in cash and the forgiveness of $1,000,000 in inter-company debt. The entire contribution was allocated to Zapata's common stock investment.

     The investment and distribution agreement provides that Zapata and Zap.Com will indemnify each other with respect to any future losses that might arise from Zapata's distribution, as a result of any untrue statement or alleged untrue statement in the registration statement under which Zap.Com registered the distribution or the omission or alleged omission to state a material fact in the registration statement (1) in Zap.Com's case except to the extent the statement was based on information provided by Zapata and (2) in Zapata's case, only to the extent the loss relates to information supplied by Zapata.

     Services Agreement. The services agreement provides that Zapata will provide to Zap.Com management and administrative services, as well as the use of designated office space and facilities. The administrative services to be provided by Zapata, through its employees, include financial reporting, accounting, auditing, tax, office services, payroll and human resources as well as the management consulting services. Zap.Com will pay Zapata for these services at the estimated cost to Zapata of providing those services. The services agreement shall continue until terminated by either party upon 120 days' notice.

     Tax Sharing and Indemnity Agreement. The tax sharing and indemnity agreement defines the parties' rights and obligations with respect to the filing of returns, payments, deficiencies and refunds of federal, state and other income, franchise or other taxes relating to Zap.Com's business for periods prior to and including the date on which Zap.Com ceases to be a member of Zapata's consolidated tax group and with respect to tax attributes of Zap.Com after it is no longer a member of Zapata's consolidated tax group. For periods ending on or before the last day of the taxable year in which Zap.Com ceases to be a part of Zapata's consolidated tax group, Zapata is responsible for;

     - filing both consolidated federal tax returns for the Zapata affiliated group and combined or consolidated state tax returns for any group that includes a member of the Zapata affiliated group, including, in each case, Zap.Com for the relevant periods of time that Zap.Com was a member of the applicable group, and

     - paying the taxes relating to those returns (including any subsequent adjustments resulting from the redetermination of those tax liabilities by the applicable taxing authorities).

Zap.Com is responsible for reimbursing Zapata for its share of those taxes, if any. Zap.Com is also responsible for filing returns and paying taxes relating to it for periods that begin before and end after Zap.Com ceases to be a part of Zapata's consolidated tax group. This agreement is intended to allocate the tax liability between Zapata and Zap.Com as if they were separate taxable entities. Zapata and Zap.Com have also agreed to cooperate with each other and to share information in preparing those tax returns and in dealing with other tax matters.

     Registration Rights Agreement. Under the registration rights agreement between Zap.Com and Zapata, Zap.Com granted certain rights to Zapata with respect to the registration under the Securities Act of the
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

shares of Zap.Com common stock owned by Zapata as of November 12, 1999. The registration rights agreement entitles Zapata to demand Zap.Com, not more than once in any 365 day period and on not more than three occasions after Zapata no longer owns a majority of the voting power of the outstanding capital stock of Zap.Com, to file a registration statement under the Securities Act covering the registration of Zap.Com common stock held by Zapata, including in connection with an offering by Zapata of its securities that are exchangeable for its common stock. Zapata's demand registration rights contain various limitations, including that the registration cover a number of shares of Zap.Com common stock held by Zapata having a fair market value of at least $5.0 million at the time of the request for registration and that Zap.Com may be able to temporarily defer a demand registration to the extent it conflicts with another public offering of securities by Zap.Com or would require Zap.Com to disclose material non-public information. Zapata may also require Zap.Com to include Zap.Com common stock held by Zapata in a registration by Zap.Com of its securities so long as specified conditions are satisfied. The underwriters for the offering, however, may limit or exclude Zap.Com common stock held by Zapata from the offering.

     Zap.Com and Zapata will share equally the out-of-pocket fees and expenses of a demand registration and Zapata will pay its pro rata share of underwriting discounts, commissions and related selling expenses. Zap.Com will pay all expenses associated with a piggyback registration, except that Zapata will pay its pro rata share of the selling expenses. The registration agreement contains indemnification and contribution provisions:

     - by Zapata for the benefit of Zap.Com and related persons, as well as any potential underwriter, and

     - by Zap.Com for the benefit of Zapata and related persons, as well as any potential underwriter.

     Zapata's demand registration rights will terminate on the date that Zapata owns, on a fully converted or exercised basis with respect to the securities held by Zapata, common stock representing less than 10% of the then issued and outstanding voting stock of Zap.Com. Zapata's piggyback registration rights will terminate when it is able to sell all of its Zap.Com common stock, including all common stock available upon exercise of all conversion and subscription privileges, under Rule 144 within a three month period. Zapata may transfer its registration rights to any transferee from it of common stock that represents, on a fully converted or exercised basis, at least 20% of the then issued and outstanding voting stock of Zap.Com at the time of transfer; provided, however, that the transferee will be limited to

     - two demand registrations if the transfer conveys less than a majority but more than 30%, and

     - one demand registration if the transfer conveys 30% or less of the then issued and outstanding voting stock of Zap.Com.

GLAZER INVESTMENT

     In November 1999, Malcolm Glazer and Avram Glazer contributed to Zap.Com $1,100,000 in cash in exchange for 550,000 shares of Zap.Com common stock.

AMERICAN INTERNETWORK SPORTS COMPANY, LLC

     On October 20, 1999 American Internetwork Sports Company, LLC and Zap.Com entered into a consulting agreement which requires American Internetwork Sports to provide Zap.Com during a three year term with corporate, business and marketing advice on sports related aspects of Zap.Com's business, including sports related content, e-commerce opportunities, strategic alliances and Web sites who are candidates for the ZapNetwork. American Internetwork Sports is owned and controlled by Avram Glazer's siblings Kevin Glazer, Bryan Glazer, Joel Glazer, Darcie Glazer and Edward Glazer. Bryan Glazer, Joel Glazer and Edward Glazer all serve as Executive Vice Presidents of the Tampa Bay Buccaneers, which is a member of the NFL.

     In exchange for these services, Zap.Com and American Internetwork Sports entered into a warrant agreement which provides for the issuance of warrants to purchase up to 2,000,000 shares of Zap.Com common stock at an exercise price of $2.00 per share. These warrants will become exercisable on a cumulative basis in equal one-third amounts on each of the first three anniversary dates of Zapata's November 12, 1999 distribution of our shares and have a term of five years. The warrants will accelerate and become fully exercisable in the event of a change of control or if the consulting agreement is terminated by Zap.Com without cause. The warrant agreement requires Zap.Com to register the shares covered by the warrants on registration statement on Form S-8 before the first anniversary following the issuance of the warrants and to keep the registration in effect until all of the shares issuable under the warrants can be sold under Rule 144 of the Securities Act within a three month period.

OTHER

     Gordon E. Forth, who serves as corporate secretary of Zap.Com, is a partner at Woods, Oviatt, Gilman, Sturman & Clarke, LLP which has acted as counsel to Zap.Com and Zapata in connection with the distribution. Mr. Forth also serves as corporate secretary to Zapata.

     Zap.Com lacked sufficient independent directors to ratify any of the transactions described under the "Related Party Transaction" section of this prospectus. There can be no assurance that these agreements, or the transactions provided for under those agreement, or any related transactions were effected on terms at least as favorable to Zap.Com as could have been obtained from unaffiliated third parties. All future transactions between Zap.Com and its officers, directors or 5% stockholders, and their respective affiliates, however, will be on terms no less favorable than could be obtained from unaffiliated third parties. In the event that Zap.Com enters into future affiliated transactions, they will be approved by independent directors who do not have an interest in the transactions and who have access, at Zap.Com's expense, to Zap.Com's counsel or independent legal counsel. Accordingly, Zap.Com will not enter into any of these transactions until Zap.Com has two or more independent directors on its Board.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information known to Zap.Com regarding beneficial ownership of Zap.Com common stock as of November 12, 1999 for (1) each executive officer and director of Zap.Com who beneficially owns shares; (2) each stockholder known to Zap.Com to beneficially own 5% or more of Zap.Com's outstanding securities; and (3) all executive officers and directors as a group.

                                                               SHARES BENEFICIALLY OWNED
                                                              ---------------------------
                                                                               PERCENTAGE
NAME OF BENEFICIAL OWNER                                      NO. OF SHARES    OWNERSHIP
------------------------                                      -------------    ----------
Zapata Corporation(1)(2)....................................   48,972,258         97.9%
Avram Glazer(3).............................................       50,020          0.1%
All executive officers and directors as a group.............       50,020          0.1%

---------------
(1) Zapata's address is 100 Meridian Centre, Suite 350, Rochester, New York 14618. As a result of this ownership, Zapata controls Zap.Com. Malcolm Glazer, through an entity he owns and controls, owns beneficially and of record approximately 44% of Zapata's outstanding common stock and, by virtue of that ownership, Malcolm Glazer may be deemed to control Zapata and, therefore, to beneficially own the Zap.Com securities held by Zapata. Mr. Glazer disclaims any beneficial ownership of Zap.Com's common stock beneficially owned by Zapata.

(2) Zap.Com has registered 1,000,000 shares of Zap.Com common stock held by Zapata for resale on a shelf basis under a separate registration statement. These figures are subject to change if Zapata sells any of these shares.

(3) Avram Glazer's address is 100 Meridian Centre, Suite 350, Rochester, New York 14618.

                       FEDERAL INCOME TAX CONSIDERATIONS

     In general, a Web site owner will recognize gain or loss upon the receipt of shares of common stock and other consideration in exchange for the Web site rights granted to Zap.Com under the ZapNetwork rights agreement. The "amount realized" in respect of the Web site rights granted to Zap.Com will include the fair market value of the shares received and any cash or other property received in exchange for the Web site rights. Taxable gain or loss will generally consist of the excess of the amount realized over the Web site owner's adjusted tax basis in those rights.

     The installment method of recognizing gain will apply to the Web site owners in the absence of disqualifying factors. Application of the installment method will permit a Web site owner to defer recognition of gain on the disposition of the Web site rights until the Web site owner actually receives the shares of common stock or other property. Thus, gain on an installment sale will be spread over the period in which the installment payments are received, rather than being taxed in the year in which the Web site owner transfers the Web site rights. The installment method is not available to a transaction where a loss is sustained.

     Each Web site owner should consult their own tax advisor concerning the amount, the timing and the character of any gain or loss recognized as long-term or short-term capital gain or loss (or as ordinary income or loss), which will be determined by a number of factors, including the tax status of the holder, whether the Web site rights have been held for more than 1 year, the costs of building the Web site, and whether and to what extent the holder has previously claimed a deduction for those costs.

     Web site owners should consult their own tax advisor concerning tax consequences of the granting of the Web site rights to Zap.Com and holding or disposing of the shares received from Zap.Com under applicable state and local laws. Site owners that are Non-U.S. persons should also consult their tax advisors regarding the United States and foreign tax consequences of the acquisition, holding or disposition of the Web site rights and the shares.

                           DESCRIPTION OF SECURITIES

AUTHORIZED CAPITAL STOCK

     Zap.Com's authorized capital stock consist of (1) 1,500,000,000 shares of Zap.Com common stock, par value $.001 per share and (2) 150,000,000 shares of preferred stock, par value $.01 per share, all of which are undesignated. As of the date of this prospectus, Zap.Com has outstanding 50,000,000 shares of common stock. The following summary description of Zap.Com's capital stock and other securities is qualified in its entirety by reference to Zap.Com's Restated Articles of Incorporation and Amended and Restated By-Laws, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part and to the applicable provisions of the Nevada Corporate Law.

  Common Stock

     The holders of the outstanding common stock are entitled to receive and share ratably dividends if, as and when declared by the board of directors out of funds legally available with respect to Zap.Com's outstanding common stock. Please see "Dividend Policy." In addition, in the event of a liquidation, dissolution or winding-up of Zap.Com, the holders of common stock are entitled to share equally and ratably in the net assets of Zap.Com, if any, remaining after paying all debts and liabilities of Zap.Com and payment of all liquidation preferences of any outstanding shares of preferred stock.

     The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have cumulative voting rights.

     Each outstanding share of common stock is fully paid and nonassessable. The rights, preferences, and privileges of the holders of common stock may be adversely affected by any class or series of preferred stock which Zap.Com may designate and issue in the future.

  Preferred Stock

     The Zap.Com board has the authority to issue up to 150,000,000 shares of preferred stock in one or more series and to fix the number of shares constituting the series and the preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by the Zap.Com stockholders. The issuance of preferred stock by the Zap.Com board could adversely affect the rights of holders of common stock.

     The potential issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Zap.Com and may discourage bids for Zap.Com common stock at a premium over its market price and may adversely affect the market price of, and the voting and other rights of the holders of, the Zap.Com common stock. Zap.Com has no current plans to issue any shares of preferred stock.

ANTI-TAKEOVER EFFECTS OF NEVADA LAW AND CHARTER

  Board of Directors

     Zap.Com's Restated Articles of Incorporation provide that, except as otherwise fixed by the provisions of a certificate of designation containing the rights of the holders of any class or series of preferred stock, the number of the directors of Zap.Com will be fixed from time to time exclusively through a resolution adopted by a majority of the total number of directors which Zap.Com would have if there were no vacancies. After the size of the board is expanded to three or more directors, the directors, other than those who may be elected by the holders of preferred stock, will be automatically classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible. The terms of the directors elected first to the Zap.Com board will expire at the next annual meeting of stockholders after which the classified board becomes effective and the remaining directors will be designated by the directors first elected to the board to one of the other two classes. The terms of these two classes will expire at the second and third annual stockholders' meeting occurring after the classified board becomes effective. Commencing with the first annual meeting of stockholders occurring after the classified board becomes effective, directors elected to succeed directors whose terms then expire will be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until the person's successor is duly elected and qualified.

     The Articles provide that except as otherwise provided for or fixed by a certificate of designation containing the rights of the holders of any class or series of preferred stock, newly created directorships resulting from any increase in the number of directors and any vacancies on the Zap.Com board resulting from death, resignation, disqualification, removal or other cause will be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of Zap.Com's board, and not by the stockholders. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until the director's successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Zap.Com board will shorten the term of any incumbent director. Any director elected by the holders of our common stock may be removed from office only for cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all voting stock then outstanding, voting together as a single class.

     Once the classified board is effective, these provisions will preclude a third party from removing incumbent directors and simultaneously gaining control of the Zap.Com board by filling the vacancies created by removal with its own nominees. Under the classified board provisions described above, it would take at least two elections of directors for any individual or group to gain control of the Zap.Com board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of Zap.Com.

  Special Meetings of Stockholders

     Zap.Com's Articles provide that special meetings of the stockholders of Zap.Com can be called only by the chairman of the board of directors, or a majority of the members of the board of directors. A special meeting may also be called by Zapata so long as it continues to hold 50% or more of the voting power of all classes of outstanding capital stock of Zap.Com.

  Written Consent

     Under Zap.Com's Articles, the stockholders of Zap.Com may not take action in writing without a meeting of the stockholders after the date on which Zapata no longer beneficially owns at least 50% of the voting power of all classes of outstanding capital stock.

  Advance Notice Requirements for Stockholder Proposals and Director Nominations

     Zap.Com's by-laws require that timely notice in writing be provided by stockholders seeking to bring business before, or to nominate candidates for election as directors at, the annual meeting of stockholders. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of Zap.Com not less than 120 days nor more than 150 days prior to the first anniversary of the date of Zap.Com's notice of annual meeting provided with respect to the previous year's annual meeting of stockholders. If no annual meeting of stockholders was held in the previous year or the date of the annual meeting of stockholders has been changed to be more than 30 days earlier than or 60 days after that anniversary, notice will be timely if received no more than 90 days later than the later of

     - 60 days prior to the annual meeting of stockholders, or

     - the close of business on the 10th day following the date on which notice of the date of the meeting is given to stockholders or made public, whichever first occurs.

     Zap.Com's by-laws also specify requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from timely bringing matters before, or from nominations for directors at, an annual meeting of stockholders.

  Amendments

     The Articles provide that the affirmative vote of the holders of at least 66 2/3% of Zap.Com's voting stock, voting together as a single class, is required to amend provisions of the Articles relating to stockholder action without a meeting; the calling of special meetings; the number, election and term of the Zap.Com directors; the filling of vacancies; and the removal of directors. The Articles further provide that the related by-laws described above (including the stockholder notice procedure) may be amended only by the Zap.Com board or by the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of voting stock, voting together as a single class.

NEVADA ANTI-TAKEOVER LAWS AND ZAP.COM CHARTER PROVISIONS

     The Nevada Code contains provisions restricting the ability of a Nevada corporation to engage in business combinations with an interested stockholder. Under the Nevada Code, except under specified circumstances, business combinations with interested stockholders are not permitted for a period of three years following the date the stockholder becomes an interested stockholder. The Nevada Code defines an interested stockholder, generally, as a person who is the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of a Nevada corporation. As permitted under Nevada law, Zap.Com has "opted out" of the application of the business combination statute by inserting a provision doing so in its Articles. The Articles can be amended at any time to subject Zap.Com to the effect of the business combinations statutes. Under Nevada law, the Articles may be amended with a resolution adopted by the Zap.Com board and ratified by a vote of a majority of the voting power of Zap.Com's outstanding voting stock.

     In addition to the business combination statute, the Nevada Code generally disallows the exercise of voting rights with respect to "control shares" of an "issuing corporation" held by an "acquiring person," unless the voting rights are conferred by a majority vote of the disinterested stockholders. "Control shares" are those outstanding voting shares of an issuing corporation which an acquiring person and those persons acting in association with an acquiring person

     - acquire or offer to acquire in an acquisition of a controlling interest, and

     - acquire within ninety days immediately preceding the date when the acquiring person became an acquiring person.

     An "issuing corporation" is a corporation organized in Nevada which has two hundred or more stockholders, at least one hundred of whom are stockholders of record and residents of Nevada, and which does business in Nevada directly or through an affiliated corporation. While Zap.Com does not currently exceed the control share statute thresholds, it may do so in the future. Further, Zap.Com does not "do business" in Nevada within the meaning of the control share acquisition statute and it does not plan to do so. Therefore, the control share acquisition statute does not currently apply to Zap.Com.

     If the business combination statute and/or the control share acquisition statute becomes applicable to Zap.Com in the future, the cumulative effect of these terms may be to make it more difficult to acquire and exercise control of Zap.Com and to make changes in management more difficult.

     The Nevada Code permits directors to resist a change or potential change in control of the corporation if the directors determine that the change or potential change is opposed to or not in the best interest of the corporation. As a result, Zap.Com's board of directors may have considerable discretion in considering and responding to unsolicited offers to purchase a controlling interest in Zap.Com.

LIABILITY OF DIRECTORS; INDEMNIFICATION

     Zap.Com believes that provisions contained within its Articles and by-laws will be useful to attract and retain qualified persons as directors and officers. The Articles limit the liability of directors to the fullest extent permitted by Nevada law. This is intended to relieve Zap.Com's officers and directors from monetary liabilities for breach of their fiduciary duties as directors, except for:

     - acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or

     - the willful or grossly negligent payment of unlawful distributions.

     Zap.Com's Articles and by-laws generally require Zap.Com to indemnify, its directors and officers to the fullest extent permitted by Nevada law. The Articles and Zap.Com's by-laws also require Zap.Com to advance expenses, to its directors and its officers to the fullest extent permitted by Nevada law upon receipt of an undertaking by or on behalf of that director or officer to repay the amount if it should be ultimately determined that they are not entitled to indemnification by Zap.Com.

     Prior to the consummation of distribution, Zap.Com intends to enter into agreements with its officers and directors which provides for the indemnification and advancement of expenses by Zap.Com. Zap.Com also intends to obtain, prior to the consummation of the distribution, officer and director liability insurance with respect to liabilities arising out of matters, including matters arising under the Securities Act.

     At present there is no pending litigation or proceeding involving a director, officer, associate or other agent of Zap.Com for which indemnification is being sought. Zap.Com is also not aware of any threatened litigation that may result in claims for indemnification.

TRANSFER AGENT & REGISTRAR

     The transfer agent and registrar for Zap.Com common stock is American Stock Transfer & Trust Company.

                                    EXPERTS

     The financial statements as of September 30, 1999 and December 31, 1998 and for the periods then ended and for the cumulative period from April 2, 1998 (date of inception) to September 30, 1999 included in this prospectus have been so included in reliance on the report (which contains an emphasis paragraph relating to Zapata's commitment of an equity contribution to Zap.Com Corporation) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL MATTERS

     Certain matters relating to this Offering are being passed upon by, Woods, Oviatt, Gilman, Sturman & Clarke LLP of Rochester, New York. Woods, Oviatt, Gilman, Sturman & Clarke LLP is legal counsel to both Zapata and Zap.Com and a partner of the firm is corporate secretary for both corporations.

                             ADDITIONAL INFORMATION

     Zap.Com has filed with the Securities and Exchange Commission a registration statement, which includes exhibits, under the Securities Act of 1933 for the securities offered by this prospectus. This prospectus contains general information about the contents of contracts and other documents filed as exhibits to the registration statement. However, this prospectus does not contain all of the information set forth in the registration statement and the exhibits filed with the registration statement. You should read the registration statement and the exhibits for further information about Zap.Com. You may read and copy all or any portion of the registration statement or any other information the company files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings, including the registration statement, are also available to you on the SEC's web site (http://www.sec.gov).

     We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended. In accordance with those requirements, we file periodic reports, proxy statements and other information with the SEC.

                              ZAP.COM CORPORATION
                         [A DEVELOPMENT STAGE COMPANY]

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Report of Independent Accountants...........................  F-2
Balance Sheets..............................................  F-3
Statements of Operations....................................  F-4
Statements of Cash Flows....................................  F-5
Statements of Changes in Stockholders' Deficit..............  F-6
Notes to Financial Statements...............................  F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Zap.Com Corporation

     In our opinion, the accompanying balance sheets and related statements of operations, cash flows and changes in stockholders' deficit present fairly, in all material respects, the financial position of Zap.Com Corporation (a Development Stage Company, the "Company") at September 30, 1999 and December 31, 1998 and the results of its operations and its cash flows for the period from April 2, 1998 (date of inception) to December 31, 1998, for the nine months ended September 30, 1999, and for the cumulative period from April 2, 1998 (date of inception) to September 30, 1999 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As discussed in Note 3, Zapata Corporation, a stockholder of the Company, on November 12, 1999, made an equity contribution of $8,000,000 and forgave $1,000,000 in amounts owed to it by the Company.

PRICEWATERHOUSECOOPERS LLP

December 8, 1999
New Orleans, Louisiana

                         PART I. FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS AND NOTES

                              ZAP.COM CORPORATION
                         [A DEVELOPMENT STAGE COMPANY]

                                 BALANCE SHEETS

                                                                                         PRO-FORMA
                                                      DECEMBER 31,    SEPTEMBER 30,    SEPTEMBER 30,
                                                          1998            1999              1999
                                                      ------------    -------------    --------------
                                                                                       (UNAUDITED --
                                                                                       NOT COVERED BY
                                                                                          AUDITORS
                                                                                          REPORT)
ASSETS
ASSETS:
Current assets:
Cash and cash equivalents...........................     $  --         $    23,401      $ 9,123,401
                                                         -----         -----------      -----------
     Total current assets...........................        --              23,401        9,123,401
Property and equipment..............................        --              38,882           38,882
                                                         -----         -----------      -----------
          Total assets..............................     $  --         $    62,283      $ 9,162,283
                                                         =====         ===========      ===========
LIABILITIES AND STOCKHOLDER'S DEFICIT
LIABILITIES:
Current liabilities:
Accounts payable....................................     $  --         $     8,114      $     8,114
Due to related party................................        --              39,588           39,588
Accrued liabilities.................................        --             320,436          320,436
Amounts due to stockholder and affiliates...........        --             106,476          106,486
                                                         -----         -----------      -----------
     Total current liabilities......................        --             474,614          474,624
Amounts due to stockholder and affiliates, net of
  current...........................................       783           1,000,000               --
                                                         -----         -----------      -----------
          Total liabilities.........................       783           1,474,614          474,624
                                                         -----         -----------      -----------
COMMITMENT & CONTINGENCIES
  STOCKHOLDERS' DEFICIT:
  Common stock, no par value, 1,500,000,000 shares
     authorized, 49,450,000 shares issued and
     outstanding ($.001 par value, 1,500,000,000
     shares authorized, 50,000,000 issued and
     outstanding pro forma as of September 30, 1999)
     (Note 7).......................................        10                  10           50,000
  Additional paid in capital........................        --                  --       10,050,000
  Deficit accumulated during the development
     stage..........................................      (793)         (1,412,341)      (1,412,341)
                                                         -----         -----------      -----------
     Total stockholders' (deficit) equity...........      (783)         (1,412,331)       8,687,659
                                                         -----         -----------      -----------
     Total liabilities and stockholders' equity.....     $  --         $    62,283      $ 9,162,283
                                                         =====         ===========      ===========

   The accompanying notes are an integral part of these financial statements.

                              ZAP.COM CORPORATION
                         [A DEVELOPMENT STAGE COMPANY]

                            STATEMENTS OF OPERATIONS

                                                                                            CUMULATIVE
                                           FROM APRIL 2, 1998          FOR THE          FROM APRIL 2, 1998
                                           (DATE OF INCEPTION)       NINE MONTHS        (DATE OF INCEPTION)
                                                 THROUGH                ENDED                 THROUGH
                                            DECEMBER 31, 1998     SEPTEMBER 30, 1999    SEPTEMBER 30, 1999
                                           -------------------    ------------------    -------------------
Revenues.................................      $        --           $        --            $        --
Expenses:
  General and administrative.............              793             1,411,548              1,412,341
                                               -----------           -----------            -----------
                                                       793             1,411,548              1,412,341
                                               -----------           -----------            -----------
Loss before income taxes.................             (793)           (1,411,548)            (1,412,341)
Benefit from income taxes (Note 5).......               --                    --                     --
                                               -----------           -----------            -----------
Net loss.................................      $      (793)          $(1,411,548)           $(1,412,341)
                                               ===========           ===========            ===========
Per share data (basic and diluted):
  Net loss per share.....................      $      (.00)          $      (.03)           $      (.03)
                                               ===========           ===========            ===========
  Average common shares and common share
     equivalents outstanding (Note 7)....       49,450,000            49,450,000             49,450,000
                                               ===========           ===========            ===========

   The accompanying notes are an integral part of these financial statements.

                              ZAP.COM CORPORATION
                         [A DEVELOPMENT STAGE COMPANY]

                            STATEMENTS OF CASH FLOWS

                                                                                            CUMULATIVE
                                           FROM APRIL 2, 1998          FOR THE          FROM APRIL 2, 1998
                                          (DATE OF INCEPTION)        NINE MONTHS        (DATE OF INCEPTION)
                                                THROUGH                 ENDED                 THROUGH
                                           DECEMBER 31, 1998      SEPTEMBER 30, 1999    SEPTEMBER 30, 1999
                                          --------------------    ------------------    -------------------
Cash flows used in operating activities:
Net loss................................         $(793)              $(1,411,548)           $(1,412,341)
  Adjustments to reconcile net loss to
     net cash used in operating
     activities:
     Depreciation.......................            --                     9,687                  9,687
     Changes in assets and liabilities
       Accounts payable.................            --                     8,114                  8,114
       Accrued liabilities..............            --                   320,436                320,436
       Amounts due to stockholder and
          affiliates....................            --                   106,476                106,476
                                                 -----               -----------            -----------
          Total adjustments.............            --                   444,713                444,713
                                                 -----               -----------            -----------
       Net cash used in operating
          activities....................          (793)                 (966,835)              (967,628)
                                                 -----               -----------            -----------
Cash flows used by investing activities
  Capital additions.....................            --                    (8,981)                (8,981)
                                                 -----               -----------            -----------
       Net cash flows used by investing
          activities....................            --                    (8,981)                (8,981)
                                                 -----               -----------            -----------
Cash flows provided by financing
  activities
  Issuance of common stock..............            10                        --                     10
  Amounts due to stockholder and
     affiliates.........................           783                   999,217              1,000,000
                                                 -----               -----------            -----------
       Net cash flows provided by
          financing activities..........           793                   999,217              1,000,010
                                                 -----               -----------            -----------
Net change in cash and cash
  equivalents...........................            --                    23,401                 23,401
Cash and cash equivalents at beginning
  of period.............................            --                        --                     --
                                                 -----               -----------            -----------
Cash and cash equivalents at end of
  period................................         $  --               $    23,401            $    23,401
                                                 =====               ===========            ===========
Supplemental schedule of noncash
  investing activities
  Transfer of equipment from related
     party..............................         $  --               $    39,588            $    39,588
                                                 =====               ===========            ===========

   The accompanying notes are an integral part of these financial statements.

                              ZAP.COM CORPORATION
                         [A DEVELOPMENT STAGE COMPANY]

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

                                                                       DEFICIT
                                                 COMMON STOCK        ACCUMULATED
                                             --------------------    DURING THE         TOTAL
                                               SHARES                DEVELOPMENT    STOCKHOLDERS'
                                              (NOTE 7)     AMOUNT       STAGE          DEFICIT
                                             ----------    ------    -----------    -------------
BALANCE, APRIL 2, 1998 (date of
  inception)...............................          --     $--      $        --     $        --
Issuance of 49,450,000 shares common stock
on April 2, 1998 at no par value...........  49,450,000      10               --              10
Net loss for the period from April 2, 1998
  to December 31, 1998.....................          --      --             (793)           (793)
                                             ----------     ---      -----------     -----------
BALANCE, DECEMBER 31, 1998.................  49,450,000      10             (793)           (783)
Net loss for the nine months ended
  September 30, 1999.......................          --      --       (1,411,548)     (1,411,548)
                                             ----------     ---      -----------     -----------
BALANCE, SEPTEMBER 30, 1999................  49,450,000     $10      $(1,412,341)    $(1,412,331)
                                             ==========     ===      ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                              ZAP.COM CORPORATION
                         [A DEVELOPMENT STAGE COMPANY]

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1. BUSINESS AND ORGANIZATION

     Zap.Com Corporation (formerly known as Zap Internetworks, Inc), a Nevada corporation (the "Company", "Zap.Com") was incorporated in April 1998 and is a majority-owned subsidiary of Zapata Corporation ("Zapata"). Zap.Com is a development stage company which was formed to engage in an Internet business through the development of the ZapNetwork, which is a network of third party Web sites that deploy a Zap.Com multifunctional Internet property, the ZapBox, on a perpetual basis through which Zap.Com will distribute user content, advertising and e-commerce. The Company has not yet commenced significant operations, and its primary activity to date has been research and investigation of Internet industry opportunities and the development of the Company's business model and the creation of its multifunctional banner, the ZapBox. In order to successfully execute its business model, the Company must acquire access to technology systems and resources, contract with Web sites to participate in the Company's network, and complete the public registration of its common stock. The business model to be employed by the Company and its potential for profit is unproven. The Company may not raise the necessary capital to fund the investment needs of its business, thereby adversely effecting the Company's ability to grow its network unless additional capital is obtained through debt or equity financing. The Company anticipates incurring significant operating losses and capital expenditures for the foreseeable future. The Company has adopted a fiscal year-end of December 31.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying financial statements are presented as if the Company had existed as a corporation separate from Zapata Corporation for the periods presented and include the historical assets, liabilities, revenues and expenses that are directly related to the business that will comprise the Company's operations.

     General and administrative expenses reflected in the financial statements include allocations of certain corporate expenses from Zapata for which management took into consideration personnel, space, estimates of time spent to provide services, or other appropriate bases. Management believes the foregoing allocation of these costs were made on a reasonable basis; however, they do not necessarily equal the costs which would have been or will be incurred by the Company prospectively.

     The financial information included herein may not necessarily reflect the financial position and results of operations of the Company in the future or what the financial position and results of operations of the Company would have been had it been a separate, stand-alone company during the periods covered.

  Property, Equipment and Depreciation

     Property and equipment are stated at cost, less accumulated depreciation provided on a straight-line method over the estimated useful lives of the respective assets. The Company periodically evaluates its long-lived assets for impairment if events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

  Earnings Per Share

     Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share" requires presentation of basic loss per share and diluted loss per share for all periods presented. If the warrants covering 2,000,000 shares and the options covering 578,000 shares of the Company's common stock, respectively issued subsequent to September 30, 1999 had been issued on or before that date, they would have been excluded from the calculation because they would be antidilutive.

                              ZAP.COM CORPORATION
                         [A DEVELOPMENT STAGE COMPANY]

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Start-up Costs

     In accordance with AICPA Statement of Position 98-5 -- Reporting on the Costs of Start-up Activities, the Company expenses all start-up activities, including organization costs, as they are incurred.

  Income Taxes

     The Company utilizes the liability method to account for income taxes. This method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of existing temporary differences between the financial reporting and tax reporting basis of assets and liabilities, and operating loss and tax credit carry forwards for tax purposes. The Company is included in Zapata's consolidated U.S. federal income tax return and its income tax effects are allocated to the Company in proportion to its contribution to consolidated taxable income.

     A valuation allowance is provided to reduce the deferred tax assets to a level which, more likely than not, will be realized. Primary factors considered by management to determine the size of the allowance include the estimated taxable income level for future years and the limitations on the use of such carry forwards and expiration dates.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3. STOCKHOLDERS' DEFICIT

     The Company was incorporated in April 2, 1998 as a wholly-owned subsidiary of Zapata, through the issuance of 1,000 shares of no par value common stock. As of September 30, 1999 and December 31, 1998, the Company has accumulated a deficit during its development stage of $1,412,341 and $793, respectively. The Company will continue to incur a development stage deficit until it begins its planned operations, at which point, the Company will accumulate its operating results in retained earnings.

     In September 1999, Zapata advised the Company of the Zapata Board's intention to declare a dividend, payable to its stockholders, of one share of Zap.Com common stock for every 50 shares of Zapata common stock on a record date to be determined. On October 26, 1999, a record date of November 5, 1999 was declared. The distribution is intended to be essentially Zap.Com's initial public offering, which has as its primary purpose the creation of a public market for the Company's common stock and future access to public markets.

     In November 1999, the Company amended and restated its Articles of Incorporation to revise its capital structure. Subsequent to the amendment, Zap.Com's authorized capital stock was: (1) 1,500,000,000 shares of Zap.Com common stock, par value $.001 per share and (2) 150,000,000 shares of preferred stock, par value $.01 per share. Also, the Company Board of Directors approved a 49,450 for one stock split immediately prior to the distribution. (See Note 7)

     On November 12, 1999, Zapata distributed 477,742 shares of Zap.Com common stock to its stockholders. Also, on November 12, 1999, Zapata provided the Company with $9,000,000, including $49,450 to meet the stated capital requirements of Nevada law to effectuate the 49,450 for one stock split which occurred immediately prior to the distribution. The contribution consisted of $8,000,000 in cash and the forgiveness of $1,000,000 of inter-company debt. At the same time, Malcolm Glazer and Avram Glazer contributed

                              ZAP.COM CORPORATION
                         [A DEVELOPMENT STAGE COMPANY]

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

$1,100,000 in exchange for 550,000 shares of Zap.Com common stock. The unaudited, pro-forma balance sheet as of September 30, 1999 gives effect to these transactions.

NOTE 4. PROPERTY AND EQUIPMENT

     Property and equipment primarily consists of server and network equipment, the majority of which was transferred from a wholly owned subsidiary of Zapata. The equipment transfer was recorded at the cost basis of the assets to the transferor of approximately $40,000 on the transfer date of February 28, 1999. Zap.Com depreciates these assets over their remaining useful life of approximately 5 years. The company recorded depreciation expense of approximately $10,000 for the seven month period ending September 30, 1999. No depreciation expense was recorded for the period ended December 31, 1998.

NOTE 5. INCOME TAXES

     For Federal income tax purposes start-up costs must be amortized over not less than 60 months. The Company has recognized a deferred tax benefit for start-up costs to be amortized over 60 months for tax purposes. However, as it is not more likely than not that the deferred tax asset will be utilized, management has established a full valuation reserve of approximately $494,000.

NOTE 6. RELATED PARTY TRANSACTIONS

     The Company has utilized the services of the management and staff of its sole shareholder, Zapata, during its start-up period. The actual payroll and related fringe benefit costs for these employees of approximately $261,000 was allocated to the Company using a percentage of time analysis.

     The Company also received server and network equipment from a related entity to operate its Web space, the ZapNetwork and related projects. The Company recorded the assets at the cost to the transferor of approximately $40,000. No gain or loss was recognized on the transaction.

     During 1998, LFG, Inc. commenced a legal action against Zapata and Zap Corp. (a wholly-owned subsidiary of Zapata and an affiliate of the Company). The action alleged that Zapata and Zap Corp. were guilty of trademark infringement and other federal and state statutes because of their use of Zap trade name and the Internet domain name "Zap.com." In April 1999, Zapata and Zap Corp. reached an agreement in principal with LFG that secured a general release from the action in exchange for a cash payment and the furnishing of limited advertising for LFP on Zap Corp.'s Web site for a two year period. Additionally, LFG agreed not to sue or otherwise oppose the use by Zapata or its subsidiaries and successors and assigns for the use of the "Zap" mark in connection with specified activities including the use of the "Zap" mark in connection with the Company's network.

     As of and prior to September 30, 1999, Zap.Com has satisfied all of its startup and offering costs with borrowings from Zapata. Effective November 12, 1999, Zapata forgave $1,000,000 in intercompany debt from the Company pursuant to the completion of the distribution. As a result, the Company has classified amounts payable to shareholder and affiliates of $1,000,000 as of September 30, 1999 as a long term liability as the Company has the intent not to repay the amounts in the next year. The remaining payable to Zapata of approximately $100,000 at September 30, 1999 is classified as a current liability as it will be repaid with proceeds from the Zapata and the Glazer investments, respectively, which occurred in November 1999.

     On October 20, 1999, the Company granted to American Internetwork Sports Company, LLC stock warrants in consideration for sports related consulting services. American Internetwork Sports is owned by the siblings of the Company's president and Chief Executive Officer, Avram Glazer. The Company will record expense in accordance with FASB Emerging Issues Task Force 96-18. Accordingly, Zap.Com will record expense based on the then current fair value of the warrants at the end of each reporting period with

                              ZAP.COM CORPORATION
                         [A DEVELOPMENT STAGE COMPANY]

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

adjustment of prior period expense to actual expense at each vesting date. Due to the variable nature of this method, Zap.Com cannot predict the cost that will ultimately be recorded.

NOTE 7. STOCK SPLIT

     On November 12, 1999, immediately prior to the distribution by Zapata of Zap.Com common stock to its shareholders, the Company effectuated a 49,450 for one stock split. All share and per share information has been retroactively stated to reflect this split.

NOTE 8. OTHER SUBSEQUENT EVENTS

     During April 1999, the Company's Board of Directors and sole stockholder approved the Company's 1999 Long Term Incentive Plan. The 1999 Long Term Incentive Plan provides that awards may be made thereunder of stock options, restricted stock grants, stock appreciation rights and cash awards. At no time may the stocks or the stock based awards under the Plan exceed 16% of the Company issued and outstanding shares of common stock.

     On April 12, 1999 the Company granted to persons who are or who will become key executives or officers immediately following the Company's proposed rights offering for the purchase of up to 755,000 shares of common stock at an exercise price of $5.00 subject to the successful completion of the rights offering. The rights offering was abandoned in September of 1999. In October 1999, the Board amended the 1999 Incentive Plan to fix the number of shares subject to the plan at 3,000,000 shares. Subsequently, on October 20, 1999, the Company granted options to purchase up to 578,000 shares of Zap.Com common stock at $2.00 per share to persons who are Zap.Com executives and key employees. These options will vest ratably on an annual basis during the first three years following their issuance and have five year terms. Zap.Com will account for these options pursuant to the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees" and will comply with the pro-forma disclosure provisions prescribed by Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation." In management's opinion, the exercise price of the options are equal to the fair value at the date of grant and accordingly, no compensation charge will be recorded by the Company. However, Zap.Com expects to disclose a pro-forma compensation cost of approximately $300,000 ratably over three years determined by using an option pricing model prescribed for non-public entities and the following assumptions: the fair value of the Company stock at date of grant was $2.00 the expected life of the options is 5 years, and the risk free interest rate is 6.00%.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 [ZAP.COM LOGO]

                                   PROSPECTUS

                               20,000,000 SHARES

                              ZAP.COM CORPORATION

                                  COMMON STOCK

                   DATED

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   ALTERNATE COVER PAGE FOR SHELF PROSPECTUS

PROSPECTUS

                                     [LOGO]

                               30,000,000 SHARES

                              ZAP.COM CORPORATION
                                  COMMON STOCK
                            ------------------------

     This prospectus covers 30,000,000 shares of common stock which may be offered and issued by Zap.Com Corporation, from time to time, in connection with one or more future acquisitions of companies, businesses or assets complementary to Zap.Com's existing business (including future acquisitions of rights granted with respect to one or more Web sites by Web site owners who join the ZapNetwork) or in connection with future promotions or similar events. These shares will ordinarily represent consideration paid by Zap.Com. The consideration for any of these transactions may consist of common stock, cash, notes or other evidences of debt, convertible or exchangeable securities, assumptions of liabilities or a combination of these. As of the date of this prospectus, Zap.Com has not issued any shares of common stock for any transaction described in the prospectus and has not definitively identified any transaction in which it may issue additional shares covered by this prospectus. At the time that Zap.Com identifies a specific transaction in which shares will be issued, Zap.Com will amend or supplement this prospectus and the registration statement of which this prospectus is a part to add information about the transaction and if applicable and to the extent required by applicable rules and policies of the Securities and Exchange Commission, the company, business or assets being acquired.

     It is expected that the terms of the acquisitions involving the issuance of securities covered by this prospectus will be determined by direct negotiations with the owners or controlling persons of the businesses or assets to be merged with or acquired by Zap.Com, through exchange offers to stockholders or documents soliciting the approval of statutory mergers, consolidations or sales for more widely held entities, or through offers containing terms established by Zap.Com in the case of offers to Web site owners to join the ZapNetwork and otherwise on the terms contained within the agreements entered into in connection with the transaction. No underwriting discounts or commissions will be paid, although finder's fees may be paid from time to time with respect to specific mergers or acquisitions. Any person receiving any such fees may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended.

     This prospectus also relates to the offer for sale or other distribution of the shares by persons who acquire shares in one of the transactions described in this prospectus. These shares may be sold or distributed from time to time by or for the account of the selling stockholders through underwriters or dealers, through brokers or other agents, or directly to one or more purchasers, at prices comparable to market prices prevailing at the time an agreement is entered into in connection with the transaction, and the consummation of the transaction at the time of delivery of the shares or at prices otherwise negotiated. This prospectus also may be used, with Zap.Com's prior consent, by donees of the selling stockholders, or by other persons acquiring shares and who wish to offer and sell such shares under circumstances requiring or making desirable its use.

     Zap.Com's common stock is traded on the OTC Bulletin Board under the symbol "ZPCM". At December 20 1999, Zap.Com had 50,000,000 shares of common stock outstanding. On December 20, 1999, the last reported sale price of the common stock (of which 16,500 shares traded) was $6.125 per share.

     SEE "RISK FACTORS" BEGINNING ON PAGE 6 FOR CERTAIN FACTORS RELATING TO AN INVESTMENT IN OUR COMMON STOCK.

     These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                      ALTERNATE PAGE FOR SHELF PROSPECTUS

                              PLAN OF DISTRIBUTION

ISSUANCE OF SHARES BY THE COMPANY

     The shares covered by this prospectus may be issued by Zap.Com from time to time in payment (or partial payment) of the purchase price for one or more acquisitions of companies, businesses or assets complementary to Zap.Com's existing business (including future acquisitions of rights granted with respect to one or more Web sites by Web site owners who join the ZapNetwork) or which may be offered in connection with promotions or similar events or for sale or other distribution by persons who acquire shares in any of these transactions or by the donees of persons or by other persons acquiring those shares. It is expected that the terms of the transactions involving the issuance of securities covered by this prospectus will be determined by direct negotiations with the owners or controlling persons of the businesses or assets to be merged with or acquired by Zap.Com, through exchange offers to stockholders or documents soliciting the approval of statutory mergers, consolidations or sales for more widely held entities, or through offers containing terms established by Zap.Com in the case of offers to Web site owners to join the ZapNetwork and otherwise in agreements entered into in connection with the transaction. The consideration in these transactions may consist of common stock, cash, notes or other evidences of debt, assumptions of liabilities or a combination of these. It is anticipated that the shares issued in any of these transactions will be valued for purposes of the transaction at a price reasonably related to the market value of the common stock either at the time of the execution of the definitive transaction agreement, at the time of the consummation of the transaction or at the time of the delivery of the shares.

     As of the date of this prospectus, Zap.Com has not issued any shares of common stock for the transactions described in this prospectus and has not definitively identified any transaction in which it may issue shares. At the time that Zap.Com identifies a specific transaction in which shares will be issued, Zap.Com will amend or supplement this prospectus and the registration statement of which this prospectus is a part to add information about the transaction and if and to the extent required by applicable rules and policies of the Securities and Exchange Commission, the company, business or assets being acquired.

     No underwriting discounts or commissions will be paid in connection with any acquisition contemplated hereby, although finder's fees may be paid from time to time with respect to specific mergers or acquisitions. Any persons receiving such fees may be deemed to be an underwriter within the meaning of the Securities Act.

RESALE OF SHARES BY SELLING STOCKHOLDERS

     This prospectus also relates to the offer for sale or other distribution of shares by the selling stockholders who will acquire shares in a transaction under this prospectus. The selling stockholders may sell or distribute some or all of the shares from time to time through underwriters or dealers or brokers or other agents or directly to one or more purchasers in transactions on any exchange on which the shares are listed for trading, in privately negotiated transactions, or in the over-the-counter market, or in brokerage transactions, or in a combination of such transactions. Such transactions may be effected by the selling stockholders at market prices, at negotiated prices, or at fixed prices, which may be changed. Brokers, dealers, agents or underwriters participating in those transactions as agent may receive compensation in the form of discounts, concessions from the selling stockholders (and, if they act as agent for the purchaser of shares, from the purchaser). These discounts, concessions or commissions as to a particular broker, dealer, agent or underwriter might be in excess of those customary in the type of transaction involved. This prospectus may also be used, with Zap.Com's consent, by donees of the selling stockholder, or by other persons acquiring shares and who wish to offer and sell such shares under circumstances requiring or making desirable its use. To the extent required, Zap.Com will file, during any period in which offers or sales are being made, one or more supplements to this prospectus to set forth the names of selling stockholders and any other material information with respect to the plan of distribution not previously disclosed.

     The selling stockholders and any such underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

                      ALTERNATE PAGE FOR SHELF PROSPECTUS

                             RESTRICTIONS ON RESALE

     Affiliates of entities acquired by Zap.Com who do not become affiliates of Zap.Com may not resell common sock registered under the registration statement to which this prospectus relates which they acquire unless the shares are covered by an effective registration statement under the Securities Act, or the shares are sold in compliance with Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Generally, Rule 145 permits such affiliates to sell these type of shares immediately following the acquisition in compliance with certain volume limitations and manner of sale requirements. Under Rule 145, sales by affiliates during any three-month period cannot exceed the greater of 1% of the shares of common stock of Zap.Com outstanding and the average weekly reported volume of trading of shares of Zap.Com common stock on all national securities exchanges during the four calendar weeks preceding the proposed sale. These restrictions will cease to apply under most other circumstances if the affiliate has held the common stock for at least one year, provided that the person or entity is not then an affiliate of Zap.Com. Individuals who are not affiliates of the entity being acquired and do not become affiliates of Zap.Com will not be subject to resale restrictions under Rule 145 and, unless otherwise contractually restricted, may resell common stock immediately following the acquisition without an effective registration statement under the Securities Act. The ability of affiliates to resell shares of the common stock under Rule 145 will be subject to Zap.Com having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale.

                 ALTERNATE BACK COVER PAGE FOR SHELF PROSPECTUS

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  ZAP.COM LOGO

                                   PROSPECTUS

                               30,000,000 SHARES

                              ZAP.COM CORPORATION

                                  COMMON STOCK

                      DATED:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses in connection with the issuance and distribution of the securities being registered hereby are itemized below.

Securities and Exchange Commission registration fee.........  $ 80,850
Blue Sky fees and expenses..................................    50,000
Accounting fees and expenses................................    20,000
Legal fees and expenses.....................................   150,000
Printing and engraving expenses.............................    40,000
Miscellaneous...............................................    25,000
                                                              --------
          Total.............................................  $365,850
                                                              ========

ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Zap.Com's Restated Articles of Incorporation and Amended and Restated By-Laws limit the liability of directors to the fullest extent permitted by Nevada law. This is intended to eliminate the potential liabilities of Zap.Com's officers and directors for breach of their fiduciary duties as directors, except under circumstances which include the following: (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (2) the willful or grossly negligent payment of unlawful distributions.

     The Nevada Corporation Law and Zap.Com's Restated Articles of Incorporation and Amended and Restated By-Laws authorize indemnification of a director, officer, employee or agent of Zap.Com against expenses incurred by him or her in connection with any action, suit or proceeding to which this person is named a party by reason of having acted or served in this capacity, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Zap.Com and, with respect to any criminal proceeding had no reasonable cause to believe his conduct was unlawful. A director, officer, employee or agent of Zap.Com against whom a judgment or settlement is obtained resulting from lawsuits filed by Zap.Com or derivative suits filed on behalf of Zap.Com person cannot be indemnified for the expenses he incurs unless and only to the extent that a court determines that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for those expenses. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Zap.Com pursuant to the foregoing provisions, Zap.Com has been informed that, in the opinion of the Securities and Exchange Commission, indemnification for these is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     In April 1998, Zap.Com issued 1,000 shares of common stock to Zapata in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2). On November 12, 1999, Zap.Com effected a 49,450-for-one share stock split and in connection with the split, Zapata contributed $9,000,000 to the Company's capital. This contribution consisted of $8,000,000 in cash and $1,000,000 in inter-company debt forgiveness. These securities were issued pursuant to an exemption from the registration requirements provided by Section 3(c)(9) of the Securities Act.

     In November 1999 Zap.Com issued to Malcolm Glazer and Avram Glazer 550,000 shares of common stock in connection with their investment of $1,100,000 in Zap.Com in a transaction exempt from the registration requirements pursuant to
Section 4(2) of the Securities Act.

     In April and June 1999, Zap.Com issued stock options to current and future officers and employees of Zap.Com to purchase up to 755,000 shares of common stock at an exercise price of $5.00 per share. This issuance was exempt from registration under the Securities Act in reliance on Rule 701 promulgated under the Securities Act as offers and sales of securities pursuant to compensatory benefit plans and contracts relating to compensation in compliance with Rule 701. Zap.Com abandoned the rights offering in September 1999, thereby terminating these options.

     On October 20, 1999, Zap.Com granted stock options to officers and employees of Zap.Com to purchase up to 578,000 shares of common stock at an exercise price of $2.00 per share. This issuance was exempt from registration under the Securities Act in reliance on Rule 701 promulgated under the Securities Act as offers and sales of securities pursuant to compensatory benefit plans and contracts relating to compensation in compliance with Rule 701.

     On October 20, 1999, Zap.Com issued warrants to American Internetwork Sports Company, LLC to purchase up to 2,000,000 shares of common stock at an exercise price of $2.00 per share. These securities were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act.

     No underwriters, brokers or other agents were or will be involved in any of the above described transactions.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS -- SCHEDULES.

     (a) Exhibits:

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  3.1     Restated Articles of Incorporation of Zap.Com (Exhibit No.
          3.1)*
  3.2     Amended and Restated By-laws of Zap.Com (Exhibit No. 3.2)*
  4.1     Specimen Stock Certificate (Exhibit No. 4.1)*
  4.2     Warrant dated October 20, 1999 issued to American
          Internetwork Sports Company, LLC (Exhibit No. 4.2)*
  4.3     Zap.Com 1999 Long-Term Incentive Plan (Exhibit No. 4.3)*
  5.1     Opinion of Woods, Oviatt, Gilman, Sturman & Clarke LLP
 10.1     Investment and Distribution Agreement between Zap.Com and
          Zapata (Exhibit No. 10.1)*
 10.2     Services Agreement between Zap.Com and Zapata (Exhibit No.
          10.2)*
 10.3     Tax Sharing and Indemnity Agreement between Zap.Com and
          Zapata (Exhibit No. 10.3)*
 10.4     Registration Rights Agreement between Zap.Com and Zapata
          (Exhibit No. 10.4)*
 10.5     Consulting Agreement between Zap.Com and American
          Internetwork Sports Company, LLC (Exhibit No. 10.5)*
 10.6     NetGravity Ad Center Serivces Agreement dated September 30,
          1999 between NetGravity, Inc. and Zap.Com (Exhibit No.
          10.6)*
 10.7     Letter Agreement dated October 18, 1999 between EMC, Inc.
          and Zap.Com (Exhibit No. 10.7)*
 23.1     Consent of PricewaterhouseCoopers LLP
 23.2     Consent of Woods, Oviatt, Gilman, Sturman & Clarke LLP
          (contained in Exhibit 5.1)
 27       Financial Data Schedule

---------------
* Incorporated by reference to the exhibit number referenced in the parenthesis and filed with Zap.Com's Registration Statement of Form S-1 (File No. 333-76135) originally filed with the Securities and Exchange Commission on April 12, 1999, as amended.

     (b) No Financial Statements Schedules are filed a part of this registration statement.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant, each hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions set forth in Item 14 above, or otherwise, the Registrant has been advised in the opinion of the Securities and Exchange Commission such indemnification for these types of claims is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred, or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and the Registrant will be governed by the final adjudication of such issue.

     The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, New York, on December 30, 1999.

                                          ZAP.COM CORPORATION

                                          By: /s/ AVRAM GLAZER
                                            ------------------------------------
                                            Name: Avram Glazer
                                            Title: Chief Executive Officer and
                                              President

     In accordance with the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in their capacities and on the date signed.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
                 /s/ AVRAM GLAZER                    Chairman of the Board of        December 30, 1999
---------------------------------------------------    Directors, Director, Chief
                  (Avram Glazer)                       Executive Officer and
                                                       President

[insert signatures for new directors]

                /s/ LEONARD DISALVO                  Vice President Finance,         December 30, 1999
---------------------------------------------------    Chief Financial Officer
                 (Leonard DiSalvo)                     and Principal Accounting
                                                       Officer

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  3.1     Restated Articles of Incorporation of Zap.Com (Exhibit 3.1)*
  3.2     Amended and Restated By-laws of Zap.Com (Exhibit 3.2)*
  4.1     Specimen Stock Certificate (Exhibit 4.1)*
  4.2.    Warrant dated October 20, 1999 issued to American
          Internetwork Sports Company, LLC (Exhibit 4.2)*
  4.3     Zap.Com 1999 Long-Term Incentive Plan (Exhibit 4.3)*
  5.1     Opinion of Woods, Oviatt, Gilman, Sturman & Clarke LLP
 10.1     Investment and Distribution Agreement dated October 20, 1999 between Zap.Com and Zapata (Exhibit 10.1)*
 10.2     Services Agreement dated October 20, 1999 between Zap.Com
          and Zapata (Exhibit 10.2)*
 10.3     Tax Sharing and Indemnity Agreement dated October 20, 1999 between Zap.Com and Zapata (Exhibit 10.3)*
 10.4     Registration Rights Agreement dated October 20, 1999 between
          Zap.Com and Zapata (Exhibit 10.4)*
 10.5     Consulting Agreement dated October 20, 1999 between ZAP.Com and American Internetwork Sports Company, LLC (Exhibit
          10.5)*
 10.6     NetGravity AdCenter Service Agreement dated September 30,
          1999 between NetGravity, Inc. and Zap.Com (Exhibit 10.6)*
 10.7     Letter Agreement dated October 18, 1999 between EMC, Inc.
          and Zap.Com (Exhibit 10.7)*
 23.1     Consent of PricewaterhouseCoopers LLP
 23.2     Consent of Woods, Oviatt, Gilman, Sturman & Clarke LLP
          contained in (Exhibit 5.1)
 27       Financial Data Schedule

---------------
 * Incorporated by reference to the exhibit number indicated in the parenthesis and filed with Zap.Com's registration statement on Form S-1 (registration no. 333-76135) originally filed with Securities and Exchange Commission on April 12, 1999, as amended.